     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1999
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            ENERGY EAST CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

       NEW YORK                            6719                           14-1798693
    (State or Other            (Primary Standard Industrial            (I.R.S. Employer
    Jurisdiction of             Classification Code Number)           Identification No.)
   Incorporation or
     Organization)

                                 P. O. BOX 1196
                            STAMFORD, CT 06904-1196
                                 (203) 325-0690
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                              KENNETH M. JASINSKI
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            ENERGY EAST CORPORATION
                                 P. O. BOX 1196
                            STAMFORD, CT 06904-1196
                                 (203) 325-0690
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                         ------------------------------
                                WITH COPIES TO:

           SETH A. KAPLAN                       WILLIAM S. LAMB                         LEONARD BLUM
   Wachtell, Lipton, Rosen & Katz       LeBoeuf, Lamb, Greene & MacRae,            Huber Lawrence & Abell
        51 West 52nd Street                          L.L.P.                           605 Third Avenue
      New York, NY 10019-6150                 125 West 55th Street                   New York, NY 10158
           (212) 403-1000                      New York, NY 10019                      (212) 682-6200
                                                 (212) 424-8000

                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger of Connecticut Energy Corporation with and into Merger Co., pursuant to the Agreement and Plan of Merger, dated as of April 23, 1999, amended as of July 15, 1999, among those two parties and the Registrant, described in the enclosed proxy statement/prospectus, have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
        TITLE OF EACH CLASS OF             AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION FEE
     SECURITIES TO BE REGISTERED          REGISTERED(1)          SHARE(1)            PRICE(2)              (3)
Common Stock ($0.01 Par Value)........         N/A                 N/A             $183,406,868          $50,988

(1) Pursuant to Securities Act Rule 457(o), this information is not included.

(2) Pursuant to Securities Act Rule 457(c), (f)(1) and (f)(3), and estimated solely for purposes of calculating the registration fee, the proposed maximum aggregate offering price is $183,406,868, which equals (i) the product of (a) the average of the high and low prices of the common stock, par value $1.00 per share, of Connecticut Energy, of $38.6563, as reported on the New York Stock Exchange on July 21, 1999, multiplied by (b) the total number of shares of common stock to be canceled (which is 10,387,615), less
    (ii) the amount of cash paid by the Registrant in exchange for shares of common stock (which equals $42.00 times the number of shares of common stock to be converted into cash (which is 5,193,807)).

(3) On May 28, 1999, Connecticut Energy filed a preliminary proxy statement/prospectus in connection with the Merger and, pursuant to Exchange Act Rules 14a-6(i)(1) and 0-11, paid a fee of $82,847. Pursuant to Securities Act Rule 457(b), no additional fee need be paid upon filing of this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              DATED JULY   , 1999

                           CONNECTICUT ENERGY CORPORATION

                    PROPOSED MERGER--YOUR VOTE IS IMPORTANT

    The boards of directors of Energy East Corporation and Connecticut Energy Corporation have agreed to a merger in which Connecticut Energy will merge into Merger Co., a wholly owned subsidiary of Energy East.

    In exchange for each share of Connecticut Energy common stock, Connecticut Energy shareholders will have the option to receive either $42.00 in cash or a number of shares of Energy East common stock valued at $42.00, subject to restrictions on the maximum and minimum number of Energy East shares to be issued. The number of Energy East shares to be exchanged for each Connecticut Energy share will be between 1.43 and 1.82, based on the value of Energy East shares during a 20-day period before the effective time of the merger. Connecticut Energy shareholders can choose to convert some of their Connecticut Energy shares into cash and others into Energy East shares.

    Under the merger agreement, 50% of the Connecticut Energy shares must be exchanged for cash, and 50% must be exchanged for Energy East shares. Therefore, if shareholders owning more than 50% of the Connecticut Energy shares elect to receive cash, the number of Connecticut Energy shares that will be converted into cash will be less than the number elected. Similarly, if shareholders owning more than 50% of the Connecticut Energy shares elect to receive Energy East shares, the number of Connecticut Energy shares that will be converted into Energy East shares will be less than the number elected.

    PLEASE SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF POTENTIAL RISKS INVOLVED IN THE MERGER.

    This proxy statement/prospectus contains answers to frequently asked questions and a summary description of the merger (beginning on page 1), followed by a more detailed discussion of the merger and other related matters. Because these answers and this summary are not, by their nature, complete, we urge you to read this proxy statement/prospectus in its entirety.

    Connecticut Energy and Energy East cannot complete the merger unless Connecticut Energy shareholders approve the merger agreement. We have scheduled a special meeting of shareholders to vote on this matter.

    YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by completing the enclosed proxy card and mailing it to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted in favor of the merger agreement.

    Only shareholders of record of Connecticut Energy on July 12, 1999 are entitled to attend and vote at the special meeting. The date, time and place of the special meeting are as follows:

                          Tuesday, September 14, 1999
                             10:00 a.m. local time

                          The Trumbull Marriott Hotel
                                180 Hawley Lane
                             Trumbull, Connecticut

    This proxy statement/prospectus provides you with detailed information about the merger and other related matters. We encourage you to read the entire proxy statement/prospectus carefully. In addition, you may obtain information about the two companies from documents they have filed with the Securities and Exchange Commission.

                                          CONNECTICUT ENERGY CORPORATION

                                          /s/ J.R. Crespo
                                          Chairman, President & Chief Executive
                                          Officer

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED THE MERGER OR THE ISSUANCE OF ENERGY EAST SHARES, OR DETERMINED WHETHER THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This document is also the prospectus of Energy East for the shares that it will issue in connection with the merger. Energy East shares are traded on the New York Stock Exchange under the symbol "NEG." On July 21, 1999, the last full trading day for which it was practicable to obtain market price data prior to the printing of this proxy statement/prospectus, the closing sales price for Energy East shares, as reported in THE WALL STREET JOURNAL's New York Stock Exchange Composite Transactions Report, was $26.375 per share.

    Energy East has furnished all the information in this proxy statement/prospectus concerning Energy East, and Connecticut Energy has furnished all the information concerning Connecticut Energy.

                Proxy statement/prospectus dated July [  ], 1999
                        and first mailed to shareholders
                           on or about July   , 1999.

                         CONNECTICUT ENERGY CORPORATION
                                855 MAIN STREET
                         BRIDGEPORT, CONNECTICUT 06604
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 14, 1999

To the Shareholders of Connecticut Energy Corporation:

    The Connecticut Energy board of directors is pleased to provide you with notice of and cordially invites you to attend in person or by proxy the special meeting of Connecticut Energy shareholders, which will be held at the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, Connecticut, on Tuesday, September 14, 1999 at 10:00 a.m. local time, for the sole purpose of approving the merger agreement among Connecticut Energy, Energy East Corporation and Merger Co.

    Connecticut Energy shareholders who do not vote their Connecticut Energy shares in favor of the merger and who deliver to Connecticut Energy before the vote is taken a notice of intent to exercise dissenters' rights of appraisal will be entitled to assert these rights under Connecticut law. If the merger is approved, these shareholders will receive a cash payment representing the fair market value of the shares they currently hold, and not the consideration payable in the merger. A copy of the sections of Connecticut law that govern this process is attached as Appendix C to the accompanying proxy statement/prospectus.

    Additional information about the matter that will be considered and acted upon at the special meeting may be found in the accompanying proxy statement/prospectus.

    Only Connecticut Energy shareholders as of the close of business on July 12, 1999 are entitled to notice of and to vote at the special meeting or any postponements or adjournments thereof.

    THE CONNECTICUT ENERGY BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF CONNECTICUT ENERGY SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT AND RELATED TRANSACTIONS AT THE SPECIAL MEETING.

    Please sign, date and return the accompanying proxy in the enclosed addressed envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time before the vote is taken by delivering to the Secretary a written revocation or a proxy with a later date or by oral revocation in person to the Secretary at the special meeting.

                                          By Order of the Board of Directors,

                                          /s/ Samuel W. Bowlby

                                          Samuel W. Bowlby
                                          Secretary

Bridgeport, Connecticut
July [  ], 1999

    IT IS IMPORTANT THAT YOU SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. FAILURE TO SECURE A QUORUM ON THE DATE SET FOR THE SPECIAL MEETING WOULD REQUIRE AN ADJOURNMENT THAT WOULD CAUSE US TO INCUR CONSIDERABLE ADDITIONAL EXPENSE.

    IF YOU PLAN ON ATTENDING THE SPECIAL MEETING IN PERSON, YOU MUST BRING THE ADMISSION TICKET INCLUDED WITH YOUR PROXY MATERIALS.

          PLEASE DO NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

   REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, YOUR VOTE IS VERY IMPORTANT.

TO FIND ANY ONE OF THE PRINCIPAL SECTIONS OF THIS PROXY STATEMENT/PROSPECTUS IDENTIFIED BELOW, SIMPLY BEND THE DOCUMENT SLIGHTLY TO EXPOSE THE BLACK TABS AND OPEN THE DOCUMENT TO THE TAB THAT CORRESPONDS TO THE TITLE OF THE SECTION YOU WISH TO READ.

                                                               TABLE OF CONTENTS

                                          QUESTIONS AND ANSWERS ABOUT THE MERGER

                                                                         SUMMARY

                                                                    RISK FACTORS

                                                                   THE COMPANIES

                                                             THE SPECIAL MEETING

                                                                      THE MERGER

              DISSENTERS' RIGHTS OF APPRAISAL OF CONNECTICUT ENERGY SHAREHOLDERS

                                                            THE MERGER AGREEMENT

                     UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                COMPARATIVE RIGHTS OF CONNECTICUT ENERGY SHAREHOLDERS AND ENERGY
                                                               EAST SHAREHOLDERS

                                                              ADDITIONAL MATTERS

                                                                      APPENDICES

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
Questions and Answers About the Merger.....................................................................          1
Cautionary Statement Regarding Forward-Looking Statements..................................................          4
Summary....................................................................................................          6
  The Companies............................................................................................          6
  The Special Meeting......................................................................................          6
  Share Ownership of Management............................................................................          7
  The Merger...............................................................................................          7
  Dissenters' Rights of Appraisal of Connecticut Energy Shareholders.......................................          8
  The Merger Agreement.....................................................................................          8
  Comparative Rights of Connecticut Energy Shareholders and Energy East Shareholders.......................         10
  Comparative Per Share Market Price and Dividend Information..............................................         11
  Unaudited Pro Forma Comparative Per Share Data...........................................................         13
  Selected Financial Information...........................................................................         15
Risk Factors...............................................................................................         19
  The Amount of Consideration Shareholders Receive May Vary as a Result of Stock-Price Fluctuations Prior
    to the Completion of the Merger........................................................................         19
  Regulatory Agencies Could Delay or Refuse to Approve the Merger or Impose Conditions that Could Have an
    Adverse Effect.........................................................................................         20
  Uncertainties in Integrating Energy East, Connecticut Energy, CMP Group and CTG Resources................         20
  Competitive and Regulatory Conditions....................................................................         20
  Year-2000 Readiness Disclosure Statement.................................................................         20
The Companies..............................................................................................         22
  Energy East..............................................................................................         22
  Merger Co................................................................................................         24
  Connecticut Energy.......................................................................................         24
The Special Meeting........................................................................................         26
  Purpose, Time and Place..................................................................................         26
  Record Date, Voting Power and Vote Required..............................................................         26
  Share Ownership of Management............................................................................         26
  Voting of Proxies........................................................................................         26
  Revocability of Proxies..................................................................................         27
  Solicitation of Proxies..................................................................................         27
No Vote Required for Energy East Shareholders..............................................................         28
The Merger.................................................................................................         29
  General Description of the Merger........................................................................         29
  Background...............................................................................................         30
  Connecticut Energy Reasons for the Merger................................................................         32
  Recommendation of the Connecticut Energy Board of Directors..............................................         33
  Opinion of the Financial Advisor to the Connecticut Energy Board.........................................         34
  Effective Time of the Merger.............................................................................         39
  Certificate of Incorporation and By-Laws.................................................................         39
  Directors and Officers...................................................................................         40
  Accounting Treatment.....................................................................................         40
  Regulatory Approvals.....................................................................................         40
  Listing of the Energy East Shares on the New York Stock Exchange.........................................         43
  Resale of the Energy East Shares Issued in the Merger; Connecticut Energy Affiliates.....................         43

                                                                                                               PAGE
                                                                                                             ---------
  Interests of Certain Persons in the Merger...............................................................         43
  Material Federal Income Tax Consequences of the Merger...................................................         47
  Connecticut Energy Stock Plans...........................................................................         51
Dissenters' Rights of Appraisal of Connecticut Energy Shareholders.........................................         52
The Merger Agreement.......................................................................................         55
  General..................................................................................................         55
  Corporate Governance Matters.............................................................................         55
  Conversion of Connecticut Energy Shares..................................................................         55
  Representations and Warranties...........................................................................         58
  Covenants................................................................................................         59
  Additional Agreements....................................................................................         61
  Conditions...............................................................................................         64
  Termination, Amendment and Waiver........................................................................         65
Share Ownership of Management and Certain Beneficial Owners................................................         68
Unaudited Pro Forma Combined Condensed Financial Statements................................................         70
  Unaudited Pro Forma Combined Condensed Financial Statements Giving Effect to the Sales of Energy East's
    Generation Assets and the Connecticut Energy Merger....................................................         72
  Unaudited Pro Forma Combined Condensed Financial Statements Giving Effect to the Sales of Energy East's
    Generation Assets, the Connecticut Energy Merger, the Sale of CMP Group's Generation Assets and the CMP
    Group Merger...........................................................................................         78
  Unaudited Pro Forma Combined Condensed Financial Statements Giving Effect to the Sales of Energy East's
    Generation Assets, the Connecticut Energy Merger, the Sale of CMP Group's Generation Assets, the CMP
    Group Merger and the CTG Resources Merger..............................................................         84
Comparative Rights of Connecticut Energy Shareholders and Energy East Shareholders.........................         90
  Authorized Capital Stock.................................................................................         90
  Voting Rights............................................................................................         90
  Dividends................................................................................................         90
  Election and Classification of the Board of Directors....................................................         91
  Size of the Board of Directors...........................................................................         91
  Removal of Directors; Filling of Vacancies...............................................................         91
  Special Meetings of Shareholders.........................................................................         91
  Advance Notice Provisions................................................................................         92
  Indemnification of Directors and Officers................................................................         92
  Amendment of Certificate of Incorporation................................................................         93
  Amendment of By-Laws.....................................................................................         93
  Duty of Directors........................................................................................         93
  Business Combinations....................................................................................         94
  Fair Price Provisions....................................................................................         95
  State Law Takeover Legislation...........................................................................         95
  Shareholder Rights Plan..................................................................................         95
Legal Matters..............................................................................................         97
Experts....................................................................................................         97
Independent Public Accountants.............................................................................         97
Other Matters..............................................................................................         97
Shareholder Proposals......................................................................................         97
Certain Proxy Card Matters.................................................................................         98
Where You Can Find More Information........................................................................         99
Index of Defined Terms.....................................................................................        101

                                                                                                               PAGE
                                                                                                             ---------
                                                APPENDICES

APPENDIX A--Agreement and Plan of Merger, dated as of April 23, 1999, amended as of July 15, 1999..........        A-i
APPENDIX B--Opinion of Morgan Stanley & Co. Incorporated...................................................        B-1
APPENDIX C--Part XIII. of the Connecticut Business Corporation Act.........................................        C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.  WHAT WILL HAPPEN IN THE PROPOSED TRANSACTION?

A. Connecticut Energy will become a direct subsidiary of Energy East by merging into Merger Co., a wholly owned subsidiary of Energy East.

Q.  WHY HAS CONNECTICUT ENERGY DECIDED TO MERGE?

A. The board of directors and management of Connecticut Energy believe that the merger will help position the combined company to become one of the premier distribution companies for energy distribution and other energy-related services in the northeastern United States by increasing financial flexibility and providing strategic growth opportunities that will benefit the combined company and its shareholders, customers and employees in a manner that Connecticut Energy could not achieve on its own.

    Please read the more detailed description of Connecticut Energy's reasons for the merger on page 32.

Q.  WHAT WILL CONNECTICUT ENERGY SHAREHOLDERS RECEIVE?

A. Connecticut Energy shareholders will have the option to elect to receive, in exchange for each of their Connecticut Energy shares, either $42.00 in cash or a number of Energy East shares valued at $42.00, subject to limitations on the maximum and minimum number of Energy East shares to be issued. The number of Energy East shares to be exchanged for each Connecticut Energy share will be between 1.43 and 1.82, based on the value of Energy East shares during a 20-day period before the effective time of the merger (i.e., the time when the merger is completed). Connecticut Energy shareholders can choose to convert some of their Connecticut Energy shares into cash and others into Energy East shares.

    Please read the more detailed description of the consideration to be issued in the merger on pages 55 to 56.

Q.  WILL I RECEIVE THE SPECIFIC AMOUNTS OF CASH AND STOCK THAT I ELECT?

A. Due to a requirement contained in the merger agreement that half of the Connecticut Energy shares must be converted into cash and half must be converted into Energy East shares, the amounts of cash and stock you receive may be different from the amounts you elect. For example, if Connecticut Energy shareholders owning more than 50% of Connecticut Energy shares elect to receive cash, the number of Connecticut Energy shares converted into cash will be less than the number elected. Similarly, if Connecticut Energy shareholders owning more than 50% of Connecticut Energy shares elect to receive Energy East shares, the number of Connecticut Energy shares converted into Energy East shares will be less than the number elected.

    For tax reasons that are explained on page 56, Energy East might have to increase the number of Connecticut Energy shares converted into Energy East shares and decrease the number of Connecticut Energy shares converted into cash.

    Energy East will not issue any fractional shares in the merger. Instead, you will get cash for any fractional shares that you would otherwise receive.

    If you participate in the Connecticut Energy Dividend Reinvestment and Stock Purchase Plan, the Non-Employee Director Stock Plan or the Restricted Stock Award Plan, cash that you are entitled to receive under the merger agreement will be distributed to you. The trustee under The Southern Connecticut Gas Company Target Plan has been directed to elect to receive Energy East shares in exchange for the Connecticut Energy shares held under the plan. Any cash distributed in respect of Connecticut Energy shares held under the plan, by virtue of oversubscription of the stock election, will be reinvested in Energy East shares.

    Please read the more detailed description of the allocation procedures on page 56.

Q.  WHAT DO I NEED TO DO NOW?

A. After you carefully read this document, please complete, sign, date and mail your proxy card in the enclosed return envelope as soon as possible. That way, your Connecticut Energy shares can be represented at the special meeting.

    If you participate in the Connecticut Energy Dividend Reinvestment and Stock Purchase Plan, The Southern Connecticut Gas Company Target Plan, the Non-Employee Director Stock Plan or the Restricted Stock Award Plan, and you own uncertificated shares in these plans, your proxy card covers both plan shares and certificated shares unless the registrations are different. If you have registrations in different names, you will receive a separate proxy card for each name registration. If a broker holds your shares as nominee, you will receive a voter-information form from your broker.

    Connecticut Energy and Energy East cannot complete the merger unless two-thirds of the outstanding Connecticut Energy shares approve the merger agreement. Your vote is very important.

    THE CONNECTICUT ENERGY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" APPROVAL OF THE MERGER AGREEMENT.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. You should continue to hold your stock certificates until we send you a form of election that you can use to indicate your preference as to the type of payment you would like to receive in the merger. You will not receive this notice until after the special meeting has occurred, but not less than 30 days prior to the effective time of the merger. At that time, you will be given instructions for sending in your certificates. If you currently hold your Connecticut Energy shares in uncertificated form, for example, through the Connecticut Energy Dividend Reinvestment and Stock Purchase Plan, The Southern Connecticut Gas Company Target Plan, the Non-Employee Director Stock Plan or the Restricted Stock Award Plan or if a broker holds your shares as nominee, you do not need to request that certificates be issued. After the merger is completed, you will receive written information on the exchange of these shares.

Q.  WHO MUST APPROVE THE MERGER?

A. In addition to approvals by the Energy East, Connecticut Energy and Merger Co. boards of directors, all of which have already been obtained, the merger must be approved by the holders of two-thirds of the Connecticut Energy shares. We must also obtain some regulatory approvals for the merger. Please read the more detailed description of the regulatory approvals on pages 40 to 42.

Q.  DO ENERGY EAST SHAREHOLDERS VOTE ON THE MERGER?

A. No. Only Connecticut Energy shareholders vote on the merger.

Q.  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A. We are working to complete all aspects of the merger as quickly as possible. Currently, we expect to complete the merger by early 2000.

Q. WHAT HAPPENS IF I DO NOT INSTRUCT A BROKER HANDLING MY SHARES ON HOW TO VOTE ON THE MERGER OR IF I ABSTAIN FROM VOTING?

A. If a broker holds your Connecticut Energy shares as nominee, he will not be able to vote them without instructions from you.

    If you mark your proxy "Abstain" or do not instruct your broker on how to vote, your shares will have the effect of a vote against the merger agreement.

Q.  CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED AND DATED PROXY CARD?

A. If you would like to revoke your proxy in writing, you must deliver to the Secretary of Connecticut Energy, at any time before the vote has been taken at the special meeting, a written revocation or a proxy bearing a later date. We will count only the most recently dated proxy at the special meeting. You should send these to: Connecticut Energy Corporation, 855 Main Street, Bridgeport, Connecticut 06604, Attention: Secretary.

    Alternatively, you may attend the special meeting in person and revoke your proxy orally before the vote takes place.

Q. WHOM SHOULD I CALL IF I HAVE ANY ADDITIONAL QUESTIONS OR WANT TO REQUEST A COPY OF THIS DOCUMENT?

A. You may call Connecticut Energy Shareholder Services at (800) 760-7776 with respect to questions regarding voting or to request a copy of this document.

Q. ON WHAT OTHER MATTERS WILL CONNECTICUT ENERGY SHAREHOLDERS VOTE AT THE SPECIAL MEETING?

A. Connecticut Energy shareholders will not vote on any other matters at the special meeting, except possibly procedural items relating to the conduct of the special meeting.

Q. ASSUMING I RECEIVE ENERGY EAST SHARES IN THE MERGER, WILL MY RIGHTS AS A SHAREHOLDER CHANGE AS A RESULT OF THE MERGER?

A. Yes. For a summary of material differences between the rights of Connecticut Energy shareholders and the rights of Energy East shareholders, see pages 90 to 96 of this document.

Q. I UNDERSTAND THAT ENERGY EAST IS INVOLVED IN SOME OTHER MERGERS. IS THE MERGER WITH CONNECTICUT ENERGY CONTINGENT ON THOSE OTHER MERGERS BEING COMPLETED?

A. In June 1999, consistent with Energy East's strategy of selectively growing its distribution business in the northeastern United States, Energy East entered into merger agreements with CMP Group, an exempt public utility holding company located in Maine, and CTG Resources, an exempt public utility holding company located in Connecticut. The merger between Connecticut Energy and Energy East is not contingent upon the completion of these mergers.

    For more information on the CMP Group and CTG Resources mergers, please read the pro forma financial statements and accompanying notes on pages 70 to 89.

Q. WHERE CAN I FIND MORE INFORMATION ABOUT ENERGY EAST, CONNECTICUT ENERGY, CMP GROUP AND CTG RESOURCES?

A. Various sources described under "Where You Can Find More Information" on pages 99 to 100 of this document provide further information.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    This document contains some forward-looking statements that involve risks and uncertainties. We may make these statements about the financial condition, results of operations and business of Energy East and Connecticut Energy. These statements may be made directly in this document referring to Energy East or Connecticut Energy, or may be "incorporated by reference" from other documents filed with the Securities and Exchange Commission. This document may also include statements relating to the period following the completion of the merger. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions in this document or in the documents incorporated by reference.

    These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ from those indicated by such forward-looking statements include, among others, the following:

    - the fact that these forward-looking statements are based on information of a preliminary nature which may be subject to further and continuing review and adjustment;

    - the risk of a significant delay in the expected completion of, and unexpected consequences resulting from, the merger;

    - the highly competitive nature of the electric, natural gas and energy marketing industries, including the speed and degree to which competition enters these industries and the risk that other companies will further expand into markets in which Energy East, Connecticut Energy or the combined company operates;

    - the risk that fluctuating energy prices may affect revenues;

    - the risk that government authorities may impose unfavorable terms as a condition of merger;

    - the risk of favorable customer contracts expiring or being renewed on less attractive terms;

    - problems arising from the potential inability of computers to recognize and process properly date-sensitive information beyond January 1, 2000, which may result in an interruption in, or a failure of, normal business activities or operations;

    - the risks associated with future weather conditions;

    - the risks associated with changes in customer demographics in the service territories of the combined company and the pursuit of new markets;

    - difficulties in completing the proposed mergers with CMP Group and CTG Resources and complications arising from the integration of Connecticut Energy, CMP Group and CTG Resources with Energy East;

    - other considerations that may be disclosed from time to time in Energy East's or Connecticut Energy's publicly disseminated documents or filings;

    - regulatory issues, including the pace of deregulation of the retail natural gas and electricity markets in the United States;

    - inflation; and

    - exposure to environmental issues and liabilities, as well as potential changes in environmental regulations.

You should not place undue reliance on the forward-looking statements, which speak only as of the date of this document, or, in the case of a document incorporated by reference, the date of that document.

    The cautionary statements in this section expressly qualify, in their entirety, all subsequent forward-looking statements attributable to Energy East, Connecticut Energy or any person acting on their behalf. Neither Energy East nor Connecticut Energy undertakes any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances occurring after the date of this document.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION IN THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY, AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 99 OF THIS DOCUMENT. EACH ITEM IN THIS SUMMARY INCLUDES A PAGE REFERENCE DIRECTING YOU TO A MORE COMPLETE DESCRIPTION OF THAT ITEM. ("WE" AND "OUR" AS USED IN THIS DOCUMENT REFERS TO CONNECTICUT ENERGY.)

                                 THE COMPANIES
ENERGY EAST (SEE PAGES 22 TO 23)
Energy East Corporation
P.O. Box 1196
Stamford, Connecticut 06904-1196
(203) 325-0690

    Energy East is a holding company that was organized under the laws of the State of New York in 1997. Energy East, through its subsidiaries, is an energy delivery, products and services company with operations in New York, Massachusetts, Maine, New Hampshire, Vermont and New Jersey, and offices in New York and Connecticut. Energy East is the parent of New York State Electric & Gas Corporation, a regulated public utility company. Energy East's nonutility subsidiaries include XENERGY Enterprises, Inc. and Energy East Enterprises, Inc., which invest in energy ventures and providers of energy-related and telecommunication services.

    Energy East has adopted a strategy of selling its generation assets and using a portion of the proceeds to grow selectively its distribution business in the northeastern United States. Consistent with this strategy, Energy East sold its coal-fired generation assets to Edison Mission Energy in March 1999 and to The AES Corporation in May 1999. In addition, Energy East expects to complete by early next year the sale of its 18% interest in Nine Mile Point nuclear generating unit No. 2 to AmerGen Energy Company. The net cash received from these sales is being used to repurchase Energy East shares and will be used to help fund Energy East's business combinations with Connecticut Energy, CMP Group and CTG Resources.

CONNECTICUT ENERGY (SEE PAGES 24 TO 25)
Connecticut Energy Corporation
855 Main Street
Bridgeport, Connecticut 06604
(800) 760-7776

    Connecticut Energy is a holding company whose businesses include the retail distribution of regulated natural gas and other energy-related non-regulated activities. Connecticut Energy's principal subsidiary, The Southern Connecticut Gas Company, serves approximately 158,000 natural gas customers in 22 communities in Connecticut. Through its energy-related non-regulated subsidiaries, Connecticut Energy participates in energy sales, energy services and a natural gas purchasing cooperative, and invests in ventures that develop and market innovative energy-related products.

MERGER CO. (SEE PAGE 24)
Merger Co.
P.O. Box 1196
Stamford, Connecticut 06904-1196
(203) 325-0690

    Merger Co. is a wholly owned subsidiary of Energy East, formed under the laws of the State of Connecticut solely for the purpose of completing the merger with Connecticut Energy.

                    THE SPECIAL MEETING (SEE PAGES 26 TO 27)

    The special meeting of Connecticut Energy shareholders will be held at the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, Connecticut, on Tuesday, September 14, 1999, at 10:00 a.m. local time.

    At the special meeting, we will ask you to vote upon a proposal to approve the merger agreement. Approval of the merger agreement requires the affirmative vote of at least two-thirds of the outstanding Connecticut Energy shares.

    Only the Connecticut Energy shareholders at the close of business on the record date, July 12, 1999, will be entitled to notice of and to vote at the special meeting.

    Each Connecticut Energy share carries one vote. As of the close of business on July 12, 1999, 10,387,615 votes were eligible to be cast at the special meeting.

                  SHARE OWNERSHIP OF MANAGEMENT (SEE PAGE 68)

    On July 12, 1999, directors and executive officers of Connecticut Energy and their affiliates beneficially owned approximately 1.52% of the outstanding Connecticut Energy shares. It is expected that all of these directors and executive officers will vote their shares FOR the approval of the merger agreement.

                                   THE MERGER

REASONS FOR AND BACKGROUND OF THE MERGER (SEE PAGES 30 TO 32)

    You should review the factors that the Connecticut Energy board of directors considered when deciding whether to approve the merger.

RECOMMENDATION TO SHAREHOLDERS (SEE PAGES 33 TO 34)

    The Connecticut Energy board of directors has determined that the merger is in the best interests of the Connecticut Energy shareholders and unanimously recommends that Connecticut Energy shareholders vote to approve the merger agreement at the special meeting.

FAIRNESS OPINION (SEE PAGES 34 TO 39)

    In deciding to approve the merger, the Connecticut Energy board of directors considered, among other things, the opinion dated April 22, 1999 of Morgan Stanley & Co. Incorporated, its financial advisor, as to the fairness, from a financial point of view, of the consideration that Connecticut Energy shareholders will receive, based upon and subject to the various considerations noted in the opinion. A subsequent opinion dated July 22, 1999 is attached as Appendix B to this document and is also discussed on pages 34 to 39. We encourage you to read this opinion.
ACCOUNTING TREATMENT (SEE PAGE 40)

    The merger will be accounted for as an acquisition of Connecticut Energy by Energy East under the purchase method of accounting in accordance with generally accepted accounting principles. A portion of the purchase price will be allocated to nonutility assets and liabilities of Connecticut Energy based on their estimated fair market values at the date of acquisition. As a regulated utility, the assets and liabilities of The Southern Connecticut Gas Company will not be revalued. The difference between the purchase price, representing fair value, and the recorded amounts will be shown as goodwill on the balance sheet.

REGULATORY APPROVALS (SEE PAGES 40 TO 42)

    Connecticut Energy and Energy East must obtain regulatory approval from the Connecticut Department of Public Utility Control. In addition, both companies must file certain notification forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission. Finally, Energy East must obtain Securities and Exchange Commission approval of the acquisition under the Public Utility Holding Company Act and must either obtain an exemption from registration under that Act or register with the Securities and Exchange Commission as a holding company. Energy East expects that if it completes its proposed merger with CMP Group, Energy East will no longer be eligible for this exemption.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGES 43 TO 47)

    In considering the recommendation of the Connecticut Energy board of directors to approve the merger, Connecticut Energy shareholders should be aware that members of the Connecticut Energy board of directors and Connecticut Energy management will receive benefits as a result of the merger that will be in addition to or different from the benefits that Connecticut Energy shareholders receive generally. For example, J. R. Crespo, current chairman, president and chief executive officer of Connecticut Energy, will become president, chief executive officer and chairman of the board of directors of the surviving company in the merger (which will be a subsidiary of Energy East) and an officer of Energy East with the title of vice chairman. He will also hold other positions in other Energy East subsidiaries. Energy East will elect Mr. Crespo to its board of directors. In addition, new employment agreements with two members of Connecticut Energy management will begin at the effective time of the merger.

    The members of the Connecticut Energy board of directors knew about these additional interests and considered them when they approved the merger agreement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGES 47 TO 50)

    The U.S. federal income tax consequences of the merger to you will depend on the form of consideration you receive in the merger. If you receive solely Energy East shares for your Connecticut Energy shares, you will not recognize any gain or loss for U.S. federal income tax purposes (except with respect to cash received instead of fractional shares). If you receive part cash and part Energy East shares, and your adjusted basis in your Connecticut Energy shares is less than the sum of the amount of cash and the fair market value (as of the date of the merger) of the Energy East shares you receive, you will recognize a gain. This recognized gain will equal the lesser of (1) the sum of the amount of cash and the fair market value, as of the date of the merger, of the Energy East shares you receive, minus the adjusted basis of your Connecticut Energy shares, and (2) the amount of cash you receive. However, if you realize a loss because your adjusted basis in your Connecticut Energy shares is greater than the sum of the amount of cash and the fair market value, as of the date of the merger, of the Energy East shares you receive, the loss will not currently be allowed. If you receive solely cash, gain or loss will generally be recognized by you to the extent of the difference between the amount of cash you receive and your adjusted basis in your Connecticut Energy shares.

    The consequences described above assume, as expected, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

    THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

       DISSENTERS' RIGHTS OF APPRAISAL OF CONNECTICUT ENERGY SHAREHOLDERS
                              (SEE PAGES 52 TO 54)

    Dissenters' rights of appraisal permit shareholders to receive cash in the amount of the judicially determined fair value of their shares rather than the consideration that they would receive in the transaction under the merger agreement. Under Connecticut law, Connecticut Energy shareholders have dissenters' rights of appraisal in the merger. Therefore, if you follow the procedures required by Connecticut law and you dissent from the merger but the merger is eventually approved by Connecticut Energy shareholders and completed, you will receive a cash payment representing the judicially determined fair value of Connecticut Energy shares you currently hold. You may not receive the consideration payable under the merger agreement. The relevant provisions of Connecticut law governing this process are attached as Appendix C to this document.

                              THE MERGER AGREEMENT

    The merger agreement is the legal document that governs the merger. The merger agreement is attached as Appendix A to this document, and we encourage you to read it carefully.

CONVERSION OF CONNECTICUT ENERGY SHARES (SEE PAGES 55 TO 58)

    In the merger, Connecticut Energy shareholders will have the option to elect to receive either cash, Energy East shares or a combination of the two in return for their shares, subject to limitations on the maximum and minimum number of Energy East shares to be issued.

    Specifically, in exchange for each of their Connecticut Energy shares, Connecticut Energy shareholders will have the option to receive either $42.00 in cash or a number of Energy East shares valued at $42.00, subject to restrictions on the maximum and minimum number of Energy East shares to be issued. The number of Energy East shares to be exchanged for each Connecticut Energy share will be between 1.43 and 1.82, based on the value of Energy East shares during a 20-day period before the effective time of the merger. Connecticut Energy shareholders can choose to convert some of their Connecticut Energy shares into cash and others into Energy East shares.

    Under the merger agreement, 50% of the Connecticut Energy shares must be exchanged for cash, and 50% must be exchanged for Energy East shares. Therefore, if Connecticut Energy shareholders owning more than 50% of the Connecticut Energy shares elect to receive cash, the number of Connecticut Energy shares that will be converted into cash will be less than the number elected. Similarly, if Connecticut Energy shareholders owning more than 50% of the Connecticut Energy shares elect to receive Energy East shares, the number of Connecticut Energy shares that will be converted into Energy East shares will be less than the number elected.

CERTAIN COVENANTS (SEE PAGES 59 TO 61)

    Connecticut Energy has agreed not to solicit or encourage any proposal from any person to acquire Connecticut Energy or its assets, but it may respond, in certain circumstances, to unsolicited proposals that it receives.

CONDITIONS TO THE MERGER (SEE PAGES 64 TO 65)

    Completion of the merger depends upon satisfaction of a number of conditions. In addition to customary conditions relating to our compliance with the merger agreement, these conditions include the following:

    - the Securities and Exchange Commission approving the merger under the Public Utility Holding Company Act;

    - approval of the merger agreement by Connecticut Energy shareholders;

    - expiration or termination of the waiting period applicable to the merger under U.S. federal antitrust laws and obtaining other regulatory approvals, including one from the Connecticut Department of Public Utility Control;

    - absence of any injunction or legal restraint blocking the merger, or of any proceedings by a governmental authority to block the merger;

    - the Securities and Exchange Commission declaring effective, and the absence of a suspension by the Securities and Exchange Commission of the effectiveness of, the registration statement with respect to the Energy East shares to be issued in the merger;

    - the New York Stock Exchange approving for listing the Energy East shares to be issued in the merger;

    - Wachtell, Lipton, Rosen & Katz furnishing to Energy East, and LeBoeuf, Lamb, Greene & MacRae, L.L.P. furnishing to Connecticut Energy, opinions to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986; and

    - termination of an operating agreement of a joint venture to which an affiliate of Connecticut Energy is a party.

    The merger will occur, and your Connecticut Energy shares will be converted into the right to receive Energy East shares, cash or a combination of the two as soon as practicable after Connecticut Energy and Energy East satisfy all of the conditions in the merger agreement.

TERMINATION (SEE PAGES 65 TO 67)

    The merger agreement may be terminated, and the merger abandoned, only in the following circumstances:

    - if Energy East and Connecticut Energy mutually agree to terminate the merger agreement;

    - by either Energy East or Connecticut Energy, if there is any law or regulation that makes the merger illegal, or if any governmental authority issues a final, non-appealable order blocking the merger;

    - by either Energy East or Connecticut Energy, if the merger is not completed by April 23, 2000 (or October 23, 2000, if the only barrier to closing is that the requisite regulatory approvals have not been obtained);

    - by either Energy East or Connecticut Energy, if the other party materially breaches the merger agreement and fails to cure the breach;

    - by Energy East, if the Connecticut Energy board of directors withdraws its approval of the merger agreement, fails to reaffirm its approval of the merger agreement upon Energy East's request, approves a competing acquisition proposal or resolves to take any of these actions; or

    - by Connecticut Energy, prior to its shareholders' approval of the merger agreement, if Connecticut Energy receives a third-party proposal concerning another merger, sale of substantial assets or other business combination, in response to which the Connecticut Energy board of directors determines (based on the advice of outside counsel) that failure to accept the proposal would likely result in a breach of its members' fiduciary duties, and concludes in good faith that the person making the alternative proposal has demonstrated that it has obtained any necessary financing and that such proposal would be financially superior to the merger; provided that before Connecticut Energy may terminate the merger agreement, it must comply with additional conditions contained in the merger agreement discussed on pages 66 to 67.

    If either Energy East or Connecticut Energy materially breaches the merger agreement and the other party consequently terminates the agreement, the breaching party must pay the other party up to $5 million in expenses and fees. Moreover, if the merger agreement is terminated for any of the following reasons:

    - the Connecticut Energy board of directors decides to pursue an alternative acquisition proposal;
    - (1) Connecticut Energy shareholders fail to approve the merger agreement by April 23, 2000, (2) there is an alternative acquisition proposal outstanding at the time of the special meeting and (3) Connecticut Energy enters into a definitive agreement to consummate an alternative acquisition proposal within two years of the termination of the merger agreement; or

    - (1) the Connecticut Energy board of directors withdraws, modifies or fails to affirm its approval of the merger agreement, (2) there is an alternative acquisition proposal outstanding at the time of the termination of the merger agreement and (3) Connecticut Energy enters into a definitive agreement to consummate an alternative acquisition proposal within two years of the termination;

then Connecticut Energy must pay Energy East $17 million.

     COMPARATIVE RIGHTS OF CONNECTICUT ENERGY SHAREHOLDERS AND ENERGY EAST
                                  SHAREHOLDERS
                              (SEE PAGES 90 TO 96)

    If you receive Energy East shares in the merger, your rights as an Energy East shareholder will be governed by New York law and by Energy East's certificate of incorporation and by-laws. These rights differ in certain respects from your current Connecticut Energy shareholder rights, which are governed by Connecticut law and Connecticut Energy's certificate of incorporation and by-laws.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

    Energy East shares are listed and traded on the New York Stock Exchange under the symbol "NEG." Connecticut Energy shares are listed and traded on the New York Stock Exchange under the symbol "CNE."

    The following table provides trading and dividend information for Energy East shares and for Connecticut Energy shares for the periods indicated based on a calendar year. All of the prices set forth in this section and the next section are as reported on the New York Stock Exchange Composite Transaction Tape, based on published financial sources.

                                                  ENERGY EAST SHARES              CONNECTICUT ENERGY SHARES
                                           ---------------------------------  ---------------------------------
                                                                    CASH                               CASH
                                                                  DIVIDENDS                          DIVIDENDS
                                             HIGH        LOW      PER SHARE     HIGH        LOW      PER SHARE
                                           ---------  ---------  -----------  ---------  ---------  -----------
1997
  First Quarter..........................  $  12.25   $  10.625   $     .175  $  24.375  $  21.00    $    0.33
  Second Quarter.........................     11.25     10.3125         .175     24.25      22.25         0.33
  Third Quarter..........................    13.5938    10.4063         .175    24.9375     22.25         0.33
  Fourth Quarter.........................     17.875     12.875         .175    30.4375     22.75         0.33
1998
  First Quarter..........................  $  20.25   $ 16.5313   $     .175  $  30.75   $ 25.6875   $    0.33
  Second Quarter.........................    22.0938    19.4689         .20      32.25      25.625        0.335
  Third Quarter..........................    25.6875    19.9375         .20     29.6875    25.0625        0.335
  Fourth Quarter.........................     29.00      23.375         .20      32.00     26.4375        0.335
1999
  First Quarter..........................  $  28.625  $ 24.5625   $     .21   $  31.00   $  24.25    $    0.335
  Second Quarter.........................     28.125     24.75          .21     39.1875    24.3125        0.335
  Third Quarter (through July 21,
    1999)................................     26.875     26.00        --         38.875     38.00        --

    Per share amounts for Energy East have been restated to reflect Energy East's two-for-one stock split, effective April 1, 1999.

------------------------

    The following table shows the closing prices for Connecticut Energy and Energy East shares on April 22, 1999, the last full trading day before the public announcement of the proposed transactions, and on July 21, 1999, the most recent date for which quotations were available prior to the printing of this document.

                                              ENERGY EAST SHARES            CONNECTICUT ENERGY SHARES
                                        -------------------------------  -------------------------------
DATE                                      HIGH        LOW       CLOSE      HIGH        LOW       CLOSE
------                                  ---------  ---------  ---------  ---------  ---------  ---------
April 22, 1999........................  $   26.50  $ 26.0625  $  26.25   $  31.625  $  29.75   $  31.375
July 21, 1999.........................    26.4375    26.1875     26.375    38.8125     38.50     38.5625

    The number of Energy East shares to be exchanged for each Connecticut Energy share in the merger will vary based on the value of Energy East shares during a 20-day period ending two days before the effective time of the merger.

    We urge you to obtain current market quotations for Energy East shares and Connecticut Energy shares.

    On July 9, 1999, the Energy East board of directors declared a dividend on Energy East shares of $.21 per share, payable on August 15, 1999, to holders of record on July 26, 1999. Energy East anticipates that it will continue to pay quarterly cash dividends. The Energy East board of directors, however, has discretion to decide upon the timing and amount of any future dividends. Whether or not Energy East will pay dividends (and, if so, how much these dividends will be) will depend on Energy East's future earnings, financial condition, capital requirements and other factors.

    On May 25, 1999, the Connecticut Energy board of directors declared a dividend on Connecticut Energy shares of $0.335 per share, payable on June 30, 1999, to holders of record on June 18, 1999. As part of the merger agreement, Connecticut Energy has agreed that, until March 31, 2000, it will not make, declare or pay any dividend or distribution on Connecticut Energy shares, other than regular quarterly dividends on Connecticut Energy shares of $0.335 per share with record and payment dates consistent with past practice. If the closing of the transactions contemplated by the merger agreement has not occurred by March 31, 2000, Connecticut Energy may increase its dividends to $1.38 per year.

                 UNAUDITED PRO FORMA COMPARATIVE PER SHARE DATA

    We have summarized below information concerning earnings, cash dividends and book value per share for:

    - each of Energy East and Connecticut Energy on a historical basis;

    - the combination of Energy East and Connecticut Energy on a pro forma basis;

    - Connecticut Energy on a per share equivalent pro forma basis based on the combination of Energy East and Connecticut Energy;

    - the combination of Energy East, Connecticut Energy, CMP Group and CTG Resources on a pro forma basis; and

    - Connecticut Energy on a per share equivalent pro forma basis based on the combination of Energy East, Connecticut Energy, CMP Group and CTG Resources.

    The pro forma information, in each case, takes into account Energy East's sales of its generation assets. The pro forma information on the combination of Energy East, Connecticut Energy, CMP Group and CTG Resources also takes into account CMP Group's sale of its generation assets. We have derived the pro forma combined earnings per share from the unaudited pro forma combined financial statements presented elsewhere in this document. Book value per share for the pro forma combined presentation is based upon outstanding Energy East shares, adjusted to include the estimated number of Energy East shares to be issued in the Connecticut Energy and CTG Resources mergers.

    The pro forma data are based on the assumed conversion of half of the Connecticut Energy shares into 1.60 Energy East shares per Connecticut Energy share and half into $42.00 in cash per Connecticut Energy share, and the assumed conversion of 45% of the CTG Resources shares into 1.57 Energy East shares per CTG Resources share and 55% into $41.00 in cash per CTG Resources share. We calculated the exchange ratio for Connecticut Energy shares by dividing $42.00 by $26.25, the closing price of Energy East shares on April 22, 1999. We calculated the exchange ratio for CTG Resources shares by dividing $41.00 by $26.125, the closing price of Energy East shares on June 29, 1999. The pro forma data also reflect the fact that, in the CMP Group merger, CMP Group shareholders will receive $29.50 in cash, and no Energy East shares, for each of their CMP Group shares.

    You should read the information set forth below in conjunction with the respective audited and unaudited financial statements of Energy East, Connecticut Energy, CMP Group and CTG Resources incorporated by reference in this document and the unaudited pro forma combined financial statements and related notes thereto presented elsewhere in this document. See "Where You Can Find More Information."

                                                                            THREE MONTHS ENDED   FISCAL YEAR ENDED
                                                                                MARCH 31,          DECEMBER 31,
                                                                           --------------------  -----------------
                                                                                   1999                1998
                                                                           --------------------  -----------------
ENERGY EAST--HISTORICAL
  Earnings per share, basic and diluted..................................       $     .71            $    1.51
  Cash dividends declared per share......................................             .21                  .78
  Book value per share at period end.....................................           13.25                13.61

                                                                            THREE MONTHS ENDED   FISCAL YEAR ENDED
                                                                                MARCH 31,          SEPTEMBER 30,
                                                                           --------------------  -----------------
                                                                                   1999                1998
                                                                           --------------------  -----------------
CONNECTICUT ENERGY--HISTORICAL
  Earnings per share:
    Basic................................................................       $    1.63            $    1.89
    Diluted..............................................................            1.62                 1.88
  Cash dividends declared per share......................................             .34                 1.33
  Book value per share at period end.....................................           18.76                17.22

                                                                            THREE MONTHS ENDED   FISCAL YEAR ENDED
                                                                                MARCH 31,          DECEMBER 31,
                                                                           --------------------  -----------------
                                                                                   1999                1998
                                                                           --------------------  -----------------
COMBINATION OF ENERGY EAST & CONNECTICUT ENERGY--PRO FORMA
  Earnings per share, basic and diluted..................................       $     .84            $    1.64
  Cash dividends declared per share......................................             .21                  .78
  Book value per share at period end.....................................           14.24                14.53

                                                                            THREE MONTHS ENDED   FISCAL YEAR ENDED
                                                                                MARCH 31,          DECEMBER 31,
                                                                           --------------------  -----------------
                                                                                   1999                1998
                                                                           --------------------  -----------------
CONNECTICUT ENERGY--PER SHARE EQUIVALENT BASED ON COMBINATION OF ENERGY
EAST & CONNECTICUT ENERGY
  Earnings per share, basic and diluted..................................       $    1.34            $    2.63
  Cash dividends declared per share......................................             .34                 1.25
  Book value per share at period end.....................................           22.79                23.26

                                                                            THREE MONTHS ENDED   FISCAL YEAR ENDED
                                                                                 MARCH 31,         DECEMBER 31,
                                                                            -------------------  -----------------
                                                                                   1999                1998
                                                                            -------------------  -----------------
COMBINATION OF ENERGY EAST, CONNECTICUT ENERGY, CMP GROUP & CTG
RESOURCES--PRO FORMA
  Earnings per share, basic and diluted...................................       $   1.03            $    1.71
  Cash dividends declared per share.......................................            .21                  .78
  Book value per share at period end......................................          14.79                15.04

                                                                            THREE MONTHS ENDED   FISCAL YEAR ENDED
                                                                                 MARCH 31,         DECEMBER 31,
                                                                            -------------------  -----------------
                                                                                   1999                1998
                                                                            -------------------  -----------------
CONNECTICUT ENERGY--PER SHARE EQUIVALENT BASED ON COMBINATION OF ENERGY
EAST, CONNECTICUT ENERGY, CMP GROUP & CTG RESOURCES
  Earnings per share, basic and diluted...................................       $   1.65            $    2.74
  Cash dividends declared per share.......................................            .34                 1.25
  Book value per share at period end......................................          23.67                24.07

                         SELECTED FINANCIAL INFORMATION

    The following tables present (1) selected consolidated financial information for each of Energy East, Connecticut Energy, CMP Group and CTG Resources on a historical basis; (2) selected unaudited pro forma financial data for Energy East reflecting the sales of its generation assets and the merger with Connecticut Energy; and (3) selected unaudited pro forma financial data of Energy East reflecting the sales of its generation assets, the mergers with Connecticut Energy, CMP Group and CTG Resources, and the sale of CMP Group's generation assets.

    We prepared the selected unaudited pro forma financial data by accounting for the mergers with Connecticut Energy, CMP Group and CTG Resources under the purchase method of accounting. See "The Merger--Accounting Treatment." The Connecticut Energy and CTG Resources twelve-month financial information is based on a September 30 fiscal year. The selected unaudited pro forma financial data reflect the mergers with Connecticut Energy, CMP Group and CTG Resources based upon preliminary purchase accounting adjustments. Actual amounts may differ from those reflected below.

    The selected historical financial data for Energy East and CMP Group as of December 31, 1998, 1997, 1996, 1995 and 1994 and for each of the years in the five-year period ended December 31, 1998, set forth below, have been derived from Energy East's and CMP Group's audited financial statements. The selected historical financial data for Connecticut Energy and CTG Resources as of September 30, 1998, 1997, 1996, 1995 and 1994 and for each of the years in the five-year period ended September 30, 1998, set forth below, have been derived from Connecticut Energy's and CTG Resources's audited financial statements. The selected historical financial data for Energy East, Connecticut Energy, CMP Group and CTG Resources as of and for the three months ended March 31, 1999 and March 31, 1998, set forth below, have been derived from their unaudited financial statements and, in the opinion of their managements, include all adjustments, consisting of normal recurring adjustments, necessary for fair presentations of these periods.

    Due to the effect of seasonal fluctuations and other factors on the operations of Energy East, Connecticut Energy, CMP Group and CTG Resources, financial results for a period that is less than a full financial year are not necessarily indicative of results for the full fiscal year. You should read the information set forth below in conjunction with the respective audited and unaudited financial statements of Energy East, Connecticut Energy, CMP Group and CTG Resources incorporated by reference in this document and the unaudited pro forma combined financial statements and related notes presented elsewhere in this document. See "Where You Can Find More Information" and "Unaudited Pro Forma Combined Condensed Financial Statements."

    The pro forma balance sheet data give effect to the sales of the generation assets and to the mergers as if these events occurred on March 31, 1999; the pro forma statement of income data give effect to the sales of the generation assets and the mergers as if these events occurred on January 1, 1998. The pro forma financial data are not, however, necessarily indicative of the financial position or operating results that would have occurred had the sales and the mergers been completed on these dates; nor is the information necessarily indicative of future financial position or operating results.

    ENERGY EAST SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                    THREE MONTHS
                                                  ENDED MARCH 31,
                                                    (UNAUDITED)                      FISCAL YEAR ENDED DECEMBER 31,
                                               ----------------------  ----------------------------------------------------------
                                                  1999        1998        1998        1997        1996        1995        1994
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                                    (in thousands, except per share amounts)
STATEMENT OF OPERATIONS:
Operating revenues...........................    $654,438    $637,630  $2,499,418  $2,170,102  $2,108,865  $2,040,895  $1,918,431
Net income...................................      87,036      76,171     194,205     175,211     168,711     177,969     168,698
Earnings per share, basic and diluted........         .71         .57        1.51        1.29        1.19        1.24        1.18
Cash dividends declared per common share.....         .21         .18         .78         .70         .70         .70        1.00

                                                     MARCH 31,
                                                    (UNAUDITED)                               DECEMBER 31,
                                               ----------------------  ----------------------------------------------------------
                                                  1999        1998        1998        1997        1996        1995        1994
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
BALANCE SHEET DATA:
Total assets.................................  $5,700,807  $4,985,207  $4,883,337  $5,028,681  $5,059,681  $5,114,331  $5,230,685
Long-term debt, capital leases and redeemable
  preferred stock (excluding current
  portion)...................................   1,460,961   1,474,209   1,460,120   1,475,224   1,505,814   1,606,448   1,776,081
Common stock equity..........................   1,564,491   1,742,030   1,713,486   1,803,295   1,769,982   1,743,540   1,664,857
Book value per share.........................       13.25       13.50       13.61       13.36       12.70       12.19       11.64

Per share amounts have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

    CONNECTICUT ENERGY SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                               THREE MONTHS
                                             ENDED MARCH 31,
                                               (UNAUDITED)                  FISCAL YEAR ENDED SEPTEMBER 30,
                                           --------------------  -----------------------------------------------------
                                             1999       1998       1998       1997       1996       1995       1994
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                            (in thousands, except per share amounts)
STATEMENT OF OPERATIONS:
Operating revenues.......................   $106,164   $100,773   $242,431   $252,008   $261,093   $232,093   $240,873
Net income...............................     16,746     15,250     19,011     16,441     15,165     14,060     12,843
Earnings per share, basic................       1.63       1.50       1.89       1.81       1.70       1.60       1.58
Earnings per share, diluted..............       1.62       1.49       1.88       1.81       1.70       1.60       1.58
Cash dividends declared per common
  share..................................       .335        .33       1.33       1.32       1.31       1.30       1.29

                                                MARCH 31,
                                               (UNAUDITED)                           SEPTEMBER 30,
                                           --------------------  -----------------------------------------------------
                                             1999       1998       1998       1997       1996       1995       1994
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
Total assets.............................   $486,292   $457,958   $459,401   $424,281   $399,228   $370,088   $352,920
Long-term debt (excluding current
  portion)...............................    148,855    134,073    150,007    134,073    138,727    119,322    119,917
Common stock equity......................    194,613    184,635    177,153    144,514    137,961    131,561    125,719
Book value per share.....................      18.76      18.02      17.22      15.76      15.31      14.84      14.45

    CMP GROUP SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                               THREE MONTHS
                                             ENDED MARCH 31,
                                               (UNAUDITED)                  FISCAL YEAR ENDED DECEMBER 31,
                                           --------------------  -----------------------------------------------------
                                             1999       1998       1998       1997       1996       1995       1994
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                            (in thousands, except per share amounts)
STATEMENT OF OPERATIONS:
Operating revenues.......................   $276,633   $249,442   $950,327   $956,246   $967,905   $916,016   $904,883
Net income (loss)........................     33,257     16,398     52,910      5,213     50,777     27,802    (33,776)
Earnings per share, basic................       1.03       0.51       1.63       0.16       1.57       0.86      (1.04)
Earnings per share, diluted..............       1.02       0.51       1.63       0.16       1.57       0.86      (1.04)
Cash dividends declared per common
  share..................................      0.225      0.225      0.900      0.900      0.900      0.900      0.900

                                                     MARCH 31,
                                                    (UNAUDITED)                               DECEMBER 31,
                                               ----------------------  ----------------------------------------------------------
                                                  1999        1998        1998        1997        1996        1995        1994
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
BALANCE SHEET DATA:
Total assets.................................  $2,237,939  $2,259,812  $2,262,884  $2,298,966  $2,010,914  $1,992,919  $2,046,007
Long-term debt (excluding current portion)...     263,810     342,316     346,281     400,923     587,987     622,251     638,841
Common stock equity..........................     544,659     496,328     518,889     487,594     511,578     490,005     491,323
Book value per share.........................       16.79       15.30       15.99       15.03       15.77       15.10       15.14

    CTG RESOURCES SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                               THREE MONTHS
                                             ENDED MARCH 31,
                                               (UNAUDITED)                  FISCAL YEAR ENDED SEPTEMBER 30,
                                           --------------------  -----------------------------------------------------
                                             1999       1998       1998       1997       1996       1995       1994
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                            (in thousands, except per share amounts)
STATEMENT OF OPERATIONS:
Operating revenues.......................   $113,001   $105,416   $282,748   $305,295   $315,103   $274,935   $290,420
Net income...............................     12,241      9,727     15,196     17,075     18,995     17,019     17,703
Earnings per share, basic................       1.41       1.12       1.71       1.60       1.87       1.71       1.85
Earnings per share, diluted..............       1.41       1.12       1.70       1.60       1.87       1.71       1.85
Cash dividends declared per common
  share..................................        .26        .25       1.00       1.52       1.50       1.48       1.48

                                                MARCH 31,
                                               (UNAUDITED)                           SEPTEMBER 30,
                                           --------------------  -----------------------------------------------------
                                             1999       1998       1998       1997       1996       1995       1994
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
Total assets.............................   $492,542   $458,372   $459,181   $444,373   $443,574   $437,372   $437,622
Long-term debt (excluding current
  portion)...............................    217,528    183,364    215,852    126,787    136,432    150,390    154,193
Common stock equity......................    136,932    130,114    123,397    169,299    168,882    150,111    139,481
Book value per share.....................      15.79      14.99      14.21      15.85      15.86      15.07      14.58

    ENERGY EAST AND CONNECTICUT ENERGY SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The pro forma earnings per share are based on 131,238,000 average shares outstanding for the three months ended March 31, 1999, and 137,041,000 average shares outstanding for the fiscal year ended December 31, 1998, assuming a conversion of half of all Connecticut Energy shares into 1.60 Energy East shares per Connecticut Energy share and half into cash.

                                                                               THREE MONTHS        FISCAL YEAR
                                                                             ENDED MARCH 31,   ENDED DECEMBER 31,
                                                                             ----------------  -------------------
                                                                                   1999               1998
                                                                             ----------------  -------------------
                                                                                (in thousands, except per share
                                                                                           amounts)
STATEMENT OF OPERATIONS:
Operating revenues.........................................................     $  674,301         $ 2,152,648
Net income.................................................................        109,727             224,739
Earnings per share, basic and diluted......................................            .84                1.64
Cash dividends declared per common share...................................            .21                 .78

                                                                                MARCH 31, 1999  DECEMBER 31, 1998
                                                                                --------------  -----------------
BALANCE SHEET DATA:
Total assets..................................................................    $5,378,548       $ 4,550,983
Long-term debt, capital leases and redeemable preferred stock (excluding
  current portion)............................................................     1,609,816         1,610,127
Common stock equity...........................................................     1,800,678         1,949,673
Book value per share..........................................................         14.24             14.53

Per share amounts have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

    ENERGY EAST, CONNECTICUT ENERGY, CMP GROUP AND CTG RESOURCES SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The pro forma earnings per share are based on 137,345,000 average shares outstanding for the three months ended March 31, 1999, and 143,148,000 average shares outstanding for the fiscal year ended December 31, 1998, assuming a conversion of half of all Connecticut Energy shares into 1.60 Energy East shares per Connecticut Energy share and half into cash, and assuming a conversion of 45% of all CTG Resources shares into 1.57 Energy East shares per CTG Resources share and 55% into cash.

                                                                               THREE MONTHS        FISCAL YEAR
                                                                             ENDED MARCH 31,   ENDED DECEMBER 31,
                                                                             ----------------  -------------------
                                                                                   1999               1998
                                                                             ----------------  -------------------
                                                                                (in thousands, except per share
                                                                                           amounts)
STATEMENT OF OPERATIONS:
Operating revenues.........................................................     $1,063,935         $ 3,385,723
Net income.................................................................        141,822             245,061
Earnings per share, basic and diluted......................................           1.03                1.71
Cash dividends declared per common share...................................            .21                 .78

                                                                                MARCH 31, 1999  DECEMBER 31, 1998
                                                                                --------------  -----------------
BALANCE SHEET DATA:
Total assets..................................................................    $8,441,403       $ 7,622,669
Long-term debt, capital leases and redeemable preferred stock (excluding
  current portion)............................................................     2,485,064         2,564,411
Common stock equity...........................................................     1,960,234         2,109,229
Book value per share..........................................................         14.79             15.04

Per share amounts have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

                                  RISK FACTORS

    IN CONSIDERING WHETHER TO VOTE IN FAVOR OF THE MERGER AGREEMENT AND WHETHER TO ELECT TO RECEIVE ENERGY EAST SHARES OR CASH FOR YOUR CONNECTICUT ENERGY SHARES, YOU SHOULD CONSIDER ALL THE INFORMATION WE HAVE INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS AND ITS APPENDICES AND ALL THE INFORMATION INCLUDED IN THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE. IN ADDITION, YOU SHOULD PAY PARTICULAR ATTENTION TO THE FOLLOWING RISK FACTORS RELATED TO THE MERGER AND TO ENERGY EAST. THESE FACTORS ARE IMPORTANT, AND WE HAVE NOT BEEN ABLE TO QUANTIFY THEIR POTENTIAL EFFECTS ON THE COMBINED COMPANY THAT WILL RESULT FROM THE MERGER.

THE AMOUNT OF CONSIDERATION SHAREHOLDERS RECEIVE MAY VARY AS A RESULT OF STOCK-PRICE FLUCTUATIONS PRIOR TO THE COMPLETION OF THE MERGER

    Although Connecticut Energy shareholders will be able to elect to exchange their Connecticut Energy shares for either cash or Energy East shares (or a combination of cash and Energy East shares), the opportunity to make that election will not occur at the time of the shareholder vote on the merger. Instead, it will occur shortly after the effective time of the merger (as described further in this proxy statement/prospectus), after all necessary regulatory approvals have been obtained. The cash price per share to be paid for Connecticut Energy shares is fixed at $42.00. This price will not be adjusted based on changes in market prices. The value of Energy East shares delivered to Connecticut Energy shareholders will equal $42.00 if the average market price of an Energy East share over a 20-trading-day period preceding the effective time of the merger is between $23.10 and $29.40. However, if the average market price of an Energy East share over such period is more than $29.40 or less than $23.10, the value of the Energy East shares delivered to holders of Connecticut Energy shares would be more than or less than $42.00.

    There may be a significant time delay between the date when Connecticut Energy shareholders vote on the merger at the special meeting and the deadline for Connecticut Energy shareholders to make their elections, which is two days after the effective time of the merger. The market values of Energy East shares and Connecticut Energy shares may fluctuate during that period. As a result, the relative prices of Energy East shares and Connecticut Energy shares may vary significantly between the date of this proxy statement/prospectus, the date of the special meeting and the date on which Connecticut Energy shareholders will have the opportunity to make their elections. These variances may be caused by changes in the businesses, operations, results and prospects of both companies, market expectations of the likelihood that the merger will be completed and the timing of completion, the effect of any conditions or restrictions imposed on or proposed with respect to the combined company by regulatory agencies, general market and economic conditions, or other factors.

    For example, between April 23, 1998, and April 23, 1999, the closing sales price of an Energy East share has ranged from a high of $29.00 to a low of $19.75 per share, and the closing sales price of a Connecticut Energy share during the same period has ranged from a high of $35.75 to a low of $24.25 per share. On July 21, 1999, the most recent date for which it was practicable to obtain market price data, (1) the closing sales price of Energy East shares was $26.375, and (2) the closing sales price of Connecticut Energy shares was $38.5625, as reported in THE WALL STREET JOURNAL's New York Stock Exchange Composite Transactions. We urge you to obtain current market quotations for Energy East shares and Connecticut Energy shares. In addition, the stock market generally has experienced significant price and volume fluctuations. These market fluctuations could have a material adverse effect on the market for, or liquidity of, Energy East shares and Connecticut Energy shares.

    It is impossible to predict accurately the market price of Energy East shares immediately after the effective time of the merger and, therefore, impossible to predict accurately the value of the stock consideration that Connecticut Energy shareholders will receive. The value of the stock consideration may be significantly higher or lower than the value of the cash consideration. See "Summary--

Unaudited Pro Forma Comparative Per Share Data" and "--Comparative Per Share Market Price and Dividend Information."

REGULATORY AGENCIES COULD DELAY OR REFUSE TO APPROVE THE MERGER OR IMPOSE CONDITIONS THAT COULD HAVE AN ADVERSE EFFECT

    To complete the merger, Connecticut Energy and Energy East must obtain approvals or consents from state and federal regulatory agencies, including the Connecticut Department of Public Utility Control and the Securities and Exchange Commission. The state or federal regulatory agencies may impose conditions that could have an adverse effect on the business or financial position of Connecticut Energy or Energy East. If these conditions would cause a material adverse effect, either Connecticut Energy or Energy East could choose to terminate the merger agreement.

    In addition to the merger agreement with Connecticut Energy, Energy East has entered into merger agreements with CMP Group and CTG Resources. Energy East must also obtain the Connecticut Department of Public Utility Control's approval of Energy East's merger with CTG Resources. The Connecticut Department of Public Utility Control could delay approval of either or both merger applications. Any delay in obtaining the required regulatory approvals could delay and possibly prevent the completion of the merger. We cannot be certain that all of the required regulatory approvals will be obtained, or that they will be obtained within the time frame contemplated by the merger agreement. For additional information on the required regulatory approvals, see "The Merger-- Regulatory Approvals."

UNCERTAINTIES IN INTEGRATING ENERGY EAST, CONNECTICUT ENERGY, CMP GROUP AND CTG
  RESOURCES

    The mergers of Energy East with Connecticut Energy, CMP Group and CTG Resources will require the integration of four companies that have previously operated independently. No assurance can be given that Energy East will be able to integrate the operations of these companies without encountering difficulties or experiencing the loss of key employees, customers or suppliers. Energy East's management will have to dedicate substantial time and effort to ensure that this integration proceeds successfully.

COMPETITIVE AND REGULATORY CONDITIONS

    The merger will combine two companies that to a large extent share a common regulatory environment and currently are affected by a number of similar factors, including deregulation and increased competition. The utility industry has been undergoing dramatic structural change for several years, resulting in increasing competitive pressures faced by electric and natural gas utility companies. Increased competition may create greater risks to the stability of utility earnings generally and may in the future reduce Energy East's earnings from retail electric and natural gas sales. In a deregulated environment, formerly regulated utility companies that are not responsive to a competitive energy marketplace may suffer erosion in market share, revenues and profits as competitors gain access to their service territories.

YEAR-2000 READINESS DISCLOSURE STATEMENT

    Connecticut Energy, Energy East, CMP Group and CTG Resources are each engaged in major company-wide efforts to address the year-2000 issue. This issue relates to the inability of some computer programs and computer chips embedded in operating equipment to recognize properly dates during and after the year 2000. This could result in system failures or miscalculations that could cause disruptions to various business activities and operations. Connecticut Energy, Energy East, CMP Group and CTG Resources expect to complete their efforts to address the year-2000 issues in advance of December 31, 1999, and each is planning to take steps to deal with possible year-2000 issues that may arise around that date. However, factors that could cause actual results to differ materially from those contemplated in this proxy statement/prospectus include, among others:

    - the risk that more year-2000 issues may be found;

    - the risk that progress in addressing year-2000 issues may not proceed as expected;

    - the fact that despite all efforts, there can be no assurances that all year-2000 issues can or will be remedied;

    - the fact that there can be no assurances that all year-2000 issues will be totally eliminated by suppliers, customers, neighboring or interconnected utilities and other entities; and

    - the fact that assessments of the effects of year-2000 issues are based, in part, upon information received from suppliers, customers, neighboring or interconnected utilities and other entities, and this information may be inaccurate or incomplete.

                                 THE COMPANIES

ENERGY EAST

P.O. Box 1196
Stamford, CT 06904-1196
(203) 325-0690

    Energy East is a New York corporation that was formed in 1997 and became the parent of New York State Electric & Gas Corporation ("NYSEG") on May 1, 1998. Energy East is a holding company that is currently exempt from the registration requirement of the Public Utility Holding Company Act. Energy East expects that if the pending merger with CMP Group is completed, it will no longer be eligible for this exemption, and has agreed that it will register with the Securities and Exchange Commission as a public utility holding company. It neither owns nor operates any physical properties. Energy East, through its subsidiaries, is an energy delivery, products and services company with operations in New York, Massachusetts, Maine, New Hampshire, Vermont and New Jersey, and has offices in New York and Connecticut. Energy East's nonutility subsidiaries include XENERGY Enterprises, Inc. and Energy East Enterprises, Inc., which invest in energy ventures and providers of energy and telecommunication services.

    NYSEG. NYSEG, Energy East's principal subsidiary, is a public utility company engaged in purchasing, transmitting and distributing electricity, and purchasing, transporting and distributing natural gas. NYSEG also generates electricity from its 18% share of a nuclear station and its hydroelectric stations. NYSEG has agreed to sell its share of the nuclear station; the sale is expected to be completed by early next year. NYSEG's service territory, 99% of which is located outside the corporate limits of cities, is in the central, eastern and western parts of the State of New York. NYSEG's service territory has an area of approximately 19,900 square miles and a population of 2,400,000. The larger cities in which NYSEG serves both electricity and natural gas customers are Binghamton, Elmira, Auburn, Geneva, Ithaca and Lockport. NYSEG serves approximately 817,000 electric customers and 243,000 natural gas customers. The service territory reflects a diversified economy, including high-tech firms, light industry, colleges and universities, agriculture and recreational facilities. No customer accounts for 5% or more of either electric or natural gas revenues. During 1996 through 1998, approximately 84% of NYSEG's operating revenue was derived from electric service with the balance derived from natural gas service.

    XENERGY ENTERPRISES, INC. XENERGY Enterprises is a nonutility subsidiary of Energy East and invests in providers of energy and telecommunications services. One of XENERGY's subsidiaries is XENERGY Inc., which provides energy services, information systems and energy consulting to utilities, governmental agencies, and end-use energy consumers, primarily commercial and industrial.

    Another one of XENERGY's subsidiaries, Energy East Solutions, Inc., markets electricity and natural gas to end-use customers and wholesale markets in the northeastern United States directly and through its wholly owned subsidiary, NYSEG Solutions, Inc. In October 1998, Energy East Solutions formed a joint venture with South Jersey Industries to market retail electricity and energy management services in the mid-Atlantic region of the United States.

    ENERGY EAST ENTERPRISES, INC. Energy East Enterprises, another Energy East subsidiary, owns natural gas and propane air distribution companies outside of the State of New York. Energy East Enterprises owns an interest in CMP Natural Gas, L.L.C., which was formed to distribute natural gas to customers in Maine who do not receive natural gas service and which began to provide service to customers in May 1999. CMP Natural Gas, a Maine limited liability company, is jointly owned by Energy East Enterprises and New England Gas Development Corporation, a wholly owned subsidiary of CMP Group.

    New Hampshire Gas Corporation, another subsidiary of Energy East Enterprises, established a presence in New Hampshire with the purchase of a franchise and propane air distribution system. Long-term plans call for bringing natural gas to this area.

    Southern Vermont Natural Gas Corporation, a third subsidiary of Energy East Enterprises, is working with Iroquois Gas Transmission System and Vermont Energy Park Holdings to develop a combined natural gas supply and electric generation project that includes an extension of a pipeline from New York to Vermont, two combined-cycle electric generating plants and natural gas distribution systems.

    SALE OF GENERATION ASSETS. Energy East has adopted a strategy of selling its generation assets and using a portion of the proceeds to grow selectively its distribution business in the northeastern United States. Consistent with this strategy, Energy East sold its coal-fired generation assets to Edison Mission Energy in March 1999 and to The AES Corporation in May 1999. In addition, Energy East expects to complete by early next year the sale of its 18% interest in Nine Mile Point nuclear generating unit No. 2 to AmerGen Energy Company. The net cash received from these sales is being used to repurchase Energy East shares and will be used to help fund Energy East's business combinations with Connecticut Energy, CMP Group and CTG Resources.

    MERGER AGREEMENT WITH CMP GROUP. On June 14, 1999, Energy East agreed to a business combination with CMP Group, in which CMP Group would merge with a newly formed, wholly owned subsidiary of Energy East. In the transaction, CMP Group shareholders will have the right to receive $29.50 in cash, without interest, for each of their CMP Group shares. The total equity market value of the transaction is approximately $957 million. Under the CMP Group merger agreement, the Energy East board of directors will increase the number of Energy East directors by three and will elect Mr. David T. Flanagan (the current president and chief executive officer of CMP Group) and two other directors of CMP Group mutually agreed upon by Energy East and CMP Group. Consummation of the transaction is subject to a number of closing conditions, including regulatory approvals and CMP Group shareholder approval.

    CMP Group's wholly owned utility subsidiary, Central Maine Power Company, serves approximately 530,000 customers in central and southern Maine. For additional information on this transaction, see "Unaudited Pro Forma Combined Condensed Financial Statements" and the CMP Group merger agreement, a copy of which Energy East filed with the SEC as an exhibit to its Form 8-K dated June 14, 1999.

    MERGER AGREEMENT WITH CTG RESOURCES. On June 29, 1999, Energy East agreed to a business combination with CTG Resources, in which CTG Resources would merge with a newly formed, wholly owned subsidiary of Energy East. In the transaction, CTG Resources shareholders will have the right to receive, for each of their CTG Resources shares, either $41.00 in cash or a number of Energy East shares valued at $41.00, subject to restrictions on the maximum and minimum number of Energy East shares to be issued. CTG Resources shareholders can choose to convert some of their CTG Resources shares into cash and others into Energy East shares. The total equity market value of the transaction is approximately $355 million. Under the CTG Resources merger agreement, the Energy East board of directors will increase the number of Energy East directors by one and will elect one CTG Resources director mutually agreed upon by Energy East and CTG Resources. Consummation of the transaction is subject to a number of closing conditions, including regulatory approvals and CTG Resources shareholder approval.

    CTG Resources's wholly owned utility subsidiary, Connecticut Natural Gas Corporation, serves approximately 142,000 customers in 21 municipalities in Connecticut, principally in greater Hartford and Greenwich. For additional information on this transaction, see "Unaudited Pro Forma Combined Condensed Financial Statements" and the CTG Resources merger agreement, a copy of which Energy East filed with the SEC as an exhibit to its Form 8-K dated June 29, 1999.

MERGER CO.

c/o Energy East Corporation
P.O. Box 1196
Stamford, CT 06904-1196
(203) 325-0690

    Merger Co. is a Connecticut corporation formed by Energy East in April 1999 solely for the purpose of completing the merger with Connecticut Energy.

CONNECTICUT ENERGY

855 Main Street
Bridgeport, Connecticut 06604
(800) 760-7776

    Connecticut Energy, a Connecticut corporation, is a holding company that is exempt from the registration requirement of the Public Utility Holding Company Act. Connecticut Energy neither owns nor operates any physical properties. It has four direct, wholly owned subsidiaries and six indirect subsidiaries, all engaged in the functionally distinct operations described below. Connecticut Energy's operating revenues totaled approximately $242,431,000 for the fiscal year ended September 30, 1998. Connecticut Energy and its subsidiaries had 480 full-time employees as of December 31, 1998, as compared to 498 full-time employees as of December 31, 1997.

    THE SOUTHERN CONNECTICUT GAS COMPANY. The Southern Connecticut Gas Company, a Connecticut public service company wholly owned by Connecticut Energy, is primarily engaged in the retail distribution of natural gas for residential, commercial and industrial uses and the transportation of natural gas for commercial and industrial users. Southern's predecessor companies, New Haven Gas Company and The Bridgeport Gas Company, originally were incorporated in Connecticut in 1847 and 1849, respectively. The Southern Connecticut Gas Company serves approximately 158,000 customers in Connecticut.

    CNE ENERGY SERVICES GROUP, INC. CNE Energy, a Connecticut corporation wholly owned by Connecticut Energy, provides energy products and services to commercial and industrial customers in New England, both on its own and through its participation as a member in various energy-related limited liability companies.

        CONECTIV/CNE ENERGY SERVICES, LLC. Conectiv/CNE Energy, a Delaware limited liability company and a 50/50 joint venture of CNE Energy and Conectiv's bulk energy group, sells natural gas, fuel oil and other services, and markets a full range of energy-related planning, financial, operational and maintenance services to commercial, industrial and municipal customers in New England. Conectiv/CNE Energy has formed various alliances with energy-related entities to market energy commodities and services to commercial and industrial customers in New England. Under the merger agreement, the operating agreement of Conectiv/CNE Energy must be terminated before the closing date of the merger. However, CNE Energy desires to continue the Conectiv/CNE Energy business with a new joint venture partner to replace Conectiv. Therefore, Energy East Solutions, an indirect subsidiary of Energy East, anticipates acquiring a 50% interest in Conectiv/CNE Energy and performing the functions previously performed by Conectiv.

        TOTAL PEAKING SERVICES, LLC. Total Peaking, a Delaware limited liability company and a 50/50 joint venture of CNE Energy and Conectiv Energy Supply, Inc., operates a federally certificated 1.2 billion cubic foot liquefied natural gas open access storage facility in Milford, Connecticut. The facility has access to three major natural gas pipelines in New England owned by Algonquin Gas

    Transmission Company, Iroquois Gas Transmission System, L.P. and Tennessee Gas Pipeline Company.

        CONECTIV/CNE PEAKING, LLC. Conectiv/CNE Peaking, a Delaware limited liability company and a 50/50 joint venture of CNE Energy and Conectiv Energy Supply, Inc., provides a firm in-market supply source to assist energy marketers and local gas distribution companies in meeting the maximum demands of their customers by offering firm supplies for peak-shaving and emergency deliveries. Conectiv/CNE Peaking operates out of Delaware.

    CNE DEVELOPMENT CORPORATION. CNE Development, a Connecticut corporation, through equity participation in a natural gas purchasing cooperative, purchases and markets natural gas. CNE Development is also wholly owned by Connecticut Energy.

        EAST COAST NATURAL GAS COOPERATIVE, LLC. East Coast, a Delaware limited liability company in which CNE Development is a 16.67% equity participant, purchases and stores gas spot supplies, provides storage service utilization services and is involved in bundled sales.

    CNE VENTURE-TECH, INC. CNE Venture-Tech, a Connecticut corporation and a wholly owned subsidiary of Connecticut Energy, invests in ventures that produce or market technologically advanced energy-related products. CNE Venture-Tech owns a 100% interest in a limited liability company providing service-bureau access to customer-billing software for third parties.

        NTH POWER TECHNOLOGIES FUND I, L.P. Nth Power, a California limited partnership in which CNE Venture-Tech is a 7.8884% limited partner, invests in companies that develop, produce and market innovative energy-related products.

        CIS SERVICE BUREAU, LLC. CIS, a Delaware limited liability company wholly owned by CNE Venture-Tech, is a service bureau providing access to customer-billing software and other related services for local distribution and other utility-type companies, including The Southern Connecticut Gas Company.

                              THE SPECIAL MEETING

PURPOSE, TIME AND PLACE

    The Connecticut Energy board of directors is soliciting proxies in the form accompanying this proxy statement/prospectus for use at the special meeting of Connecticut Energy shareholders. The special meeting will be held on Tuesday, September 14, 1999, at 10:00 a.m. local time, at the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, Connecticut. Except as otherwise noted, when we refer in this proxy statement/prospectus to the special meeting, we are including any adjournments or postponements of that special meeting.

    At the special meeting, Connecticut Energy shareholders as of the record date will be asked to consider and vote on a proposal to approve the merger agreement.

RECORD DATE, VOTING POWER AND VOTE REQUIRED

    The Connecticut Energy board of directors has fixed the close of business (5:00 p.m. local time) on July 12, 1999 as the record date for determining the Connecticut Energy shareholders entitled to notice of, and to vote at, the special meeting. Only Connecticut Energy shareholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting.

    At the close of business on July 12, 1999, 10,387,615 Connecticut Energy shares were issued and outstanding and entitled to vote at the special meeting. There were no shares of Connecticut Energy preferred stock issued and outstanding on the record date. Connecticut Energy shareholders of record are entitled to one vote per share on the merger agreement. Votes may be cast at the special meeting in person or by proxy. See "--Voting of Proxies."

    The presence at the special meeting, either in person or by proxy, of the holders of a majority of the outstanding Connecticut Energy shares entitled to vote is necessary to constitute a quorum. If a quorum is not present at the special meeting, Connecticut Energy management will adjourn or postpone the meeting in order to solicit additional proxies.

    The affirmative vote of the holders of at least two-thirds of the outstanding Connecticut Energy shares is required to approve the merger agreement.

    Abstentions and properly executed broker non-votes (that is, shares held by brokers as nominees as to which instructions have not been received from the beneficial owners and the broker or nominee does not have discretionary voting power on that proposal) will be counted as present for purposes of establishing a quorum and will not be counted for the purposes of determining whether the merger agreement has been approved. Abstentions and properly executed broker non-votes will have the effect of a vote against the merger agreement.

SHARE OWNERSHIP OF MANAGEMENT

    At the close of business on July 12, 1999, Connecticut Energy's directors and executive officers and their affiliates beneficially owned 157,664 Connecticut Energy shares, which represents approximately 1.52% of the outstanding Connecticut Energy shares. It is currently expected that all directors and executive officers of Connecticut Energy will vote their Connecticut Energy shares for approval of the merger agreement.

VOTING OF PROXIES

    Connecticut Energy shares represented by properly signed and dated proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the proxies. You should be aware that, if your proxy is properly signed and dated but does not contain voting instructions, your proxy will be voted FOR the approval of the merger agreement. We do not expect that any matter other than the approval of the merger agreement will be brought before the special meeting. Under Connecticut law, the only business that may be conducted at a special meeting is the business within the purposes described in the meeting notice.

    If you participate in the Connecticut Energy Dividend Reinvestment and Stock Purchase Plan, The Southern Connecticut Gas Company Target Plan, the Non-Employee Director Stock Plan or the Restricted Stock Award Plan, and you own uncertificated shares, your proxy card represents both the number of Connecticut Energy shares certificated in your name and the number of full Connecticut Energy shares credited to your account, unless the registrations are different. If you have Connecticut Energy shares registered in different names, you will receive a separate proxy card for each registration. All these shares will be voted in accordance with the instructions on the proxy card. If your shares are held by a broker as nominee, you will receive a voter information form from your broker.

    The grant of a proxy on the enclosed proxy card does not preclude you from voting in person.

REVOCABILITY OF PROXIES

    You may revoke a proxy at any time before its exercise by (1) notifying in writing the Secretary of Connecticut Energy at Connecticut Energy Corporation, 855 Main Street, Bridgeport, Connecticut 06604, Attention: Secretary, (2) completing a later-dated proxy and returning it to the Secretary of Connecticut Energy or (3) appearing in person and voting at the special meeting. Additional proxy cards are available from Connecticut Energy's Secretary.

    Attendance at the special meeting will not by itself constitute revocation of a proxy. A Connecticut Energy shareholder of record attending the special meeting may revoke his proxy and vote in person by informing any of the persons named on the enclosed proxy card that he desires to revoke a previously submitted proxy.

    We do not expect to adjourn the special meeting for a period of time long enough to require the setting of a new record date for the special meeting. If an adjournment occurs, it will have no effect on the ability of the Connecticut Energy shareholders of record as of the record date either to exercise their voting rights or to revoke any previously delivered proxies.

SOLICITATION OF PROXIES

    We will bear the costs of soliciting proxies from Connecticut Energy shareholders, except that Energy East and Connecticut Energy intend to share equally the costs associated with the printing and filing of this proxy statement/prospectus. In addition to solicitation by mail, the directors, officers and employees of Connecticut Energy and its subsidiaries may solicit proxies from Connecticut Energy shareholders by telephone or in person. These directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses incurred in connection with solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Connecticut Energy shares held of record by these persons, and Connecticut Energy will reimburse its custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

    We have retained Georgeson & Company to help solicit proxies. Georgeson & Company will receive a fee that we expect will not exceed $75,000 as compensation for its basic solicitation services, plus additional charges for any telephone solicitation services, plus reimbursement of its out-of-pocket expenses. Connecticut Energy has agreed to indemnify Georgeson & Company against certain liabilities arising from its engagement.

    YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARDS.

                 NO VOTE REQUIRED FOR ENERGY EAST SHAREHOLDERS

    Under New York law, Energy East shareholders need not approve the merger agreement. Thus, no one is soliciting proxies from Energy East shareholders.

                                   THE MERGER

    We are furnishing this proxy statement/prospectus to you in connection with the proposed merger between Merger Co. and Connecticut Energy because you are a Connecticut Energy shareholder. If completed, the merger will be carried out as provided in the merger agreement, a copy of which is attached as Appendix A to this proxy statement/prospectus.

GENERAL DESCRIPTION OF THE MERGER

    The merger agreement provides that Connecticut Energy will merge into Merger Co., a wholly owned subsidiary of Energy East. Merger Co. will be the surviving company and will continue to conduct Connecticut Energy's businesses as a direct, wholly owned subsidiary of Energy East. In the merger, each outstanding Connecticut Energy share (other than those that are held by Connecticut Energy shareholders who have not voted in favor of the merger and have properly demanded dissenters' rights) will be converted into the right to receive cash or Energy East shares. Connecticut Energy shareholders can choose to convert some of their Connecticut Energy shares into cash and others into Energy East shares.

    Each Connecticut Energy shareholder can elect the form of consideration he would like to receive, but (as is explained under "The Merger Agreement--Conversion of Shares of Connecticut Energy Common Stock") this election is subject to proration and an adjustment driven by tax considerations. Under the merger agreement, 50% of all issued and outstanding Connecticut Energy shares must be exchanged for cash, and 50% must be exchanged for Energy East shares. If Connecticut Energy shareholders owning more than 50% of Connecticut Energy shares elect to receive cash, the number of Connecticut Energy shares converted into cash will be less than the number elected. Similarly, if Connecticut Energy shareholders owning more than of 50% of Connecticut Energy shares elect to receive Energy East shares, the number of Connecticut Energy shares converted into stock will be less than the number elected. For tax reasons that are explained below, Energy East may have to increase the number of Connecticut Energy shares converted into Energy East shares and decrease the number of Connecticut Energy shares converted into cash. If you are a participant in The Southern Connecticut Gas Company Target Plan, please see the description of the election process for the shares held in this plan under "Connecticut Energy Stock Plans" on page 51 of this proxy statement/prospectus.

    The per share cash consideration amounts to $42.00 in cash, without interest. The per share stock consideration is a number of Energy East shares that will vary depending on the "AVERAGE MARKET PRICE," which is the average of the closing prices of Energy East shares on the New York Stock Exchange during the 20 trading days immediately preceding the second trading day prior to the effective time of the merger. If the Average Market Price is between $23.10 per share and $29.40 per share, then each Connecticut Energy share converted into stock will be exchanged for $42.00 worth of Energy East shares. If the Average Market Price is less than or equal to $23.10, then each Connecticut Energy share converted into stock will be exchanged for 1.82 Energy East shares, irrespective of the value of those shares. Finally, if the Average Market Price is greater than or equal to $29.40 per share, then each Connecticut Energy share will be exchanged for 1.43 Energy East shares, again irrespective of the value of those shares.

    The total value of the consideration that Connecticut Energy shareholders will receive in the merger, based on the number of Connecticut Energy shares outstanding on July 12, 1999 and assuming that the Average Market Price of Energy East shares is between $23.10 per share and $29.40 per share, is approximately $436.3 million. Energy East anticipates funding the cash portion of the merger consideration with internally generated funds or the proceeds from the sale of its generation assets.

BACKGROUND

    Energy East has recently taken major steps in refocusing its business on energy distribution. It is evolving from a vertically integrated upstate New York utility to a growing energy distribution and services company in the northeastern United States. In 1998, it accepted offers totaling $1.85 billion for the sale of its coal-fired generation assets. Those sales have now been consummated. In addition, Energy East expects to complete by early next year the sale of its 18% interest in Nine Mile Point nuclear generating unit No. 2 to AmerGen Energy Company. The net cash received from these sales is being used to repurchase Energy East shares and will be used to grow selectively Energy East's energy distribution business in the northeastern United States. The merger with Connecticut Energy, together with the recently announced proposed mergers with CMP Group and CTG Resources, represent important steps in Energy East's overall strategy.

    Connecticut Energy has carefully followed recent developments in the electric and natural gas utility industries that have substantially increased competition in those industries, making it particularly difficult for the small and medium-sized utility companies to compete as effectively as larger utilities. As a result, over the past several years Connecticut Energy has developed strategic plans to respond to the evolving competitive environment as it affects Connecticut Energy. Connecticut Energy's management concluded that Connecticut Energy's competitive position and growth prospects in this new environment would be significantly enhanced by, among other things, increasing the scale of its operations and the size of its customer base.

    During 1997 and early 1998, Connecticut Energy's management conducted preliminary analyses of possible business combination transactions with a number of other utility companies. Some of these companies were considerably larger than Connecticut Energy whereas others were smaller than or of similar size to Connecticut Energy. Following these analyses, Mr. Crespo, the chairman, president and chief executive officer of Connecticut Energy, had preliminary conversations with executives at several utility companies about the possibility of a business combination with Connecticut Energy. On March 24, 1998, Connecticut Energy retained Morgan Stanley & Co. Incorporated as its financial advisor and LeBoeuf, Lamb, Greene & MacRae, L.L.P. as its legal advisor to assist in exploring possible business combinations.

    Between March and September of 1998, senior management of Connecticut Energy and its legal and financial advisors held discussions with several utility companies about the possibility of a business combination. Energy East was one of the companies contacted during this period, but the discussions were terminated when Connecticut Energy refused to conduct the discussions on an exclusive basis. Mr. Crespo's discussions with companies other than Energy East resulted in one company submitting a formal business combination proposal in September 1998 that would have provided Connecticut Energy shareholders with a per share consideration of $40.50 in the form of the other company's stock with a cash election up to 50% of the total consideration. The Connecticut Energy board of directors authorized management to negotiate an acceptable transaction with the other company. After several days of negotiation, however, Connecticut Energy's management was not able to negotiate a satisfactory transaction, and the Connecticut Energy board of directors instructed management to terminate these discussions. Following termination of these discussions, Connecticut Energy terminated its engagement letter with Morgan Stanley. From time to time from October of 1998 through March of 1999, Mr. Crespo had exploratory conversations with executives at utility companies other than Energy East about the possibility of a business combination, but none of these conversations led to any substantive negotiations.

    In March of 1999, Mr. Crespo had several discussions with Wesley W. von Schack, the chairman, president and chief executive officer of Energy East, during which they discussed their respective companies' business strategies and the possibility of a business combination.

    In early April of 1999, Mr. von Schack indicated that he would be willing to have Connecticut Energy merge with a subsidiary of Energy East on terms and conditions that would provide Connecticut Energy shareholders with a premium to book value for their shares comparable to that received by shareholders of other New England gas companies in recent transactions, as well as other non-price terms consistent with recent comparable transactions. Mr. Crespo indicated that he would be willing to discuss such a transaction with Connecticut Energy's board of directors if various terms and conditions could be worked out to the board's satisfaction. Following this meeting, Mr. Crespo retained Morgan Stanley, and Mr. Crespo, Morgan Stanley and LeBoeuf, Lamb had several discussions with Energy East's management and advisors about the general terms and conditions on which Energy East would be willing to enter into a business combination with Connecticut Energy.

    On April 12, 1999, Mr. Crespo reported on these discussions to the Connecticut Energy board of directors. Mr. Crespo also indicated to the board that Energy East was prepared to commence negotiation of a definitive merger agreement and a detailed due diligence review of Connecticut Energy, but only if Connecticut Energy entered into an exclusivity agreement providing that Connecticut Energy would not seek proposals from any other party and would negotiate with other parties only if Connecticut Energy was required to do so by its fiduciary duties. Mr. von Schack also met with the Connecticut Energy board of directors during a portion of this meeting to provide the directors with some background regarding Energy East, its business strategy and how a transaction with Connecticut Energy would fit into that business strategy. Following discussion, the board authorized Mr. Crespo to enter into negotiations with Energy East on an exclusive basis for 45 days. On April 14, 1999, Connecticut Energy entered into a confidentiality and standstill agreement with Energy East. The agreement also provided that, prior to May 29, 1999, Connecticut Energy would not solicit any business-combination proposal from any other party and would not enter into discussions with any other party unless required to do so by its fiduciary duties.

    From April 14 through April 22, 1999, Energy East and Connecticut Energy each conducted a detailed due diligence review of the other. During this period, Connecticut Energy and its advisors received two unsolicited inquiries from other companies asking whether Connecticut Energy would be interested in discussing the possibility of a strategic combination. One of these companies was the company that had submitted the formal proposal in September 1998 and the other was a company with which Mr. Crespo had preliminary discussions earlier in 1999. Based on the earlier conversations that had been held with each of these companies and the exclusivity arrangement then in effect with Energy East, Connecticut Energy determined not to enter into discussions with either party.

    Also during the period from April 14 through April 22, the executives of Energy East and Connecticut Energy and their respective legal and financial advisors conducted extensive negotiations regarding the specific terms and conditions of the definitive merger agreement and the value and form of the consideration that the Connecticut Energy shareholders would receive in the transaction.

    On April 20, 1999, at a meeting of the Connecticut Energy board of directors, Mr. Crespo and representatives of Morgan Stanley and LeBoeuf, Lamb updated the board as to the status of negotiations with Energy East. Following the April 20th board meeting, the parties continued to discuss the value and form of consideration as well as other terms and conditions of the merger agreement. On April 22, 1999, Energy East proposed a price of $42 per share of Connecticut Energy common stock, 50% in cash and 50% in Energy East common stock, with a 12% collar in either direction. Mr. Crespo agreed to present this proposal to the Connecticut Energy board of directors.

    On April 22, 1999, the Connecticut Energy board of directors met and considered Energy East's most recent proposal, and received updates from Mr. Crespo, Morgan Stanley and LeBoeuf, Lamb on some previously open issues. Representatives of Morgan Stanley made a detailed presentation on the proposed business combination with Energy East that included discussions about the financial structure of the transaction, the merger consideration and financial benefits and risks of the transaction to

Connecticut Energy. In addition, Mr. Crespo and representatives of LeBoeuf, Lamb summarized the terms and conditions of the merger agreement, including the provisions concerning governance issues such as board size, headquarters location and senior management composition. In addition, Morgan Stanley rendered its oral opinion to the Connecticut Energy board of directors, subsequently confirmed in writing, that, as of April 22, 1999, based upon the considerations described in its opinion, the merger consideration was fair from a financial point of view to the Connecticut Energy shareholders. After considering and discussing the various presentations at this meeting and at prior meetings, as well as the recommendation of Connecticut Energy's senior management, the Connecticut Energy board of directors unanimously approved the merger agreement and authorized the execution of the merger agreement.

    On April 23, 1999, the Energy East board of directors held a meeting at which Energy East management and advisors made presentations on the proposed acquisition of Connecticut Energy. After considering and discussing the various presentations, the Energy East board of directors unanimously approved the merger agreement and authorized the execution of the merger agreement.

    On April 23, 1999, Connecticut Energy and Energy East executed the merger agreement and publicly announced the proposed merger.

CONNECTICUT ENERGY REASONS FOR THE MERGER

    The Connecticut Energy board of directors believes that the merger will join two companies with complementary operations as well as a common vision of the future of the retail and wholesale energy markets in the northeastern region of the United States. As a result of utility deregulation and the increasing competitive pressures faced by electric and natural gas utility companies in the northeastern United States, the Connecticut Energy board of directors believes that, in order to succeed in such a market, Connecticut Energy must be an efficient, low-cost supplier of energy and related services with a diverse customer base. The Connecticut Energy board of directors expects the merger to allow us to achieve these goals and to provide substantial strategic and financial benefits to the Connecticut Energy shareholders, as well as to employees and customers of Connecticut Energy and its subsidiaries. The Connecticut Energy board of directors believes that such benefits include:

    - STRATEGIC POSITION. The combination of the companies' complementary expertise and infrastructure, including Connecticut Energy's competitive natural gas distribution facilities in Connecticut and Energy East's diversified electric and natural gas businesses throughout the northeastern United States will provide the combined company with the size and scope necessary to be an effective participant in the emerging and increasingly competitive electric and natural gas markets.

    - NEW PRODUCTS AND SERVICES. The combined company will use its distribution channels to market a portfolio of energy-related services throughout the northeastern United States. The merger will create a company with the ability to develop and market competitive new products and services and to provide integrated energy solutions for its customers.

    - INCREASED FINANCIAL STRENGTH AND CUSTOMER BASE. The combined company will be financially stronger and will have a broader customer base than Connecticut Energy as an independent entity. Based on the 1998 results for Connecticut Energy and Energy East, the total annual revenues for the combined company will be approximately $2.2 billion. In addition, the combined company will serve approximately 817,000 electric customers in New York and more than 400,000 natural gas customers in New York and Connecticut.

    - ENERGY EAST'S GROWTH STRATEGY. The combined company will continue Energy East's strategy of selectively growing its gas and electric distribution business in the northeastern United States.

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
RECOMMENDATION OF THE CONNECTICUT ENERGY BOARD OF DIRECTORS

    THE CONNECTICUT ENERGY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CONNECTICUT ENERGY SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

    At a special meeting held on April 22, 1999, after determining that the merger is fair to and in the best interests of Connecticut Energy and its shareholders, the Connecticut Energy board of directors unanimously approved and adopted the merger agreement. In approving the merger agreement and in reaching its recommendation, the Connecticut Energy board of directors consulted with and relied upon information and reports prepared or presented by Connecticut Energy's management and Connecticut Energy's legal and financial advisors. The following are the material factors that the Connecticut Energy board of directors considered, some of which contain both positive and negative elements:

    - the Connecticut Energy board of directors' understanding of the present and anticipated environment in the utility industry, and how possible consolidation within the utility industry could affect Connecticut Energy's competitive position in the industry;

    - the Connecticut Energy board of directors' consideration of the financial condition, results of operations, prospects and businesses of Connecticut Energy and Energy East, including the revenues of the companies, their complementary businesses, the recent stock price performance of Connecticut Energy shares and Energy East shares and the percentage of the combined company to be owned by Connecticut Energy shareholders following the merger;

    - current industry, economic and market conditions;

    - other strategic options potentially available to Connecticut Energy;

    - the fact that the offices of Connecticut Energy and The Southern Connecticut Gas Company will remain in Connecticut;

    - the beneficial effect of increased competition on The Southern Connecticut Gas Company's customers;

    - the beneficial effects of the merger on the municipalities served and other societal concerns;

    - the financial and business prospects for the combined company;

    - the Connecticut Energy per share consideration of $42.00, which represents an approximate 33.9% premium to the closing price of a Connecticut Energy share on April 22, 1999;

    - the fact that the merger agreement provides Connecticut Energy shareholders an opportunity to receive cash for their Connecticut Energy shares (even though the amount of cash is subject to proration and an adjustment driven by tax considerations);

    - the anticipated level of the Energy East dividend following consummation of the merger and its growth potential;

    - the corporate governance aspects of the merger, including the fact that
      (1) Energy East will elect Mr. Crespo to its board of directors, (2) Mr. Crespo will be the president, chief executive officer and chairman of the board of directors of the surviving company (which will be a subsidiary of Energy East), will be an officer of Energy East with the title of vice chairman and will hold other positions in Energy East's subsidiaries, and
      (3) the surviving company will create an advisory board, whose members will be the same individuals who were directors of Connecticut Energy immediately before the effective time of the merger;

    - the opinion of counsel expected to be delivered, as a condition to the merger, at the closing of the merger to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. If the merger is a reorganization, then Connecticut Energy shareholders who exchange their Connecticut Energy shares solely for Energy East shares, as well as Connecticut Energy, Energy East and Merger Co., will recognize no gain or loss for U.S. federal income tax purposes as a result of the consummation of the merger. It is also expected that those Connecticut Energy shareholders who exchange their Connecticut Energy shares for cash will generally be eligible for capital gains treatment;

    - the interests of certain persons in the merger, including Mr. Crespo;

    - the opinion of Morgan Stanley that, as of April 22, 1999 and subject to the considerations described therein, the consideration to be received by the Connecticut Energy shareholders is fair from a financial point of view to Connecticut Energy shareholders;

    - the other advice from Connecticut Energy management and the Connecticut Energy board of directors' financial and legal advisors over an extended period, and the discussions of the Connecticut Energy board of directors concerning the proposed merger agreement; and

    - the ability to obtain regulatory approvals for the merger in the current environment.

    The Connecticut Energy board of directors also considered (1) the risk that the benefits sought in the merger would not be obtained, (2) the risk that the merger would not be consummated, (3) the effect of the public announcement of the merger on Connecticut Energy's sales, customer and supplier relationships, operating results, ability to retain employees and the trading price of Connecticut Energy shares, (4) the substantial management time and effort that will be required to consummate the merger and integrate the operations of the two companies, (5) the impact of the merger on Connecticut Energy employees, (6) the possibility that certain provisions of the merger agreement might have the effect of discouraging other persons potentially interested in a combination with Connecticut Energy from pursuing such an opportunity, (7) the risk that the value of Energy East shares will decline and (8) other matters described under "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements." In the judgment of the Connecticut Energy board of directors, the potential benefits of the merger outweigh these considerations.

    This discussion of the information and factors considered by the Connecticut Energy board of directors is not intended to be exhaustive. In view of the wide variety of factors considered, the Connecticut Energy board of directors did not assign relative weights to the factors discussed above or determine that any factor was of particular importance. Rather, the Connecticut Energy board of directors based its recommendation upon the totality of the information presented.

OPINION OF THE FINANCIAL ADVISOR TO THE CONNECTICUT ENERGY BOARD

    Pursuant to a letter agreement, dated April 7, 1999, Connecticut Energy engaged Morgan Stanley to provide financial advisory services in connection with the merger. The Connecticut Energy board of directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise, reputation and knowledge of the business and affairs of Connecticut Energy. At a meeting of the Connecticut Energy board of directors on April 22, 1999, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing by opinions dated April 22, 1999 and July 22, 1999 that, as of the dates of such opinions, based upon and subject to the various considerations noted in the opinion, the consideration to be received in the merger was fair from a financial point of view to Connecticut Energy shareholders.

    THE FULL TEXT OF MORGAN STANLEY'S OPINION DATED JULY 22, 1999 IS ATTACHED AS APPENDIX B TO THIS DOCUMENT. CONNECTICUT ENERGY SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE CONNECTICUT ENERGY BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY THE CONNECTICUT ENERGY SHAREHOLDERS PURSUANT TO THE MERGER AGREEMENT, AS OF THE DATE OF THE OPINION.

MORGAN STANLEY'S OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CONNECTICUT ENERGY SHAREHOLDER AS TO HOW TO VOTE AT THE SPECIAL MEETING. THE FOLLOWING SUMMARY OF MORGAN STANLEY'S OPINION, ALTHOUGH MATERIALLY COMPLETE, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

    In connection with rendering its opinions, Morgan Stanley, among other things:

    - reviewed certain publicly available financial statements and other information of Connecticut Energy and Energy East;

    - reviewed certain internal financial statements and other financial and operating data concerning Connecticut Energy and Energy East prepared by the managements of Connecticut Energy and Energy East, respectively;

    - analyzed certain financial projections concerning Connecticut Energy and Energy East prepared by the managements of Connecticut Energy and Energy East, respectively;

    - discussed the past and current operations and the financial condition and the prospects of Connecticut Energy with senior executives of Connecticut Energy;

    - discussed the past and current operations and the financial condition and the prospects of Energy East with senior executives of Energy East;

    - reviewed the pro forma impact of the merger on Energy East's earnings per share;

    - reviewed the reported prices and trading activity for the Connecticut Energy shares and Energy East shares;

    - compared the financial performance of Connecticut Energy and Energy East and the prices and trading activity of Connecticut Energy shares and Energy East shares with that of certain other comparable publicly traded companies and their securities;

    - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    - participated in discussions and negotiations among representatives of Connecticut Energy and Energy East and their financial and legal advisors;

    - reviewed the draft merger agreement and certain related documents; and

    - performed such other analyses as Morgan Stanley had deemed appropriate.

    Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinions. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Connecticut Energy and Energy East. In addition, Morgan Stanley assumed that the merger will be treated as a tax-free reorganization and/or exchange (on the company level), pursuant to the Internal Revenue Code, and will be consummated in accordance with the terms of the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Connecticut Energy and Energy East, nor had Morgan Stanley been furnished with any such appraisals. Morgan Stanley relied upon, without independent verification, Connecticut Energy management's assessment of the strategic benefits expected to result from the merger. Morgan Stanley assumed that, in connection with the receipt of all the necessary regulatory approvals for the proposed merger, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger. Morgan Stanley's opinions were necessarily based on economic, market, and other conditions as of, and the information made available to it as of the date of each of its opinions.

    The following is a brief summary of certain analyses that Morgan Stanley performed in connection with its oral opinion and the preparation of its opinion letter dated April 22, 1999. Some of these summaries include information presented in a tabular format. To understand fully Morgan Stanley's financial analyses, you must read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

    COMPARATIVE STOCK PRICE PERFORMANCE. Morgan Stanley reviewed the recent stock price performance of Connecticut Energy and compared this performance with that of the following indices:

    - Small-capitalization natural gas local distribution company index that included seven companies
    - 30-year Treasury bond price

    The following table presents the change in the stock prices for these groups, as compared to the change in the price of Connecticut Energy shares over the period from April 20, 1998 to April 20, 1999.

                                                                              PERCENTAGE CHANGE
                                                                             -------------------
Small-capitalization-natural-gas-local-distribution-company index..........            -9.7%
30-year Treasury bond price................................................            +6.4%
Connecticut Energy.........................................................            -9.6%

    COMPARABLE PUBLIC COMPANY ANALYSIS. As part of its analysis, Morgan Stanley compared certain financial information of Connecticut Energy with that of a group of publicly traded natural-gas-local-distribution companies (collectively, the "CONNECTICUT ENERGY COMPARABLE COMPANIES") and also compared certain financial information of Energy East with that of a group of publicly traded utility companies (collectively, the "ENERGY EAST COMPARABLE COMPANIES"). The comparable companies selected for Connecticut Energy and Energy East were as follows:

CONNECTICUT ENERGY                              ENERGY EAST
COMPARABLE COMPANIES                            COMPARABLE COMPANIES
----------------------------------------------  ----------------------------------------------
CTG Resources, Inc.                             BEC Energy
Laclede Gas Co.                                 Consolidated Edison Inc.
New Jersey Resources Corp.                      DQE Inc.
NUI Corp.                                       NiSource Inc.
Providence Energy Corp.
South Jersey Industries, Inc.
Yankee Energy System, Inc.

    The table below presents, as of April 20, 1999, the representative range or value for each of the ratios of price to forecasted fiscal 1999 and forecasted fiscal 2000 earnings (based on estimates of I/B/E/S International, Inc.), price to book value as of December 31, 1998, and the aggregate value to last twelve months ("LTM") earnings before interest, taxes, depreciation, and amortization ("EBITDA") and the aggregate value to LTM earnings before interest and taxes ("EBIT").

                                      PRICE TO        PRICE TO
                                     FORECASTED      FORECASTED     PRICE TO                       AGGREGATE
                                        1999            2000        12/31/98    AGGREGATE VALUE      VALUE
                                      EARNINGS        EARNINGS     BOOK VALUE    TO LTM EBITDA    TO LTM EBIT
                                   --------------  --------------  -----------  ---------------  --------------
Connecticut Energy Comparable
  Companies......................      13.2-14.3       11.8-12.3          1.5        8.2-8.6         12.0-12.6
Energy East Comparable
  Companies......................      13.9-15.9       13.1-14.4      1.8-2.9        5.5-7.9          8.7-12.6
Connecticut Energy...............           14.4            14.0          1.6            8.5              12.4
Energy East......................           15.2            13.6          1.8            7.3              10.2

    DISCOUNTED CASH FLOW ANALYSIS. Morgan Stanley performed a discounted cash flow analysis of Connecticut Energy and Energy East based on certain financial projections provided by the respective managements for each company for the period 1999 through 2003. Unlevered free cash flow of each company was calculated as net income available to common shareholders plus the aggregate of preferred stock dividends, depreciation and amortization, deferred taxes, and other noncash expenses and after-tax net interest expense less the sum of capital expenditures and investment in noncash working capital. Morgan Stanley calculated terminal values by applying a range of perpetual-growth-rate multiples to Connecticut Energy's unlevered free cash flow in fiscal 2003 and by applying a range of terminal price-to-earnings multiples to Energy East's unlevered free cash flow in fiscal 2003. Morgan Stanley then discounted the cash flow streams and terminal values to the present using a range of discount rates representing estimates of the weighted average cost of capital for both Connecticut Energy and Energy East. Based on this analysis, Morgan Stanley calculated per share values for Connecticut Energy ranging from $31.75 to $39.50 and for Energy East ranging from $24.00 to $36.00.

    ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. Using publicly available information, Morgan Stanley considered all of the recently announced or completed transactions in the natural-gas-local-distribution industry, which Morgan Stanley deemed to be comparable to the merger. Specifically, Morgan Stanley focused on the following transactions:

    - Eastern Enterprises' acquisition of Colonial Gas Company;

    - Eastern Enterprises' acquisition of Essex County Gas Company; and

    - NIPSCO Industries, Inc.'s acquisition of Bay State Gas Company.

    Morgan Stanley compared certain financial and market statistics of these precedent transactions to the statistics of the merger. The table below presents the representative range for each of the ratios of price to LTM earnings, price to book value as of December 31, 1998, aggregate value to LTM EBITDA, and aggregate value to LTM EBIT multiples.

                                       PRICE TO                                        AGGREGATE
                                    FORECASTED LTM   PRICE TO LTM   AGGREGATE VALUE      VALUE
                                       EARNINGS       BOOK VALUE     TO LTM EBITDA    TO LTM EBIT
                                    ---------------  -------------  ---------------  --------------
Precedent Transactions............      18.3-23.6        2.3-2.5        9.6-11.0         13.9-16.2

    Based on this analysis, Morgan Stanley calculated per share values for Connecticut Energy ranging from $35.75 to $42.75.

    No company used in the comparable public company analysis as a comparison is identical to Connecticut Energy or Energy East. Thus, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Connecticut Energy and other factors that would affect the acquisition value of the companies to which it is being compared. Also, no transaction utilized as a comparison in the analysis of selected precedent transactions is identical to the merger in both timing and size. Mathematical analysis (such as determining the mean or median) is not, in itself, a meaningful method of using comparable public company or precedent transactions data.

    PRO FORMA ANALYSIS OF THE MERGER. Morgan Stanley reviewed the pro forma impact of the merger on Energy East's earnings per share for the fiscal years ended 2000 through 2003. Morgan Stanley assumed completion of the merger at the beginning of this period and utilized stand-alone earnings estimates for the fiscal years ended 2000 through 2003 based on I/B/E/S International, Inc., and publicly available equity research projections prior to the inclusion of any synergies. Based on such analysis, assuming no synergies, the merger would be 4.6% to 3.9% dilutive to Energy East earnings per share in 2000 through 2003.

    In addition, Morgan Stanley reviewed the pro forma impact of the merger on the dividends per share to be received by Connecticut Energy shareholders for the fiscal years ended 2000 through 2003. Morgan Stanley assumed completion of the merger at the beginning of this period and utilized stand-alone dividend estimates for the fiscal years ended 2000 through 2003 based on management projections for both Connecticut Energy and Energy East. Based on such analysis, the merger would be 2.8% to 11.9% accretive to the dividends per share to be received by Connecticut Energy shareholders in 2000 through 2003.

    In connection with its written opinion dated July 22, 1999, Morgan Stanley reviewed the analyses used to render its April 22, 1999 opinion by performing procedures to update certain such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection with these analyses.

    In connection with the review of the merger by Connecticut Energy's board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. The summary set forth above does not purport to be a complete description of the analyses performed by Morgan Stanley in connection with the merger. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinions, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would foster an incomplete view of the process underlying its opinions. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. Thus, one should not interpret the ranges of valuations resulting from any particular analysis to be Morgan Stanley's view of the actual value of Connecticut Energy or Energy East.

    In performing its analyses, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Connecticut Energy, such as the impact of competition on Connecticut Energy and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of Connecticut Energy or the industry or in the financial markets in general. Any estimates contained in Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were performed solely as part of Morgan Stanley's analysis of the fairness from a financial point of view of the consideration to be received by the Connecticut Energy shareholders pursuant to the merger agreement and were conducted in connection with the delivery of the Morgan Stanley opinion dated April 22, 1999 to Connecticut Energy's board of directors. The analyses do not purport to be appraisals or to reflect the prices at which Connecticut Energy shares or Energy East shares might actually trade. The consideration and other terms of the merger agreement were determined through arms'-length negotiations between Connecticut Energy and Energy East and were approved by the Connecticut Energy board of directors. Morgan Stanley provided advice to Connecticut Energy during these negotiations. In addition, as described above, Morgan Stanley's opinion dated April 22, 1999 was one of many factors that the Connecticut Energy board of directors took into consideration in making its decision to approve the merger agreement. Consequently, the Morgan Stanley analyses should not be viewed as determinative of the opinion of the Connecticut Energy board of directors on the value of Connecticut Energy or whether the Connecticut Energy board of directors would be willing to agree to a different merger consideration.

    Morgan Stanley is an internationally recognized investment banking and advisory firm. As part of its investment banking and financial advisory business, Morgan Stanley is continuously involved in the valuation of business and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions and may trade or otherwise effect transactions for its own account or for the accounts of customers in the equity or debt securities of Connecticut Energy or Energy East.

    Connecticut Energy retained Morgan Stanley to act as its financial advisor on the merger. Pursuant to the letter agreement dated April 7, 1999 with Connecticut Energy, Morgan Stanley is entitled to a transaction fee equal to approximately $3,740,000, which is payable as follows: one-fourth upon the execution of a definitive transaction agreement, one-fourth upon approval of the merger agreement and related transactions by Connecticut Energy shareholders and one-half upon the closing of the transaction. Any amounts paid to Morgan Stanley as advisory or announcement fees will be credited against the transaction fee. Connecticut Energy has also agreed to reimburse Morgan Stanley for the out-of-pocket expenses it incurred in performing its services. In addition, Connecticut Energy has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents, and each person, if any, controlling Morgan Stanley or any of its affiliates. The indemnification covers certain liabilities and expenses, including liabilities under the U.S. federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for Connecticut Energy and Energy East and have received fees for rendering these services.

EFFECTIVE TIME OF THE MERGER

    The merger will become effective when the parties to the merger agreement file a certificate of merger with the Secretary of State of Connecticut in accordance with the Connecticut Business Corporation Act, or at a later time that Energy East and Connecticut Energy may specify in the certificate of merger.

    The merger will not become effective before the date of the special meeting. If the merger is approved at the special meeting, the effective time will occur as promptly as possible after satisfaction or waiver of the remaining conditions to the merger contained in the merger agreement, including the receipt of all required regulatory approvals.

CERTIFICATE OF INCORPORATION AND BY-LAWS

    The certificate of incorporation of Merger Co., in effect immediately prior to the effective time of the merger, will become the certificate of incorporation of the surviving company, until it is amended, except that the name of the surviving company will be "Connecticut Energy Corporation." The by-laws of Merger Co. in effect immediately prior to the effective time will be the by-laws of the surviving company, until they are amended.

DIRECTORS AND OFFICERS

    DIRECTORS. After the merger becomes effective, the board of directors of the surviving company will consist of the current directors of Merger Co. and Mr. Crespo. These directors will hold office until their successors are duly elected or appointed and qualified. In addition, Energy East will elect Mr. Crespo to its board of directors.

    OFFICERS. Once the merger becomes effective, Mr. Crespo will be the president, chief executive officer and chairman of the board of directors of the surviving company (which will be a subsidiary of Energy East) and an officer of Energy East with the title of vice chairman. He will also hold other positions in other Energy East subsidiaries, as specified in an employment agreement that he and Energy East have signed. The other officers of the surviving company will be the same individuals who hold the officer positions immediately prior to the time the merger becomes effective. All officers will hold their positions until their successors are duly elected or appointed and qualified.

ACCOUNTING TREATMENT

    The merger will be accounted for as an acquisition of Connecticut Energy by Energy East under the purchase method of accounting in accordance with generally accepted accounting principles. A portion of the purchase price will be allocated to nonutility assets and liabilities of Connecticut Energy based on their estimated fair market value at the date of acquisition. As a regulated utility, the assets and liabilities of The Southern Connecticut Gas Company will not be revalued. The difference between the purchase price, representing fair value, and the recorded amounts will be shown as goodwill on the balance sheet.

REGULATORY APPROVALS

    The parties must comply with federal and state regulatory requirements before they can consummate the merger. Although there can be no guarantee that the parties will obtain the requisite consents or approvals on a timely basis, or at all, we currently believe that the necessary approvals can be obtained by early 2000.

    CONNECTICUT DEPARTMENT OF PUBLIC UTILITY CONTROL. The Connecticut Department of Public Utility Control has jurisdiction over The Southern Connecticut Gas Company, Connecticut Energy's principal operating subsidiary, as a Connecticut public service company. The Southern Connecticut Gas Company is a public service company under Connecticut law because it is a gas company distributing gas for heat or power within Connecticut. Energy East, Connecticut Energy, and, if required, The Southern Connecticut Gas Company intend to file an application with the Department. The application will request approval for Energy East to control directly Connecticut Energy and to control indirectly The Southern Connecticut Gas Company pursuant to Connecticut law. The Department will consider the suitability and financial responsibility of Energy East as well as the ability of The Southern Connecticut Gas Company to provide safe, adequate and reliable service to the public through its plant, equipment, and manner of operation were the application to be approved.

    Within 30 business days after the filing of the application, the Department must give notice of and begin a public hearing, which will be held at the offices of the Department. The Department must issue a decision on the application within 120 days after the filing date, unless the applicants agree to an extension of time. The Department may request and receive an extension.

    Energy East and Connecticut Energy believe that their application to the Department will fully comply with the requirements of Connecticut law and will include in their application testimony intended to demonstrate compliance with Connecticut law. Nonetheless, opposition to the application is possible. The Connecticut Office of Consumer Counsel has the statutory authority to appear in and participate in the proceeding, and is expected to be named as a party in the Department hearings. The parties to the proceeding will be entitled to conduct discovery, which will likely consist of interrogatories addressed to the applicants by Department staff, by the Office of Consumer Counsel, and possibly by other intervening parties, including the Connecticut Attorney General. Energy East and Connecticut Energy can give no assurance that the necessary Department approvals will be obtained in a timely manner or at all. Moreover, it is possible that the Department approvals will include conditions that, if accepted, would result in a material adverse effect on Energy East or Connecticut Energy. If so, the parties would not be obligated to consummate the merger agreement.

    In addition, Energy East must also obtain the Connecticut Department of Public Utility Control's approval of Energy East's merger with CTG Resources. The Connecticut Department of Public Utility Control could delay approval of either or both merger applications.

    THE PUBLIC UTILITY HOLDING COMPANY ACT. In addition to its merger agreement with Connecticut Energy, Energy East has entered into merger agreements with CMP Group, an exempt public utility holding company located in Maine, and CTG Resources, an exempt public utility holding company located in Connecticut. Energy East expects that if it completes the pending merger with CMP Group, it will no longer be eligible for an exemption under the Public Utility Holding Company Act and has agreed that it will register with the SEC as a public utility holding company under the Public Utility Holding Company Act.

    The Public Utility Holding Company Act imposes restrictions on registered holding companies. Among these restrictions are requirements that the SEC approve certain securities issuances, sales and acquisitions of utility assets or securities of utility companies, and acquisitions of interests in any other business. A registered holding company is permitted to own one integrated public utility system, as well as additional utility systems, provided the SEC makes some necessary findings. The Public Utility Holding Company Act also limits the ability of registered holding companies to engage in nonutility ventures and regulates the provision of services by holding company affiliates to the system's utilities.

    In connection with the merger with Connecticut Energy, as well as the other mergers described above, Energy East must obtain SEC approval under Section 9(a)(2) of the Public Utility Holding Company Act. Section 9(a)(2) of the Public Utility Holding Company Act requires an entity owning, directly or indirectly, 5 percent or more of the outstanding voting securities of a public utility company (as defined in the Public Utility Holding Company Act) to obtain the approval of the SEC before acquiring a direct or indirect interest in 5 percent or more of the voting securities of any additional public utility company. Energy East currently holds in excess of 5 percent of the voting securities of two public utility companies--NYSEG and CMP Natural Gas. In the merger with Connecticut Energy, Energy East will be indirectly acquiring more than 5% of the voting securities of The Southern Connecticut Gas Company, a public utility company within the meaning of the Public Utility Holding Company Act. Energy East will also indirectly acquire more than 5% of the voting securities of the public utility subsidiaries of CTG Resources and CMP Group.

    Under the applicable standards of the Public Utility Holding Company Act, the SEC may not approve a merger if it finds that (1) the merger would tend towards detrimental interlocking relations or a detrimental concentration of control, (2) the consideration to be paid in connection with the merger is not reasonable, (3) the merger would unduly complicate the capital structure of the acquiror's holding company system or would be detrimental to the proper functioning of its holding company system or (4) the merger would violate applicable state law. To approve the merger, the SEC must also find that the merger would serve the public interest by tending toward the development of an integrated public utility system. It is anticipated that Energy East's merger with Connecticut Energy will comply with these standards.

    Section 10(c)(1) of the Public Utility Holding Company Act prevents the SEC from approving an acquisition that "would be detrimental to the carrying out of the provisions of section 11." Section 11(b)(1) of the Public Utility Holding Company Act generally confines the utility properties of a registered holding company to a "single integrated public-utility system," either gas or electric. An exception to the requirement of a "single system" is provided in section 11(b)(1)(A), (B) and (C), the so-called ABC clauses. Under this exception, a registered holding company may control one or more additional integrated public utility systems if (A) each of these additional systems cannot be operated as an independent system without the loss of substantial economies of scale; (B) all of these additional systems are located in one state, adjoining states, or a contiguous foreign country; and (C) the continued combination of these systems under the control of such holding company is not so large as to impair the advantages of localized management, efficient operation, or the effectiveness of regulation.

    Energy East believes that its gas system, CTG Resources's gas system, and The Southern Connecticut Gas Company will constitute a "single integrated public-utility system" within the meaning of the Public Utility Holding Company Act and that this system will be retainable under that Act. There can be no assurance, however, that the SEC will approve the merger under the Public Utility Holding Company Act or that the gas system will be found retainable under that Act, or if approval is obtained, when it will be obtained or whether the terms of the approval will ultimately be acceptable. In addition, Energy East anticipates that the SEC will find that the merger with CMP Group complies with the integration standards under the Public Utility Holding Company Act, although there can be no assurance of this.

    The SEC could also require, as a condition to its approval of the merger under the Public Utility Holding Company Act, that Energy East or Connecticut Energy divest some of its investments that are unrelated to the combined company's post-merger utility operations. In several cases, the SEC has allowed the retention of nonutility investments or deferred the question of divesture for a substantial period of time. In cases in which a divestiture has been ordered, the SEC has usually allowed enough time to complete the divestiture to avoid a "fire sale" of the divested assets. Based on existing SEC policy and precedent, it appears likely that the SEC will permit the retention by the combined company of nonutility investments or, alternatively, will defer the question of divestiture for a substantial period of time.

    ANTITRUST. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder by the U.S. Federal Trade Commission, we cannot consummate the merger until we have given notifications, furnished certain information to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, and satisfied specified waiting-period requirements. Energy East and Connecticut Energy will file notification and report forms under the Hart-Scott Act with the Federal Trade Commission and the Antitrust Division. Even after the waiting period expires or is terminated, the Federal Trade Commission and the Antitrust Division retain the authority to challenge the merger on antitrust grounds before or after the merger is completed. In addition, each state in which Connecticut Energy or Energy East operates may also seek to review the merger. It is possible that some of these authorities or a private party may seek to challenge the merger.

    OBLIGATIONS TO OBTAIN REGULATORY APPROVALS. Under the merger agreement, both Energy East and Connecticut Energy have agreed to use all commercially reasonable efforts to obtain all regulatory and governmental approvals necessary or advisable to complete the merger, including approvals from the Federal Communications Commission in connection with wireless-radio licenses issued to The Southern Connecticut Gas Company.

    INJUNCTIONS. Energy East's and Connecticut Energy's obligation to complete the merger is subject to the condition that there be no law, regulation or injunction in effect that would prohibit the completion of the merger.

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LISTING OF THE ENERGY EAST SHARES ON THE NEW YORK STOCK EXCHANGE

    In the merger agreement, Energy East, Merger Co. and Connecticut Energy have agreed to use reasonable efforts to cause Energy East shares that are to be issued pursuant to the merger agreement to be listed for trading on the New York Stock Exchange. Approval for listing is a condition to the obligations of Energy East, Merger Co. and Connecticut Energy to complete the merger.

RESALE OF THE ENERGY EAST SHARES ISSUED IN THE MERGER; CONNECTICUT ENERGY AFFILIATES

    Energy East shares to be issued to Connecticut Energy shareholders in connection with the merger will be freely transferable under the Securities Act of 1933, except for Energy East shares issued to any person deemed to be an affiliate of Connecticut Energy for purposes of Rule 145 promulgated under the Securities Act at the time of the special meeting. These affiliates may not sell their Energy East shares acquired in connection with the merger, except pursuant to an effective registration statement under the Securities Act covering such Energy East shares, or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Pursuant to the merger agreement, Connecticut Energy has delivered to Energy East a letter identifying all persons who, at the time of the special meeting, may be deemed to be its affiliates.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Connecticut Energy board of directors with respect to the merger agreement, Connecticut Energy shareholders should be aware that certain officers and directors of Connecticut Energy have interests in the merger that are in addition to, or different from, the interests of Connecticut Energy shareholders generally. The Connecticut Energy board of directors was aware of these interests and considered them along with other matters in recommending that Connecticut Energy shareholders vote to approve the merger agreement.

    ENERGY EAST BOARD OF DIRECTORS. Energy East will elect Mr. Crespo to its board of directors.

    SURVIVING COMPANY OFFICER. At the effective time of the merger, Mr. Crespo will become the president, chief executive officer and chairman of the board of directors of the surviving company (which will be a subsidiary of Energy East), will be an officer of Energy East with the title of vice chairman and will hold other positions in other Energy East subsidiaries. See "The Merger Agreement--Corporate Governance Matters."

    ADVISORY BOARD. Under the merger agreement, the present directors of Connecticut Energy will continue as members of an advisory board of the surviving company. The members of the advisory board will provide advice to the board of directors of the surviving company with respect to various matters and receive remuneration for their services equivalent to remuneration currently provided to non-officer directors of The Southern Connecticut Gas Company. See "The Merger Agreement-- Additional Agreements."

    EMPLOYMENT AGREEMENTS. Energy East and Connecticut Energy have signed an employment agreement with Mr. Crespo, and have agreed to offer to enter into an employment agreement with Carol Forest. Energy East, Connecticut Energy and The Southern Connecticut Gas Company have agreed to offer to enter into an employment agreement with David Silverstone. The agreements will become effective at the effective time of the merger. At the effective time of the merger, these employment agreements will replace and terminate each executive's existing agreement with The Southern Connecticut Gas Company and Connecticut Energy.

    The term of Mr. Crespo's new employment agreement is three years, beginning on the effective date of the merger, and is automatically extended each month unless either Energy East or Mr. Crespo

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
gives written notice that the agreement will not be extended. Under the terms of his employment agreement, Mr. Crespo will become the president, chief executive officer and chairman of the board of directors of the surviving company (which will be a subsidiary of Energy East), will be an officer of Energy East with the title of vice chairman and will hold other positions in other Energy East subsidiaries. Energy East will elect Mr. Crespo to its board of directors. Mr. Crespo's salary will not be lower than the salary he was receiving prior to the merger. Mr. Crespo will also be entitled to receive a special bonus of one million dollars within five days of the effective time of the merger and two additional special bonuses of $650,000 each if he is employed with Energy East or any Energy East subsidiary on the first and second anniversaries of the merger. Mr. Crespo will also participate in all incentive compensation, fringe benefit and employee benefit plans on the same basis as other executives and key management employees, including a company car and certain club expenses, and Energy East will continue Mr. Crespo's existing deferred compensation benefit currently provided for in the deferred compensation agreement, dated November 1, 1998, among Mr. Crespo, The Southern Connecticut Gas Company, and Connecticut Energy. Under this existing agreement, following the approval of the merger by the Connecticut Energy shareholders, Mr. Crespo will be entitled to a benefit computed by adding an additional five years to his age at the time of his termination of employment. The additional five years will not be used for purposes of calculating his life expectancy when determining the amount of any annuity to which he and/or his spouse are entitled. Under the new employment agreement, Mr. Crespo will continue to be entitled to receive a life insurance benefit that is not less than two and one-half times his annual compensation, and he will also be entitled to certain other death and disability benefits. Mr. Crespo's medical benefits will continue until Mr. Crespo reaches age 65 on the same basis as medical benefits offered by Energy East or the surviving company to active executive officers. The agreement also provides for a "gross-up" payment to Mr. Crespo if any payment, benefit or distribution to Mr. Crespo is subject to excise tax under Section 4999 of the Internal Revenue Code.

    Energy East or the surviving company or Mr. Crespo may terminate Mr. Crespo's employment at any time. If Energy East or the surviving company terminates Mr. Crespo's employment without cause and for a reason other than the executive's death or disability or Mr. Crespo terminates his employment for good reason, he will receive:

    - payments of his base salary at the rate in effect at the time of termination for the remainder of the term of his employment agreement;

    - payment of any remaining special bonuses due, determined as if he had remained employed for the remainder of the term of the employment agreement;

    - incentive compensation for the remainder of the term of his employment agreement, calculated on the basis of the value of short-term incentive compensation paid to him in the most recently completed fiscal year and the value of any long-term incentive compensation awards determined based on the projected target value of the awards;

    - continuation of his deferred compensation benefit for the remainder of the term of the employment agreement;

    - continuation of fringe benefits for the remainder of the term of the employment agreement; and

    - continuation of all employee welfare benefits for the remainder of the term of the employment agreement.

    We estimate that if the merger occurred on January 1, 2000 and Mr. Crespo's employment were immediately terminated for one of the reasons noted above he would receive cash severance payments and gross-up payments pursuant to his new employment agreement of approximately $6,784,278, not including the payment of any special bonuses.

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
    Ms. Forest's and Mr. Silverstone's new employment agreements will be for three years beginning at the effective time of the merger. Under the terms of these employment agreements, Ms. Forest will serve as the vice president, finance, chief financial officer and treasurer of the surviving company. Mr. Silverstone will serve as vice president of The Southern Connecticut Gas Company. Ms. Forest's and Mr. Silverstone's base salaries after the merger will be no less than the salaries they were receiving prior to the merger. Each also will receive a bonus equal to the amount of his or her base salary as of the effective time of the merger, which will be paid within five days after the effective time of the merger.

    Ms. Forest and Mr. Silverstone will be entitled to participate in incentive compensation, retirement and welfare programs available to other executives, as determined by the Energy East board of directors. If Ms. Forest's employment is terminated by the surviving company without cause or by Ms. Forest for good reason before she reaches age 55, she will receive until age 55 post-termination medical benefits on the same basis as are received by other executive officers. After age 55, Ms. Forest will participate in the retiree medical plan generally applicable to other retired salaried employees, or, alternatively, Ms. Forest will receive benefits equal to those she would have received under such plan. The agreements also provide for "gross-up" payments to Ms. Forest and Mr. Silverstone if any payment, benefit or distribution to the executives is subject to excise tax under Section 4999 of the Internal Revenue Code.

    Energy East or the surviving company may terminate Ms. Forest's or Mr. Silverstone's employment at any time, and The Southern Connecticut Gas Company may terminate Mr. Silverstone's employment at any time. Ms. Forest and Mr. Silverstone may also terminate her or his own employment at any time. Under the employment agreements, if Ms. Forest's or Mr. Silverstone's employment is terminated by Energy East or the surviving company, or if Mr. Silverstone's employment is terminated by The Southern Connecticut Gas Company, without cause and for a reason other than the executive's death or disability, or by the executive for good reason, Ms. Forest or Mr. Silverstone will receive:

    - payments of his or her base salary at the rate in effect at the time of termination for the remainder of the term of the employment agreement;

    - incentive compensation for the remainder of the term of the employment agreement, calculated on the basis of the value of short-term incentive compensation paid to the executive in the most recently completed fiscal year along with the value of any long-term incentive compensation awards determined based on the projected target value of the awards;

    - continuation for the remainder of the term of his or her employment agreement of accrual of benefits under retirement plans, or, if continued accrual is not possible under existing plans, payment of an amount equal to the present value of such continued accrual;

    - continuation of welfare benefits for the remainder of the term of the employment agreement; and

    - in Mr. Silverstone's case, a cash payment equal to the value of any pension benefits that he has accrued that are not yet vested.

    We estimate that if the merger occurred on January 1, 2000 and Ms. Forest's and Mr. Silverstone's employment were immediately terminated for one of the reasons noted above they would receive cash severance payments and gross-up payments upon termination pursuant to their new employment agreements of approximately $1,137,544 and $953,672, respectively, not including the bonuses payable at the time of the merger.

    CHANGE IN CONTROL AGREEMENTS. Messrs. Crespo and Silverstone and Ms. Forest currently have agreements that provide severance benefits if they are terminated after a change in control. Connecticut Energy shareholder approval of the merger would constitute a change in control as it is

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
defined in these agreements. The new employment agreements, which replace and terminate the current agreements, do not begin until the effective time of the merger. Thus, Messrs. Crespo and Silverstone and Ms. Forest may be entitled to the change in control severance benefits provided for in their current agreements if their employment is terminated after Connecticut Energy shareholders approve the merger but before the effective time of the merger. In addition, Thomas A. Trotta and Samuel W. Bowlby currently have agreements related to a change in control with The Southern Connecticut Gas Company and Connecticut Energy. These agreements also provide that approval of the merger by Connecticut Energy shareholders would constitute a change in control. Each of the five agreements provides the following severance benefits if the executive's employment is terminated within three years following Connecticut Energy shareholder approval of the merger for any reason other than (1) death or disability, (2) by Connecticut Energy for cause or (3) by the executive without good reason (the rights of Messrs. Crespo and Silverstone and Ms. Forest will be governed by their new employment agreements if the termination occurs after the effective time of the merger):

    - payment of base salary through the effective date of termination and payment of all benefits and awards to which the executive is entitled under any benefit plans or policies;

    - a cash payment equal to three times the executive's base salary in effect on the date of termination;

    - a cash payment equal to three times the amount of the highest bonus the executive was awarded in the five fiscal years before the fiscal year in which shareholders approve the merger or, if greater, three times the bonus the executive would have been awarded in the fiscal year in which Connecticut Energy shareholders approve the merger if the executive had continued to be employed and performed at the same level as immediately before Connecticut Energy shareholder approval of the merger;

    - an amount equal to three times the largest annual contribution made on the executive's behalf to The Southern Connecticut Gas Company Target Plan within the five years before the fiscal year in which Connecticut Energy shareholders approve the merger or, if greater, the amount of the contribution that would have been made for the fiscal year in which Connecticut Energy shareholders approve the merger had the executive remained employed and continued to contribute to the plan at the same rate;

    - a supplemental retirement benefit so that the executive receives aggregate retirement benefits equal to those he or she would have received had he or she remained employed for up to an additional three years and been up to three years older when he or she was terminated; and

    - an amount equal to 35% of the executive's annual base salary in effect on the date of termination or, if higher, his or her base salary immediately before the Connecticut Energy shareholder approval of the merger, as compensation for loss of medical and other benefits.

    Additionally, the agreements provide that, if any payment, benefit, or distribution to the executive is subject to excise tax under Section 4999 of the Internal Revenue Code, he or she will receive a tax "gross-up" payment.

    We estimate that if shareholder approval of the merger occurred on July 1, 1999 and the employment of Messrs. Crespo, Silverstone, Trotta and Bowlby and Ms. Forest were immediately terminated for one of the reasons noted above they would receive cash severance payments upon termination pursuant to their agreements of approximately $5,191,090, $794,589, $1,650,794, $1,184,797, and
$1,074,152, respectively, including the estimated gross-up payments.

    RESTRICTED STOCK VESTING. Upon Connecticut Energy shareholder approval of the merger, the performance vesting requirements applicable to restricted stock previously awarded pursuant to Connecticut Energy's 1997 Restricted Stock Award Plan will be waived, and such awards will be paid in

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
full and delivered in the form of fully vested Connecticut Energy shares. As a result, the executive officers will receive the following numbers of shares: J.
R. Crespo--56,471; Larry S. McGaughy-- 10,802; Vincent L. Ammann, Jr.--7,728; all others--17,013.

    INDEMNIFICATION. Pursuant to the merger agreement, from and after the effective time of the merger, the surviving company will, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each individual who, prior to the effective time of the merger, was an officer, director or employee of Connecticut Energy or any of its subsidiaries against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities or, subject to certain restrictions, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the effective time of the merger that are at least in part (1) based on the fact that such individual has ever been a director, officer or employee of such entity, or (2) based on the transactions contemplated by the merger agreement.

    In addition, for six years after the effective time, Energy East will either
(1) maintain policies of liability insurance for the benefit of those directors and officers of Connecticut Energy or its subsidiaries who are currently covered or (2) provide tail coverage for those officers and directors. In either case, the terms of the coverage will be at least as favorable as the terms of the current insurance coverage. Energy East will not, however, be required to expend in any year more than 200% of the annual aggregate premiums that Connecticut Energy currently pays.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following discussion is a summary description of the material U.S. federal income tax consequences of the merger applicable to Connecticut Energy shareholders. This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a Connecticut Energy shareholder. For example, this discussion does not address the effect, if any, of the Foreign Investment in Real Property Tax Act on non-U.S. persons who hold Connecticut Energy shares. This discussion is based upon the provisions of the Internal Revenue Code, existing regulations, and administrative and judicial interpretations of the Internal Revenue Code, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect). This discussion applies only to Connecticut Energy shareholders who hold their Connecticut Energy shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not apply to the following:

    - shareholders who received their Connecticut Energy shares pursuant to the exercise of employee stock options or similar securities or otherwise as compensation;

    - shareholders who hold their Connecticut Energy shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

    - shareholders (including, without limitation, financial institutions, insurance companies, tax-exempt organizations, dealers or traders in securities and shareholders subject to the alternative minimum tax) who may be subject to special rules;

    - shareholders whose functional currency is not the U.S. dollar; or

    - shareholders who, for U.S. federal income tax purposes, are non-resident alien individuals, foreign corporations, foreign partnerships, or foreign estates or trusts.

    This discussion also does not consider the effect of any foreign, state or local laws or any U.S. federal laws other than those pertaining to the income tax.

    THE INDIVIDUAL CIRCUMSTANCES OF EACH CONNECTICUT ENERGY SHAREHOLDER MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH CONNECTICUT ENERGY SHAREHOLDER. THE PARTICULAR FACTS OR CIRCUMSTANCES OF A CONNECTICUT ENERGY SHAREHOLDER THAT MAY SO AFFECT THE CONSEQUENCES ARE NOT

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
DISCUSSED HERE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE TAX EFFECT TO YOU OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, OR U.S. FEDERAL, STATE, LOCAL OR OTHER TAX LAWS. NON-U.S. SHAREHOLDERS, IF ANY, WHO HOLD OR HAVE HELD (DIRECTLY, CONSTRUCTIVELY, OR BY ATTRIBUTION) MORE THAN 5% OF THE OUTSTANDING CONNECTICUT ENERGY SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE MERGER UNDER THE FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT, INCLUDING ANY TAX FILING REQUIREMENTS THAT MAY APPLY.

    The consummation of the merger is contingent upon the receipt by:

    - Energy East of an opinion from its attorneys to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and
    - Connecticut Energy of an opinion from its attorneys to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

    The opinions will be based upon certain customary assumptions and representations of fact, including representations of fact contained in certificates of officers of Energy East, Connecticut Energy and others. No ruling has been or will be sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger, and the opinions of counsel are not binding upon the Internal Revenue Service or any court. Accordingly, there can be no assurances that the Internal Revenue Service will not contest the conclusions expressed in the opinions or that a court will not sustain such contest.

    The following discussion of U.S. federal income tax consequences of the merger to Connecticut Energy shareholders assumes that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. As discussed below, the U.S. federal income tax consequences of the merger to a Connecticut Energy shareholder depend on the form of consideration received by the shareholder.

    SHAREHOLDERS WHO RECEIVE SOLELY ENERGY EAST COMMON STOCK. A Connecticut Energy shareholder who exchanges Connecticut Energy shares solely for Energy East shares will not recognize any gain or loss on that exchange, except to the extent the shareholder receives cash in lieu of fractional shares of Energy East (as discussed below). The aggregate adjusted tax basis of Energy East shares received will equal the Connecticut Energy shareholder's aggregate adjusted tax basis in the Connecticut Energy shares surrendered (reduced by the tax basis allocable to any fractional shares of Energy East received in the merger). The holding period of the Energy East shares received pursuant to the merger will include the holding period of the Connecticut Energy shares surrendered.

    SHAREHOLDERS WHO RECEIVE CASH AND ENERGY EAST COMMON STOCK. If the consideration received in the merger by a Connecticut Energy shareholder consists of part cash and part Energy East shares and the shareholder's adjusted basis in the Connecticut Energy shares surrendered in the transaction is less than the sum of the fair market value, as of the date of the merger, of the Energy East shares and the amount of cash received by the shareholder, then the shareholder will recognize a gain. This recognized gain will equal the lesser of
(1) the sum of the amount of cash and the fair market value, as of the date of the merger, of the Energy East shares received, minus the adjusted basis of the Connecticut Energy shares surrendered in exchange therefor, and (2) the amount of cash received by the shareholder in the exchange. However, if a Connecticut Energy shareholder's adjusted basis in the Connecticut Energy shares surrendered in the transaction is greater than the sum of the amount of cash and the fair market value of the Energy East shares received, the Connecticut Energy shareholder's loss will not be currently allowed or recognized for U.S. federal income tax purposes.

    In the case of a Connecticut Energy shareholder who recognizes gain on the exchange, if the exchange sufficiently reduces the shareholder's proportionate stock interest (as discussed below), the gain will be characterized as a capital gain. If the exchange does not sufficiently reduce the shareholder's proportionate stock interest, such gain will be taxable as a dividend to the extent of the shareholder's ratable share of available earnings and profits (and the remainder, if any, of such recognized gain will be capital gain).

    The determination of whether the exchange sufficiently reduces a Connecticut Energy shareholder's proportionate stock interest will be made in accordance with Section 302 of the Internal Revenue Code, taking into account the stock ownership attribution rules of Section 318 of the Internal Revenue Code. Under those rules, for purposes of determining whether the exchange sufficiently reduces a shareholder's proportionate stock interest, a Connecticut Energy shareholder is treated as if (1) all such shareholder's Connecticut Energy shares were first exchanged in the merger for Energy East shares and (2) a portion of those Energy East shares were then redeemed for the cash actually received in the merger. The Connecticut Energy shareholder's hypothetical stock interest in Energy East (both actual and constructive) after hypothetical step
(2) is compared to such Connecticut Energy shareholder's hypothetical stock interest in Energy East (both actual and constructive) after hypothetical step
(1). Dividend treatment will apply unless the shareholder's stock interest in Energy East has been completely terminated, there has been a "substantially disproportionate" reduction in the shareholder's stock interest in Energy East (I.E., such interest after hypothetical step (2) is less than 80% of the interest after hypothetical step (1)), or the exchange is not "essentially equivalent to a dividend." While the determination is based on a Connecticut Energy shareholder's particular facts and circumstances, the Internal Revenue Service has indicated in published rulings that a distribution is not "essentially equivalent to a dividend" and will therefore result in capital gain treatment if the distribution results in any actual reduction in the stock interest of an extremely small minority shareholder in a publicly held corporation and the shareholder exercises no control with respect to corporate affairs.

    BECAUSE THE DETERMINATION OF WHETHER A PAYMENT WILL BE TREATED AS HAVING THE EFFECT OF THE DISTRIBUTION OF A DIVIDEND GENERALLY WILL DEPEND UPON THE FACTS AND CIRCUMSTANCES OF EACH CONNECTICUT ENERGY SHAREHOLDER, CONNECTICUT ENERGY SHAREHOLDERS ARE STRONGLY ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF CASH RECEIVED IN THE MERGER, INCLUDING THE APPLICATION OF THE CONSTRUCTIVE OWNERSHIP RULES OF THE INTERNAL REVENUE CODE AND THE EFFECT OF ANY TRANSACTIONS IN ENERGY EAST SHARES OR CONNECTICUT ENERGY SHARES BY THE CONNECTICUT ENERGY SHAREHOLDER.

    The basis of a Connecticut Energy shareholder who receives cash and Energy East shares in the merger in the Energy East shares received will equal such shareholder's adjusted basis in the shareholder's Connecticut Energy shares increased by any gain recognized as a result of the merger and reduced by the amount of cash received in the merger. The holding period of the Energy East shares received will include the holding period of the Connecticut Energy shares surrendered.

    SHAREHOLDERS WHO RECEIVE SOLELY CASH. The exchange of Connecticut Energy shares solely for cash generally will result in recognition of gain or loss by the shareholder in an amount equal to the difference between the amount of cash received and the shareholder's adjusted tax basis in the Connecticut Energy shares surrendered. The gain or loss recognized will be long-term capital gain or loss if the shareholder's holding period for the Connecticut Energy shares surrendered exceeds one year. There are limitations on the extent to which shareholders may deduct capital losses from ordinary income.

    If a Connecticut Energy shareholder who receives only cash in exchange for all such shareholder's Connecticut Energy shares constructively owns Connecticut Energy shares before the merger or actually or constructively owns Energy East shares after the merger (as the result of constructive ownership of Connecticut Energy shares that are exchanged for Energy East shares in the merger, prior actual or constructive ownership of Energy East shares or otherwise), all or a portion of the cash received by the shareholder may, in certain circumstances, be taxed as a dividend, and such shareholders should consult their tax advisors to determine the amount and character of the income recognized in connection with the merger.

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
    CASH RECEIVED IN LIEU OF FRACTIONAL SHARES. A Connecticut Energy shareholder who receives cash in lieu of a fractional Energy East share will be treated as having first received such fractional Energy East share in the merger and then as having received cash in exchange for the fractional share interest. Thus, such a Connecticut Energy shareholder generally will recognize gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional Energy East share and the portion of the basis in the Connecticut Energy shares allocable to that fractional interest.

    SPECIAL RULES FOR SHAREHOLDERS THAT ARE CORPORATIONS. To the extent that cash received in exchange for Connecticut Energy shares is taxable as a dividend (as described above) to a Connecticut Energy shareholder that is a corporation, that shareholder will be (1) eligible for a dividends received deduction (subject to applicable limitations) and (2) subject to the "extraordinary dividend" provisions of the Internal Revenue Code. Under recently enacted legislation, any such cash that is taxable as a dividend to a corporate shareholder will constitute an extraordinary dividend. Consequently, the nontaxed portion of any such dividend will reduce the adjusted tax basis of a Connecticut Energy shareholder that is a corporation in the Energy East shares received in the merger, but not below zero, and will thereafter be taxable as capital gain.

    INCOME TAX RATES. Capital gain recognized in the merger by individuals and certain other noncorporate Connecticut Energy shareholders who have held their Connecticut Energy shares for more than one year generally will be subject to a maximum U.S. federal income tax rate of 20%. Gain or dividend income otherwise recognized by Connecticut Energy shareholders generally will be subject to a (1) maximum 39.6% U.S. federal income tax rate for individuals and certain other noncorporate shareholders, or (2) maximum 35% U.S. federal income tax rate for corporations.

    MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO ENERGY EAST, CONNECTICUT ENERGY AND MERGER CO. Assuming that the merger is treated as a reorganization, none of Energy East, Connecticut Energy or Merger Co. will recognize gain or loss as a result of the merger.

    BACKUP WITHHOLDING. Payments in connection with the merger may be subject to "backup withholding" at a rate of 31%, unless a Connecticut Energy shareholder (1) provides a correct taxpayer identification number (which, for an individual shareholder, is the shareholder's social security number) and any other required information to the paying agent, or (2) is a corporation or comes within certain exempt categories and, when required, demonstrates that fact and otherwise complies with applicable requirements of the backup withholding rules. A Connecticut Energy shareholder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the shareholder's U.S. federal income tax liability. Each Connecticut Energy shareholder should consult with his own tax advisor as to his qualification for exemption from backup withholding and the procedure for obtaining such exemption. CONNECTICUT ENERGY SHAREHOLDERS MAY PREVENT BACKUP WITHHOLDING BY COMPLETING A SUBSTITUTE FORM W-9 AND SUBMITTING IT TO THE PAYING AGENT FOR THE MERGER WHEN THEY SUBMIT THEIR CONNECTICUT ENERGY SHARE CERTIFICATES.

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
CONNECTICUT ENERGY STOCK PLANS

    Some holders of Connecticut Energy shares hold all or part of their Connecticut Energy shares under Connecticut Energy's Dividend Reinvestment and Stock Purchase Plan. This plan will be terminated upon the completion of the merger. Connecticut Energy shareholders who hold Connecticut Energy shares under this plan will have the option to receive cash or Energy East shares in exchange for Connecticut Energy shares held under the plan.

    Participants in The Southern Connecticut Gas Company Target Plan are eligible to invest in the Connecticut Energy Stock Fund maintained by the trustee of that plan. The Connecticut Energy Stock Fund is a unitized fund that is currently invested in Connecticut Energy shares with a small investment in cash equivalents sufficient to meet the cash needs of the fund. The plan trustee has been directed by The Southern Connecticut Gas Company, as the administrator of the plan, to elect to receive, upon consummation of the merger, in exchange for its Connecticut Energy shares, Energy East shares. The number of Energy East shares the trustee will be eligible to receive for each Connecticut Energy share held in the fund will be governed by the formula applicable to all Connecticut Energy shareholders. To the extent that the terms of the merger agreement and the elections of other Connecticut Energy shareholders result in the plan trustee receiving cash instead of Energy East shares in exchange for the Connecticut Energy shares held in the fund, The Southern Connecticut Gas Company has directed the trustee to use that cash to purchase additional Energy East shares as promptly as feasible. The intended result of The Southern Connecticut Gas Company's directions to the trustee is to maintain the fund as a unitized fund, fully (except for the small amount invested in cash equivalents) invested in the publicly traded stock of The Southern Connecticut Gas Company's parent corporation (Connecticut Energy until the consummation of the merger, and Energy East thereafter). Plan participants who want their target plan balance invested in Energy East stock should maintain their investment in the Connecticut Energy Stock Fund.

       DISSENTERS' RIGHTS OF APPRAISAL OF CONNECTICUT ENERGY SHAREHOLDERS

    If you hold Connecticut Energy shares and do not wish to accept the merger consideration, then Sections 33-855 through 33-872 of the Connecticut Business Corporation Act provide you with an alternative. Under these sections, you have a right to dissent from the merger, and can choose to be paid the fair value of your Connecticut Energy shares once the merger is completed, provided you follow the procedures outlined in the statute. The complete text of these sections is included in Appendix C to this proxy statement/prospectus.

    If you wish to exercise your dissenters' rights of appraisal or to preserve the right to do so, you should carefully review Appendix C and seek the advice of counsel. If you do not comply with the deadlines and procedures specified in the Connecticut Business Corporation Act, you may lose your dissenters' rights of appraisal. To exercise these rights, you must satisfy each of the following conditions:

    - you must not vote in favor of the merger; and

    - you must deliver to the Secretary of Connecticut Energy, before the vote on the merger at the special meeting, a written notice of your intent to demand payment of the fair value of your shares.

    You must deliver the notice of intent even if you submit a proxy or vote against the merger. MERELY VOTING AGAINST, ABSTAINING FROM VOTING OR FAILING TO VOTE IN FAVOR OF ADOPTION OF THE MERGER WILL NOT CONSTITUTE A NOTICE OF INTENT TO EXERCISE DISSENTERS' RIGHTS OF APPRAISAL UNDER THE CONNECTICUT BUSINESS CORPORATION ACT.

    If Connecticut Energy shareholders approve the merger at the special meeting and you meet the requirements above, then Connecticut Energy will send you, within ten days of the approval of the merger, a written dissenters' notice to be used to demand payment for your shares. The dissenters' notice will:

    - state where the payment demand must be sent and when and where certificates for certificated shares must be deposited;

    - inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

    - supply a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the merger agreement and require that each shareholder asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

    - set a date by which Connecticut Energy must receive the payment demand, which may not be fewer than 30 nor more than 60 days after the written dissenters' notice is delivered by Connecticut Energy; and

    - be accompanied by a copy of Sections 33-855 through 33-872 of the Connecticut Business Corporation Act (these are the sections that discuss dissenters' rights).

    Under Section 33-863(a) of the Connecticut Business Corporation Act, if you receive a dissenters' notice and wish to exercise your dissenters' rights of appraisal, you must:

    - demand payment for your shares;

    - certify that you acquired beneficial ownership of your shares (generally, the right to vote or enter into an arrangement or agreement for the purpose of voting your shares, the right to acquire shares and the right to dispose of shares) before the date of the first announcement to the news media or to the shareholders of the terms of the merger agreement as set forth in the dissenters' notice; and

    - deposit the certificate or certificates representing your shares in accordance with the terms of the dissenters' notice.

    IF YOU ARE CONSIDERING SEEKING DISSENTERS' RIGHTS OF APPRAISAL, YOU SHOULD BE AWARE THAT THE FAIR VALUE OF YOUR SHARES AS DETERMINED UNDER THE APPLICABLE PROVISIONS OF THE CONNECTICUT BUSINESS CORPORATION ACT COULD BE GREATER THAN, THE SAME AS OR LESS THAN THE MERGER CONSIDERATION.

    After Connecticut Energy receives a valid, timely and complete payment demand, or upon completion of the merger, Connecticut Energy will pay to each dissenting shareholder the amount it estimates to be the fair value of the dissenting shareholder's shares, plus accrued interest, as provided in Section 33-865(a) of the Connecticut Business Corporation Act. That payment will be accompanied by:

    - Connecticut Energy's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any;

    - a statement of Connecticut Energy's estimate of the fair value of the shares;

    - an explanation of how the accrued interest was calculated;

    - a statement of the shareholders' right to demand payment under Section 33-868 of the Connecticut Business Corporation Act; and

    - a copy of Sections 33-855 through 33-872 of the Connecticut Business Corporation Act.

    If the merger does not take place within 60 days after the date set for demanding payment and depositing certificates representing dissenting shareholders' shares, Connecticut Energy will return the deposited certificates and release any transfer restrictions that may have been imposed on uncertificated shares. If the merger is completed after the return of the deposited shares and the release of transfer restrictions, Connecticut Energy will send a new dissenters' notice and repeat the payment-demand procedure.

    Under Section 33-868 of the Connecticut Business Corporation Act, you may send to Connecticut Energy your own estimate of the fair value of your shares and the amount of any interest due, and demand payment of the difference between your estimate and the amount paid, if any, by Connecticut Energy in the following cases:

    - if you believe that the amount paid by Connecticut Energy is less than the fair value of your shares or that the interest due is incorrectly calculated;

    - if Connecticut Energy fails to make payment within 60 days after the date set in the dissenters' notice for demanding payment (except if the payment is withheld to holders of shares who acquired the shares after the announcement of the merger); or

    - if the merger is not completed, and Connecticut Energy does not return the deposited certificates or release any transfer restrictions imposed on uncertificated shares within 60 days after the date set in the dissenters' notice for demanding payment.

    If you do not demand payment of the difference between your estimate of the fair value of your shares, plus interest, and the amount paid by Connecticut Energy within 30 days after Connecticut Energy made or offered to make that payment, you will lose your right to demand payment of any such difference.

    Under Sections 33-871(a) and (b) of the Connecticut Business Corporation Act, if your demand for payment of your estimate remains unsettled, Connecticut Energy will commence a proceeding within 60 days after receipt of your demand for payment and petition the superior court for the judicial district where Connecticut Energy's principal office is located to determine the fair value of your shares and accrued interest. If Connecticut Energy does not timely commence this proceeding, Connecticut Energy must pay you the unsettled amount that you demanded.

    If this proceeding takes place, Connecticut Energy will make all dissenting shareholders whose demands remain unsettled (even if they are not residents of Connecticut) parties to the proceeding, and all parties will be served with a copy of the petition. The court may appoint appraisers who will receive evidence and recommend a decision on the question of fair value. If the court finds that the amount Connecticut Energy paid is less than the fair value of a dissenting shareholder's shares, plus accrued interest, the court will order Connecticut Energy to pay the difference to the dissenting shareholder.

    The court will determine all costs of the proceeding, including the reasonable compensation and expenses of court-appointed appraisers. Connecticut Energy generally will pay these costs, but the court may order the dissenting shareholders to pay some of them, in amounts the court finds equitable, if the court finds that the shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment.

    If you give notice of your intent to demand dissenters' rights for your shares under the applicable provisions of the Connecticut Business Corporation Act but fail to return the dissenters' notice or withdraw or lose your right to demand payment, your shares will be converted into the right to receive the cash consideration in the merger. See "The Merger Agreement--Conversion of Connecticut Energy Shares."

    The foregoing is only a summary of the applicable provisions of the Connecticut Business Corporation Act and is qualified in its entirety by reference to the full text of such provisions, which is included in Appendix C.

                              THE MERGER AGREEMENT

    THE FOLLOWING DESCRIPTION OF THE MERGER AGREEMENT IS ONLY A SUMMARY. WE URGE YOU TO READ THE ACTUAL MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT/PROSPECTUS.

GENERAL

    The merger agreement provides that Connecticut Energy will merge with and into Merger Co., a wholly owned subsidiary of Energy East. Merger Co. will survive the merger as a wholly owned subsidiary of Energy East and will be renamed "Connecticut Energy Corporation."

    The closing of the merger will occur on the second business day immediately following the date upon which all conditions to the merger have been satisfied or waived, or at such other time as the parties agree. At the closing of the merger, the parties will deliver a certificate of merger to the Secretary of the State of Connecticut for filing. The merger will become effective upon the filing of this certificate or at such later time as may be set forth in the certificate. We currently expect that the closing of the merger will take place by early 2000.

CORPORATE GOVERNANCE MATTERS

    DIRECTORS. After the merger becomes effective, the board of directors of the surviving company will consist of the current directors of Merger Co. and Mr. Crespo. These directors will hold office until their successors are duly elected or appointed and qualified. In addition, pursuant to his employment agreement, Energy East will elect Mr. Crespo to its board of directors.

    OFFICERS. Once the merger becomes effective, Mr. Crespo will be the president, chief executive officer and chairman of the board of directors of the surviving company (which will be a subsidiary of Energy East) and will be an officer of Energy East with the title of vice chairman. He will also hold other positions in other Energy East subsidiaries, as specified in an employment agreement that he and Energy East have executed. The other officers of the surviving company will be the same individuals who hold the officer positions of Merger Co. immediately prior to the effective time of the merger. All officers will hold their positions until their successors are duly elected or appointed and qualified.

CONVERSION OF CONNECTICUT ENERGY SHARES

    MERGER CONSIDERATION. At the effective time of the merger, all outstanding Connecticut Energy shares (other than those that are held by Connecticut Energy shareholders who have not voted in favor of the merger and have properly demanded dissenters' rights) will be converted into the right to receive the merger consideration. Each Connecticut Energy shareholder has a right to make an election as to the form in which he would like to receive the merger consideration, which may be subject to proration or adjustment based on tax considerations as explained below. Connecticut Energy shareholders can elect to receive cash, Energy East shares, or a combination of cash and Energy East shares. The cash consideration amounts to $42.00 in cash, without interest, per share. The stock consideration is a number of Energy East shares for each Connecticut Energy share that will vary depending on the Average Market Price. If the Average Market Price is equal to or more than $23.10 per share and equal to or less than $29.40 per share, then a Connecticut Energy share will be exchanged for $42.00 worth of Energy East shares. If the Average Market Price is less than $23.10, then a Connecticut Energy share will be exchanged for 1.82 Energy East shares, irrespective of the value of those shares. Finally, if the Average Market Price is greater than $29.40 per share, then a Connecticut Energy share will be exchanged for 1.43 Energy East shares, again irrespective of the value of those shares. If a Connecticut Energy shareholder wants a combination of cash and Energy East shares, he must designate how many of his Connecticut Energy shares he would like to convert into the $42.00 in cash and how many he would like to convert into Energy East shares.

    As of the effective time of the merger, no Connecticut Energy shares will be outstanding; they will all be automatically canceled and retired. Each Connecticut Energy shareholder will cease to have any shareholder rights, except either the right to receive the merger consideration--cash, Energy East shares or a combination of the two--or the right to dissent. Connecticut Energy shareholders who have properly demanded dissenters' rights will have those rights that are granted by Connecticut law.

    OVERSUBSCRIPTION OF CASH OR STOCK. Subject to an adjustment for tax reasons (as described below), 50% of all outstanding Connecticut Energy shares will be converted into cash, and 50% will be converted into Energy East shares.

    Connecticut Energy shareholders, as a group, may submit elections to convert more than half of the outstanding Connecticut Energy shares into cash or more than half into Energy East shares. If either cash or Energy East shares is oversubscribed, then an equitable PRO RATA adjustment will be made to ensure that half of the outstanding Connecticut Energy shares are converted into cash and half are converted into Energy East shares. For example, if cash is oversubscribed, each Connecticut Energy share as to which an election was submitted to be converted into the $42.00 in cash will, instead, be converted into an amount of cash that is less than $42.00 and a number of Energy East shares to make up the difference. Similarly, if Energy East shares are oversubscribed, each Connecticut Energy share as to which an election was submitted to be converted into a certain number of Energy East shares will, instead, be converted into fewer Energy East shares and an amount of cash to cover the difference.

    NO FRACTIONAL SHARES. No fractional Energy East shares will be issued in the merger. Connecticut Energy shareholders will receive a cash payment in lieu of fractional Energy East shares. This cash will come from an exchange agent's open-market sales of the aggregate fractional Energy East shares.

    ADJUSTMENT TO PER SHARE ENERGY EAST STOCK AMOUNT. If, prior to the effective time of the merger, Energy East pays an extraordinary dividend, enters into a merger or consolidation, or changes the number of outstanding Energy East shares through a stock split, stock dividend or similar transaction, then the calculation of the number of Energy East shares to be received in the merger will be adjusted to reflect this transaction.

    TAX ADJUSTMENT. Energy East and Connecticut Energy intend for the merger to be a "reorganization" within the meaning of the Internal Revenue Code and, therefore, tax free for those shareholders who receive only Energy East shares in the transaction. Under the Internal Revenue Code, however, the merger might not be a reorganization if, on the closing date of the merger, the total value of the Energy East shares that Connecticut Energy shareholders receive is less than 45% of the value of the total consideration--including Energy East shares, cash and any other amounts treated as consideration in connection with the merger for purposes of the Internal Revenue Code--that Connecticut Energy shareholders (including shareholders who exercise dissenters' rights) receive in connection with the merger. To prevent this from happening, if the value of the Energy East shares received would otherwise be less than 45% of the value of the total consideration, the number of Connecticut Energy shares that will be converted into Energy East shares will be increased, and the number of Connecticut Energy shares converted into cash will be correspondingly decreased.

    EXCHANGE AGENT. Energy East will deposit with an exchange agent certificates evidencing the Energy East shares issuable and cash payable in exchange for outstanding Connecticut Energy shares.

    ELECTION PROCEDURE; EXCHANGE OF CERTIFICATES. Copies of the form of election will be mailed to record holders of Connecticut Energy shares not less than 30 days prior to the effective time of the merger and made available to persons who become record holders after this mailing but not later than seven business days prior to the effective time of the merger. To be effective, a form of election must be:

    - properly completed, signed and submitted to the exchange agent;

    - accompanied by the Connecticut Energy share certificates as to which the election is being made (or an appropriate guarantee of delivery of such certificates as provided in the merger agreement); and

    - received by the exchange agent before the election deadline, which is 5:00 p.m., New York City Time, on the second day after the effective time of the merger.

    Energy East has the right to determine whether a Connecticut Energy shareholder has properly completed, signed, and submitted (or revoked) a form of election and to disregard immaterial defects in the form of election. Energy East may delegate this right to the exchange agent. Neither Energy East nor the exchange agent is under any obligation to notify any person of any defect in a form of election submitted to the exchange agent. The exchange agent will also make all computations that the merger agreement requires, and all such computations will be conclusive and binding on Connecticut Energy shareholders. Any form of election may be revoked prior to the deadline for submitting elections.

    A Connecticut Energy shareholder who submits an untimely or improper form of election will be deemed not to have made an election. Connecticut Energy may treat that shareholder's shares as shares that the shareholder elected to exchange for cash or Energy East shares, at Connecticut Energy's discretion.

    DISSENTERS' SHARES. Connecticut Energy shareholders who decide to pursue their rights to dissent under Connecticut law will lose their right to receive the merger consideration; they will have only those rights that are granted by applicable Connecticut law. If, however, after the effective time of the merger, a holder withdraws or loses his right to dissent, his Connecticut Energy shares will be treated as if he had elected to receive $42.00 in cash per Connecticut Energy share. Connecticut Energy will promptly notify Energy East if it receives any written demands for payment of the fair value of outstanding Connecticut Energy shares and withdrawals of such demands. The surviving company will make all these payments.

    EXCHANGE AND PAYMENT PROCEDURES. Promptly after the effective time of the merger, the exchange agent will mail to each record holder of a certificate representing Connecticut Energy shares that have been converted into the right to receive merger consideration:

    - a letter of transmittal for use in submitting stock certificates to the exchange agent; and

    - instructions explaining what the shareholders must do to effect the surrender of the Connecticut Energy stock certificates and receive the merger consideration.

After a shareholder submits his stock certificates, a letter of transmittal and other documents that may be required, the shareholder will have the right to receive cash, a certificate representing Energy East shares, or both. The merger consideration may be delivered to someone who is not listed in Connecticut Energy's transfer records if he presents a Connecticut Energy share certificate to the exchange agent along with all documents required to evidence that a transfer of the certificate has been made to him and any applicable stock transfer taxes have been paid. Until surrender, each certificate (other than those that are held by Connecticut Energy shareholders who have not voted in favor of the merger and have properly demanded dissenters' rights) will be deemed at any time after the effective time of the merger to represent only the right to receive the merger consideration upon surrender.

    PAYMENTS FOLLOWING SURRENDER. Until they have surrendered their certificates, holders of certificates who elect to receive Energy East shares will not receive:

    - dividends and other distributions with respect to Energy East shares that they are entitled to pursuant to the merger and that are declared or made with a record date after the effective time; or

    - cash payment in place of fractional Energy East shares.

    At the time of surrender, Connecticut Energy shareholders will receive the cash payable in place of fractional Energy East shares to which the Connecticut Energy shareholders are entitled under the merger agreement and the dividends or other distributions that have been paid to Energy East shareholders if such distributions had a record date after the effective time. These shareholders will also be paid on the appropriate payment date the amount of dividends or other distributions with a record date after the effective time (but prior to surrender) and a payment date subsequent to surrender.

    SHAREHOLDERS SHOULD NOT FORWARD CERTIFICATES TO THE EXCHANGE AGENT, ENERGY EAST OR CONNECTICUT ENERGY UNTIL THEY HAVE RECEIVED A FORM OF ELECTION. SHAREHOLDERS SHOULD NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY. A FORM OF ELECTION AND COMPLETE INSTRUCTIONS FOR PROPERLY MAKING AN ELECTION TO RECEIVE CASH, ENERGY EAST SHARES OR A COMBINATION OF CASH AND ENERGY EAST SHARES WILL BE MAILED TO SHAREHOLDERS UNDER SEPARATE COVER BEFORE THE ANTICIPATED DAY OF THE CLOSING OF THE MERGER, WHICH IS CURRENTLY EXPECTED TO BE EARLY IN 2000.

REPRESENTATIONS AND WARRANTIES

    In the merger agreement, Connecticut Energy and Energy East make representations and warranties about themselves and their businesses, including the following:

    by Connecticut Energy as to:

- its proper organization, good standing and   - validity of its subsidiaries' stock and the
  qualification to do business in various        ownership rights of Connecticut Energy;
  states;

- capital structure;                           - authority to enter into and enforceability
                                               of the merger agreement;

- filing of all required reports and           - absence of certain adverse changes or
  financial statements and the accuracy of       events;
  information used in their preparation;

- litigation;                                  - accuracy of information used in the
                                               registration statement and proxy statement
                                                 that the parties to the merger agreement
                                                 must file with the SEC;

- tax matters, including Section 368(a) of     - employee matters and the Employee
  the Internal Revenue Code;                     Retirement Income Security Act of 1974;

- environmental compliance and liability;      - regulation as a utility;

- shareholder vote required;                   - opinion of financial advisor; and

- ownership of Energy East shares;             - nonapplicability of takeover laws and the
                                                 Connecticut Energy rights agreement;

and by Energy East as to:

- its proper organization, good standing and   - validity of its subsidiaries' stock and the
  qualification to do business in various        ownership rights of Energy East;
  states;

- capital structure;                           - authority to enter into and enforceability
                                               of the merger agreement;

- filing of all required reports and           - absence of certain adverse changes or
  financial statements and the accuracy of       events;
  information used in their preparation;
- litigation;                                  - accuracy of information used in the
                                               registration statement and proxy statement;

- regulation as a utility;                     - ownership of Connecticut Energy shares; and

- environmental compliance and liability;      - operations of Energy East's partially owned
- Section 368(a) of the Internal Revenue         nuclear power plant and compliance with
  Code;                                          applicable laws.

    The representations and warranties made by the parties to the merger agreement will not survive the merger, but they form the basis of conditions to the obligations of Energy East and Connecticut Energy.

COVENANTS

    MUTUAL COVENANTS. Under the merger agreement, the parties have agreed that, during the period from the date of the merger agreement until the effective time of the merger, except as otherwise permitted in the merger agreement or by written consent of the parties, they will comply with the following covenants:

    - they will coordinate dividend policies prior to the closing date of the merger, so that differences in the timing of record, declaration or payment dates will not adversely affect either Energy East shareholders or Connecticut Energy shareholders;

    - they and their subsidiaries will not amend their certificates of incorporation, by-laws or other organizational documents, or take or fail to take any other action, in such a way that would reasonably be expected to prevent, materially impede or interfere with the merger;

    - they will not take any actions that would be reasonably likely to affect adversely the status of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; in fact, each party agreed to use all reasonable efforts to obtain this status;

    - they will confer on a regular and frequent basis with representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of their ongoing operations; promptly notify the other party of any significant changes in their business, properties, assets, condition, results of operations or prospects; advise the other party of any change or event that has had or is reasonably likely to result in a material adverse effect on them; and promptly provide the other party with copies of all filings with governmental authorities in connection with the merger agreement;

    - they and their subsidiaries will use commercially reasonable efforts to obtain all necessary consents to complete the merger, promptly notify the other party of any failure or prospective failure to obtain these consents, and, if requested by the other party, will provide copies of all the consents that have been obtained;

    - they and their subsidiaries will not willfully take any action that is reasonably likely to result in a material breach of the merger agreement or in any of their representations and warranties being untrue on and as of the closing date of the merger; and

    - they will take all necessary steps within their control to exempt the merger from, or, if necessary, challenge the validity or applicability of, any applicable takeover law.

    COVENANT OF ENERGY EAST. Connecticut Energy's Chief Executive Officer has entered into an employment agreement with Energy East and Connecticut Energy. Energy East has agreed that, at the closing of the merger, it will offer to sign employment agreements with Ms. Forest and Mr. Silverstone.

    COVENANTS OF CONNECTICUT ENERGY. Connecticut Energy has agreed that, until the effective time of the merger or the termination of the merger agreement (except as disclosed in the schedules to the merger agreement), Connecticut Energy and its subsidiaries will:

    - carry on their businesses in the ordinary course;

    - preserve intact their business organizations and relationships with customers, suppliers and others having business dealings with them, keep available the services of their present officers and employees as a group (subject to prudent management of workforce needs and ongoing programs currently in force), maintain properties and assets in good repair, and maintain supplies and inventories in quantities consistent with past practice;

    - abide by certain customary restrictions on the conduct of their businesses regarding: (1) dividends, (2) stock splits and issuances of Connecticut Energy shares, (3) redemptions of Connecticut Energy shares, (4) substantial equity and asset acquisitions and dispositions, (5) capital expenditures, (6) indebtedness, (7) employee benefit plans and other employment arrangements, (8) tax and accounting matters, (9) discharge of liabilities, (10) amending, terminating and renewing material contracts and (11) insurance;

    - not engage in any activities that would cause a change in their status under the Public Utility Holding Company Act;

    - use reasonable efforts to maintain in effect all existing governmental permits pursuant to which they operate; and

    - ensure that the merger will not result in the grant of any rights to any person under any material agreement (other than the employment agreements disclosed in the schedules to the merger agreement) or in the exercise of any rights under the Connecticut Energy rights agreement or otherwise.

    NO SOLICITATION OF ALTERNATIVE PROPOSALS. Connecticut Energy also agreed to certain restrictions concerning "ALTERNATIVE PROPOSALS," which are defined in the merger agreement as mergers, consolidations or similar transactions between third parties and Connecticut Energy or its subsidiaries, or any third-party proposals or offers to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of Connecticut Energy or any of its subsidiaries. Specifically, Connecticut Energy agreed that:

    - neither it nor Connecticut Energy's subsidiaries will encourage, initiate, solicit or take any other action to facilitate knowingly any inquiries, proposals or offers that constitute or may reasonably be expected to lead to an Alternative Proposal from any person;

    - neither it nor Connecticut Energy's subsidiaries will engage in any discussion or negotiations concerning, or provide any nonpublic information or data to make or implement, an Alternative Proposal;

    - it will immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussions or negotiations with any parties conducted with a view of formulating an Alternative Proposal; and

    - it will notify Energy East of any of these inquiries, offers or proposals within 24 hours of their receipt, it will keep Energy East informed of their status, and it will give Energy East 48 hours' advance notice of its intent to enter into any agreement or to commence providing information to any person making the inquiry, offer or proposal.

Nonetheless, Connecticut Energy may take the following steps:

    - at any time before the Connecticut Energy shareholders vote to approve the merger agreement, Connecticut Energy may engage in discussions or negotiations with a third party that seeks to initiate such discussions or negotiations, and may furnish such third party information concerning Connecticut Energy and its business, properties and assets, but only if it complies with the following requirements:

     - the Connecticut Energy board of directors concludes that the third party has made an Alternative Proposal that is financially superior to the merger and has demonstrated that any necessary financing has been obtained, and the Connecticut Energy board of directors concludes in good faith, based upon the advice of outside counsel and other relevant matters, that failure to take the above-mentioned steps would likely result in a breach of its fiduciary duties under applicable law, and

     - before Connecticut Energy provides information to, or enters into discussions or negotiations with, the third party, Connecticut Energy (1) promptly notifies Energy East that it intends to furnish information to, or intends to enter into discussions with, that third party; (2) provides Energy East a reasonable opportunity to respond to the Alternative Proposal; and (3) receives from the third party an executed confidentiality agreement;

    - Connecticut Energy may comply with Rule 14e-2 under the Securities Exchange Act of 1934 regulating tender or exchange offers; or

    - Connecticut Energy may accept an Alternative Proposal from a third party, provided that it first terminates the merger agreement with Energy East.

ADDITIONAL AGREEMENTS

    In addition to the covenants above, the parties have also agreed on the following matters.

    ACCESS TO INFORMATION. Upon reasonable notice and during normal business hours until the effective time of the merger, each party will provide the other side reasonable access to all of its properties, books, contracts, commitments and records. In addition, the parties will provide to each other (1) access to all reports, schedules and other documents that they or their subsidiaries filed or received under federal or state securities laws or filed with or sent to the SEC, the Federal Energy Regulatory Commission, the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any other U.S. federal or state regulatory agency or commission, and (2) access to all information concerning themselves, their subsidiaries, directors, officers and shareholders, and other matters that the other party may reasonably request in connection with any filings, applications, or approvals required under the merger agreement. Each party will hold in strict confidence all information furnished to it in connection with the merger.

    REGULATORY MATTERS. Connecticut Energy and Energy East will cooperate with each other and use their best efforts to prepare and file promptly all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain required governmental consents by October 23, 2000.

    SHAREHOLDER APPROVAL. Connecticut Energy will take all steps necessary to hold the special meeting to obtain the necessary two-thirds vote to approve the merger. Subject to their fiduciary duties, the Connecticut Energy board of directors will recommend to the shareholders the approval of the merger agreement.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. To the extent these individuals are not otherwise indemnified, Energy East and the surviving company have agreed to indemnify, after the effective time of the merger, each individual who has ever been an officer, director or employee of Connecticut Energy or any of its subsidiaries. This indemnification will cover all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, liabilities or amounts paid in settlement (if Energy East provided written consent to the settlement) arising out of actions or omissions that are at least in part (1) based on the fact that such individual served as a director, officer or employee of Connecticut Energy or one of its subsidiaries or (2) based on the transactions contemplated by the merger agreement. Energy East will advance to the indemnified party, upon request, reimbursement of documented expenses reasonably incurred. Independent counsel mutually acceptable to Energy East and the indemnified individual will make all necessary determinations to decide whether an indemnified individual's conduct complies with the standards established by Connecticut law and the governing certificate of incorporation and by-laws. These rights to indemnification will continue for at least six years after the effective time of the merger.

    INSURANCE. For six years after the effective time of the merger, Energy East will either (1) maintain liability insurance policies for the benefit of those directors and officers of Connecticut Energy and its subsidiaries who are currently covered or (2) provide tail coverage for those directors and officers. In either case, the terms of the coverage will be at least as favorable as the terms of the current insurance coverage. Energy East will not, however, be required to expend in any year more than 200% of the annual aggregate premiums that Connecticut Energy currently pays.

    PUBLIC ANNOUNCEMENTS. Subject to their legal obligations to disclose information, Connecticut Energy and Energy East will cooperate with each other in the development and distribution of all news releases and other public information disclosures about the merger agreement and the merger. In addition, they will not issue any public announcement or statement without the consent of the other party (the consent cannot be withheld unreasonably).

    EMPLOYEE AGREEMENTS. Except as provided below, Energy East and its subsidiaries will honor, without modification, all existing contracts, agreements and commitments of Connecticut Energy that were entered into before April 23, 1999, and apply to current or former employees and directors of Connecticut Energy.

    Energy East and Connecticut Energy intend to continue their present strategy of achieving workforce reductions through attrition, instead of through involuntary layoffs. If any reductions in workforce become necessary in the future, they will be made on a fair and equitable basis, giving consideration to previous work history, job experience and qualifications, without regard to whether employment before the merger was with Connecticut Energy or its subsidiaries or Energy East or its subsidiaries. Any employees whose employment is terminated or whose jobs are eliminated will have a right to participate, on a fair and equitable basis, in the job opportunity and employment placement programs offered by Energy East, the surviving company or any of its subsidiaries. Any workforce reductions carried out after the effective time of the merger will be done in accordance with all applicable collective bargaining agreements and all relevant laws and regulations, including the Worker Adjustment and Retraining Notification Act and any similar U.S. federal, state or local law.

    EMPLOYEE BENEFIT PLANS. Everyone who works for Connecticut Energy or any of its subsidiaries immediately before the effective time of the merger, remains employed after the effective time of the merger and is not covered by a collective bargaining agreement will be provided with credit (for all purposes other than benefit accrual) for his years of service with Connecticut Energy and its subsidiaries before the effective time of the merger. To the extent permissible under applicable law, the surviving company will maintain the benefit plans of Connecticut Energy in effect for not less than two years following the effective time. In addition:

    - each of these employees will be immediately eligible to participate, without any waiting period, in all employee benefit plans sponsored by Energy East and Energy East's subsidiaries for the benefit of such employees to the extent coverage under these new plans replaces coverage under a comparable plan in which these employees participated immediately before the effective time of the merger;

    - for purposes of each new plan providing medical, dental, pharmaceutical or vision benefits to any of these employees or their dependents, Energy East will waive all pre-existing condition exclusions and actively-at-work requirements of the new plan; and

    - these employees and their dependents will get credit for the eligible expenses they incurred under the old plan, for purposes of satisfying all applicable deductible, coinsurance and maximum out-of-pocket requirements, as if these expenses had been paid under the new plan.

    CONNECTICUT ENERGY STOCK PLANS. With respect to Connecticut Energy's stock plans, both companies will take all necessary actions to:

    - provide for the issuance or purchase in the open market of Energy East shares rather than Connecticut Energy shares under those plans, and to make other changes in the Connecticut Energy stock plans to reflect the merger agreement;

    - obtain Connecticut Energy shareholder approval with respect to the Connecticut Energy stock plans to the extent this approval is required to comply with the Exchange Act (and the rules and regulations promulgated thereunder), the Internal Revenue Code or other applicable law;

    - reserve for issuance under the Connecticut Energy stock plans or otherwise provide a sufficient number of Energy East shares for delivery upon payment of benefits, grant of awards, or exercise of options under these plans; and

    - file all required registration statements and amendments that are necessary to register the Energy East shares that are subject to the Connecticut Energy stock plans. Energy East will use its best efforts to maintain the effectiveness and current status of these registration statements for so long as benefits remain payable and related options remain outstanding. With respect to those individuals who will be subject to the reporting requirements under Section 16(a) of the Exchange Act following the merger, Connecticut Energy will administer its stock plans in a manner that complies with the Exchange Act.

    EXPENSES. Except for those expenses incurred in connection with the printing and filing of this proxy statement/prospectus (which expenses are being shared equally by Connecticut Energy and Energy East) and except as described under "--Termination, Amendment and Waiver," both parties will pay their own costs and expenses incurred in connection with the merger.

    FURTHER ASSURANCES. Each party and its subsidiaries will execute all additional documents and instruments and take all other actions that the other party may reasonably request in order to complete the merger.

    CORPORATE OFFICES. After the effective time of the merger, the corporate headquarters of the surviving company will be located in Bridgeport, Connecticut. At and subsequent to the effective time of the merger, the corporate headquarters of Energy East Enterprises and XENERGY Enterprises, both of which are wholly owned subsidiaries of Energy East, will also be located in Connecticut.

    COMMUNITY INVOLVEMENT. After the effective time of the merger, Energy East or the surviving company will make annual charitable contributions of at least $500,000 to the communities that the surviving company serves, and otherwise maintain a substantial level of involvement in community activities in the State of Connecticut that is at least as high as the level of community development and related activities currently carried on by Connecticut Energy.

    ADVISORY BOARD. The surviving company will set up an advisory board comprised of the individuals who were directors of Connecticut Energy immediately before the effective time of the merger. The advisory board will meet at least quarterly and will provide advice to the surviving company board of directors as requested. The members of the advisory board, who will serve at the discretion of the surviving company, will receive remuneration for their services equivalent to that currently provided to non-officer directors of The Southern Connecticut Gas Company.

CONDITIONS

    MUTUAL CONDITIONS. The obligations of Connecticut Energy, Energy East and Merger Co. to consummate the merger are subject to satisfaction of the following conditions:

    - Connecticut Energy shareholders must have approved the merger agreement and the merger.

    - No U.S. federal or state court may have issued a temporary restraining order or injunction that prevents consummation of the merger, and there is no U.S. federal or state law or regulation prohibiting the merger.

    - The SEC must have declared effective the registration statement pertaining to the Energy East shares to be issued in connection with the merger.

    - The New York Stock Exchange must have approved for listing the Energy East shares to be issued in the merger.

    - Connecticut Energy and Energy East must have obtained the requisite governmental approvals by the effective time of the merger and all applicable waiting periods must have expired. In addition, no governmental authority may have imposed terms or conditions that would have a material adverse effect on either Connecticut Energy or Energy East. The parties have agreed that, although a requirement that Energy East become a registered holding company under the Public Utility Holding Company Act would not constitute a term or condition having a material adverse effect on either Connecticut Energy or Energy East, a requirement that Energy East divest its ownership of NYSEG would constitute a term or condition having a material adverse effect.

    CONDITIONS TO OBLIGATIONS OF ENERGY EAST. The obligations of Energy East to consummate the merger are contingent on the satisfaction of, or waiver by Energy East of, the following conditions:

    - Connecticut Energy must have performed in all material respects the agreements and covenants required by the merger agreement.

    - The representations and warranties of Connecticut Energy contained in the merger agreement must be true and correct on the date of the merger agreement and on the closing date of the merger (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), unless any inaccuracy of the representations and warranties would not reasonably be expected to have a material adverse effect on Connecticut Energy.

    - Connecticut Energy must have provided Energy East with a certificate, dated the closing date of the merger, signed by Connecticut Energy's Chief Financial Officer regarding satisfaction of the two preceding conditions.

    - Connecticut Energy has not suffered a material adverse effect, and there is no fact or circumstance, unless it was disclosed in the schedules to the merger agreement or in Connecticut Energy's public documents prior to April 23, 1999, that is reasonably likely to have a material adverse effect on Connecticut Energy.

    - Connecticut Energy must have obtained the requisite third-party consents, unless the failure to obtain those consents would not have a material adverse effect on Connecticut Energy.

    - Each affiliate of Connecticut Energy must have signed an agreement stating that the affiliate will not sell the Energy East shares that it receives in the merger, except in accordance with Rule 145 promulgated under the Securities Act.

    - Attorneys for Energy East must have furnished to Energy East an opinion to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

    - The current operating agreement of Conectiv/CNE Energy, which restricts the ability of any affiliate of Connecticut Energy to compete in New England, must have been terminated.

    CONDITIONS TO OBLIGATIONS OF CONNECTICUT ENERGY. The obligations of Connecticut Energy to consummate the merger agreement and the merger are contingent on the satisfaction of, or waiver by Connecticut Energy of, the following conditions:

    - Energy East must have performed in all material respects the agreements and covenants required by the merger agreement.

    - The representations and warranties of Energy East contained in the merger agreement must be true and correct on the date of the merger agreement and on the closing date of the merger (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), unless any inaccuracy of the representations and warranties would not reasonably be expected to have a material adverse effect on Energy East.

    - Energy East must have provided Connecticut Energy with a certificate, dated the closing date of the merger, signed by Energy East's executive vice president and general counsel regarding satisfaction of the two preceding conditions.

    - Energy East has not suffered a material adverse effect, and there is no fact or circumstance, unless it was disclosed in Energy East's public documents prior to April 23, 1999, that is reasonably likely to have a material adverse effect on Energy East.

    - Energy East must have obtained the requisite third-party consents, unless the failure to obtain those consents would not have a material adverse effect on Energy East.

    - Attorneys for Connecticut Energy must have furnished to Connecticut Energy an opinion to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

TERMINATION, AMENDMENT AND WAIVER

    TERMINATION. The merger agreement may be terminated at any time before the effective time of the merger, even after the Connecticut Energy shareholders have already approved it:

    - by mutual written consent of the Connecticut Energy board of directors and the Energy East board of directors;

    - by either Connecticut Energy or Energy East if they have not completed the merger by April 23, 2000 (or October 23, 2000, if the only barrier to the closing of the merger is the inability to obtain the requisite governmental approvals), so long as the delay has not been caused by a failure of the party seeking termination to fulfill its obligations under the merger agreement;

    - by either Connecticut Energy or Energy East if any state or federal law prohibits the merger (this determination must be supported by the written opinion of outside counsel) or if any state or federal court of competent jurisdiction issues a final and nonappealable decision that permanently enjoins the merger;

    - by Connecticut Energy, before its shareholders approve the merger agreement, if Connecticut Energy is not in breach of the merger agreement and, as a result of an Alternative Proposal, the Connecticut Energy board of directors determines in good faith that

     - the Alternative Proposal is financially superior to the merger and the third party making the Alternative Proposal has obtained the necessary financing; and

     - based upon the advice of outside counsel and other relevant matters, that failure to do so would likely result in a breach of its fiduciary duties under applicable law; provided that before Connecticut Energy may terminate the merger agreement:

       (1) Connecticut Energy must give Energy East five business days' prior notice of its intent to accept the alternative acquisition proposal; and

       (2) Connecticut Energy and its financial and legal advisors must give Energy East a reasonable opportunity during this five-day period to make any adjustments in the terms of the merger agreement that would allow Connecticut Energy to proceed with the merger, and must negotiate with Energy East towards adjusting the merger agreement so as to enable the merger to proceed.

    - by Connecticut Energy if:

     - Energy East has breached any of its representations, warranties or covenants in the merger agreement, the breach would be reasonably likely to result in a material adverse effect on Energy East, and Energy East does not cure the breach within 20 days of receiving written notice of the breach from Connecticut Energy; or

    - by Energy East if:

     - Connecticut Energy has breached any of its representations, warranties or covenants in the merger agreement, the breach would be reasonably likely to result in a material adverse effect on Connecticut Energy, and Connecticut Energy does not cure the breach within 20 days of receiving written notice of the breach from Energy East; or

     - the Connecticut Energy board of directors or any committee thereof (1) withdraws or modifies in any manner adverse to Energy East its approval or recommendation of the merger agreement or the merger, (2) fails to reaffirm its approval or recommendation upon Energy East's request within two days of that request, (3) approves or recommends any acquisition of Connecticut Energy or a material portion of its assets or any tender offer for the shares of capital stock of Connecticut Energy by someone other than Energy East or any of its affiliates, or (4) resolves to take any of these actions.

    EFFECT OF TERMINATION. Connecticut Energy and Energy East have agreed that, if either of them terminates the merger agreement for any reason outlined above, the merger agreement--except for the provisions concerning expenses, termination fees, confidentiality of information subject to the terms of a confidentiality agreement, waiver of a jury trial and certain damages and enforcement of the agreement--will become void and have no effect, without any liability on the part of any party, their officers or their directors. Nonetheless, if either party materially breaches any provision of the merger agreement and the other party consequently terminates the agreement, then the breaching party will have to give the other party an amount in cash equal to all documented out-of-pocket expenses and fees incurred by the other party not in excess of $5 million;

    Connecticut Energy must pay Energy East a termination fee of $17 million if the merger agreement is terminated for any of the following reasons:

    - the Connecticut Energy board of directors decides to pursue an Alternative Proposal;

    - Connecticut Energy shareholders fail to approve the merger by April 23, 2000, but only if there was an Alternative Proposal outstanding at the time of the special meeting and if, within two years of such termination, Connecticut Energy enters into a definitive agreement to consummate or actually does consummate an Alternative Proposal; or

    - the Connecticut Energy board of directors withdraws, modifies, or fails to affirm its approval or recommendation to Connecticut Energy shareholders, but only if there was an Alternative Proposal outstanding at the time of the termination and if, within two years of such termination, Connecticut Energy enters into a definitive agreement to consummate or actually does consummate an Alternative Proposal.

    AMENDMENT. The parties' boards of directors may amend the merger agreement at any time before the effective time of the merger, whether or not the Connecticut Energy shareholders have already approved the agreement. After Connecticut Energy shareholder approval, however, no such amendment can (1) alter the merger consideration or the mechanics of the share exchange or (2) change any of the terms and conditions of the merger agreement if any of the changes would materially adversely affect the rights of Connecticut Energy shareholders (except for changes that could otherwise be adopted by the Connecticut Energy board of directors without the further approval of the Connecticut Energy shareholders).

    WAIVER. At any time before the effective time of the merger, to the extent permitted by applicable law, the parties may extend the time for the performance of any of the obligations or other acts required by the merger agreement, waive any inaccuracies in the representations and warranties contained in the merger agreement, and waive compliance with any of the agreements or conditions contained in the merger agreement. Any agreement on the part of a party to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

          SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information regarding the beneficial ownership of Connecticut Energy shares as of July 12, 1999, by (1) each director, (2) the chief executive officer and each of the other four most highly compensated executive officers of Connecticut Energy (determined as of the completion of Connecticut Energy's last fiscal year), and (3) all executive officers and directors as a group. None of the individuals listed below beneficially owns more than 1% of the outstanding Connecticut Energy shares.

                                                                                                 NUMBER OF CONNECTICUT
                                                                                                     ENERGY SHARES
           NAME                                                     TITLE                         BENEFICIALLY OWNED
           ---------------------------------  -------------------------------------------------  ---------------------
1.         J. R. Crespo                       Chairman, President and Chief Executive Officer             72,938(1)
2.         Thomas A. Trotta                   Executive Vice President and Chief Operating                 6,906
                                              Officer
3.         Larry S. McGaughy                  Vice President                                              12,139(2)
4.         Vincent L. Ammann, Jr.             Vice President and Chief Accounting Officer                  9,542(3)
5.         Carol A. Forest                    Vice President Finance, Treasurer and Assistant              4,394
                                              Secretary
6.         Henry Chauncey, Jr.                Director                                                     3,578
7.         James P. Comer                     Director                                                     2,162
8.         Richard F. Freeman                 Director                                                    12,069
9.         Richard M. Hoyt                    Director                                                     1,350
10.        Newman M. Marsilius, III           Director                                                     1,745
11.        Samuel Sugden                      Director                                                     3,300(4)
12.        Christopher D. Turner              Director                                                     2,071

All directors and executive officers as a group, including those named above (15
individuals)...................................................................................          157,664(5)

------------------------

(1) Includes 32,795 and 23,676 Connecticut Energy shares awarded on October 1, 1996 and October 1, 1998, respectively, under Connecticut Energy's Restricted Stock Award Plan.

(2) Includes 6,261 and 4,541 Connecticut Energy shares awarded on October 1, 1996 and October 1, 1998, respectively, under Connecticut Energy's Restricted Stock Award Plan.

(3) Includes 4,612 and 3,116 Connecticut Energy shares awarded on October 1, 1996 and October 1, 1998, respectively, under Connecticut Energy's Restricted Stock Award Plan.

(4) All of these Connecticut Energy shares are held jointly by Mr. Sugden and his wife.

(5) Constituting 1.52% of outstanding Connecticut Energy shares.

    To the knowledge of Connecticut Energy, except for Brinson Partners, Inc. and Neuberger & Berman, LLC, no person or group of persons is the beneficial owner of more than 5% of Connecticut Energy shares. The following table sets forth, as of March 31, 1999, certain information as to the number of common shares beneficially owned by persons in excess of 5% based on reports filed with the Securities Exchange Commission or other reliable information:

                                                                                TITLE OF    NUMBER OF   PERCENT OF
NAME AND ADDRESS                                                                 CLASS       SHARES        CLASS
-----------------------------------------------------------------------------  ----------  -----------  -----------
Brinson Partners, Inc........................................................      Common     589,100         5.7%
209 South LaSalle
Chicago, Illinois 60604

Neuberger & Berman, LLC......................................................      Common     702,700         6.8%
605 Third Avenue
New York, New York 10158-3698

                              UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial statements have been prepared to reflect the sales of Energy East's generation assets, the Connecticut Energy merger, the sale of CMP Group's generation assets, the CMP Group merger and the CTG Resources merger. The unaudited pro forma combined condensed financial statements are organized as follows: first, statements are presented to reflect the sales of Energy East's generation assets and the Connecticut Energy merger; second, statements are presented to reflect the sales of Energy East's generation assets, the Connecticut Energy merger, the sale of CMP Group's generation assets, and the CMP Group merger; and finally, statements are presented to reflect the sales of Energy East's generation assets, the Connecticut Energy merger, the sale of CMP Group's generation assets, the CMP Group merger and the CTG Resources merger.

    All three mergers will be accounted for as purchases. The nonutility assets and liabilities of Connecticut Energy, CMP Group and CTG Resources will be recorded in Energy East's consolidated financial statements at their estimated fair values at the respective closing dates. The assets and liabilities of the regulated utilities will not be revalued. See "The Merger--Accounting Treatment."

    The unaudited pro forma combined condensed financial statements reflect preliminary purchase accounting adjustments in compliance with generally accepted accounting principles. Estimates relating to the fair value of some assets, liabilities and other events have been made as more fully described in the notes to the financial statements. Actual adjustments will be made on the basis of actual assets, liabilities and other items as of the closing dates of the Connecticut Energy merger, the CMP Group merger and the CTG Resources merger on the basis of appraisals and evaluations. Therefore, actual amounts may differ from those reflected below.

    The unaudited pro forma combined condensed balance sheets assume that the mergers and the sales of the generation assets occurred on March 31, 1999. The unaudited pro forma combined condensed statements of operations for the three months ended March 31, 1999 and the unaudited pro forma combined condensed statements of operations for the year ended December 31, 1998 assume that each of the mergers and the sales of the generation assets was completed on January 1, 1998. For purposes of pro forma presentation, Connecticut Energy's and CTG Resources's consolidated statements of operations are based on their September 30 fiscal year end.

    The following pro forma financial statements should be read in conjunction with the consolidated historical financial statements and the related notes of Energy East, Connecticut Energy, CMP Group and CTG Resources, which are incorporated by reference. See "Where You Can Find More Information."

    The following pro forma financial statements are for illustrative purposes only. They are not necessarily indicative of the financial position or operating results that would have occurred had the sales and the mergers been completed on January 1, 1998 or March 31, 1999, as assumed above; nor is the information necessarily indicative of future financial position or operating results.

    Half of the Connecticut Energy shares outstanding immediately prior to the effective time of the merger will be converted into the right to receive $42.00 per share in cash, and half will be converted into, on a per share basis, a number of Energy East shares valued at $42.00, subject to restrictions on the maximum and minimum number of Energy East shares to be issued, discussed on pages 55 to 56. The number of Energy East shares to be exchanged for each Connecticut Energy share will be between 1.43 and 1.82, based on the closing prices of Energy East shares on the New York Stock Exchange during a 20-day period ending two days before the effective time of the merger.

    Each CMP Group share outstanding immediately prior to the effective time of the CMP Group merger will be converted into the right to receive $29.50 in cash.

    Fifty-five percent of the CTG Resources shares outstanding immediately prior to the effective time of the CTG Resources merger will be converted into the right to receive $41.00 per share in cash, and 45% will be converted into, on a per share basis, a number of Energy East shares valued at $41.00, subject to restrictions on the maximum and minimum number of Energy East shares to be issued. The number of Energy East shares to be exchanged for each CTG Resources share will be between 1.3609 and 1.7320, based on the closing prices of Energy East shares on the New York Stock Exchange during a 20-day period ending two days before the effective time of the CTG Resources merger.

    Energy East expects to issue $500 million principal amount of notes payable. The unaudited pro forma financial statements reflect the issuance of these notes and the use of all of the proceeds to help fund the consideration paid to CMP Group shareholders. However, Energy East may use part of the proceeds to help fund the cash portion of the consideration in the Connecticut Energy merger or the CTG Resources merger, or to help fund Energy East's ongoing share repurchase program.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS GIVING EFFECT TO THE
   SALES OF ENERGY EAST'S GENERATION ASSETS AND THE CONNECTICUT ENERGY MERGER
            ENERGY EAST CORPORATION COMBINED CONDENSED BALANCE SHEET
         GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS
                       AND THE CONNECTICUT ENERGY MERGER
                               AT MARCH 31, 1999
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                                                 SUB TOTAL                     CONNECTICUT
                                                SALES OF         PRO FORMA                        ENERGY
                                               GENERATION       ENERGY EAST     CONNECTICUT       MERGER
                             ENERGY EAST       PRO FORMA            AND           ENERGY        PRO FORMA            PRO FORMA
                               ACTUAL        ADJUSTMENTS(1)     GENERATION        ACTUAL       ADJUSTMENTS          ENERGY EAST
                             -----------     --------------     -----------     -----------    ------------         -----------
Assets                                                                 (in thousands)

Current Assets
  Cash and cash
    equivalents..........    $  949,489       $   981,516       $1,931,005       $  8,505       $(217,844)(5)       $1,721,666
  Special deposits.......         3,731                              3,731                                               3,731
  Accounts receivable,
    net..................       175,808                            175,808         57,777                              233,585
  Other..................       175,017           (14,613)         160,404         15,264                              175,668
                             -----------     --------------     -----------     -----------    ------------         -----------
      Total Current
        Assets...........     1,304,045           966,903        2,270,948         81,546        (217,844)           2,134,650

Utility Plant, at
  Original Cost..........     5,611,716        (2,330,684)       3,281,032        411,948                            3,692,980
  Less accumulated
    depreciation.........     2,060,153          (933,792)       1,126,361        142,415                            1,268,776
                             -----------     --------------     -----------     -----------    ------------         -----------
      Net utility plant
        in service.......     3,551,563        (1,396,892)       2,154,671        269,533                            2,424,204
  Construction work in
    progress.............        12,114                             12,114          5,078                               17,192
                             -----------     --------------     -----------     -----------    ------------         -----------
      Total Utility
        Plant............     3,563,677        (1,396,892)       2,166,785        274,611                            2,441,396

Other Property and
  Investments, Net.......       132,866           (62,144)          70,722          8,480                               79,202
Regulatory...............       663,865          (337,570)         326,295         75,958                              402,253
Other Assets.............        36,354            (9,035)          27,319         45,697           7,016(6)            80,032
Goodwill.................                                                                         241,015(6)(7)(8)     241,015
                             -----------     --------------     -----------     -----------    ------------         -----------
      Total Assets.......    $5,700,807       $  (838,738)      $4,862,069       $486,292       $  30,187           $5,378,548
                             -----------     --------------     -----------     -----------    ------------         -----------
                             -----------     --------------     -----------     -----------    ------------         -----------

The notes on pages 76 to 77 are an integral part of the pro forma combined condensed financial statements.

            ENERGY EAST CORPORATION COMBINED CONDENSED BALANCE SHEET
         GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS
                       AND THE CONNECTICUT ENERGY MERGER
                               AT MARCH 31, 1999
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                                                 SUB TOTAL                     CONNECTICUT
                                                SALES OF         PRO FORMA                        ENERGY
                                               GENERATION       ENERGY EAST     CONNECTICUT       MERGER
                             ENERGY EAST       PRO FORMA            AND           ENERGY        PRO FORMA            PRO FORMA
                               ACTUAL        ADJUSTMENTS(1)     GENERATION        ACTUAL       ADJUSTMENTS          ENERGY EAST
                             -----------     --------------     -----------     -----------    ------------         -----------
Liabilities                                                            (in thousands)
Current Liabilities
  Current portion of
    long-term debt.......    $   28,582       $   (25,200)      $    3,382       $  1,673                           $    5,055
  Current portion of
    preferred stock of
    subsidiary...........        19,309                             19,309                                              19,309
  Notes payable..........       252,000                            252,000          8,000                              260,000
  Taxes accrued..........       323,147           251,060          574,207         22,152                              596,359
  Other..................       219,084            49,881          268,965         26,292       $   4,500(8)           299,757
                             -----------     --------------     -----------     -----------    ------------         -----------
      Total Current
        Liabilities......       842,122           275,741        1,117,863         58,117           4,500            1,180,480

Regulatory Liabilities
  Gain on sale of
    generation assets....       617,484          (617,484)              --                                                  --
  Other..................       188,576           (44,015)         144,561          2,593                              147,154
                             -----------     --------------     -----------     -----------    ------------         -----------
      Total Regulatory
        Liabilities......       806,060          (661,499)         144,561          2,593                              147,154

Deferred income taxes....       708,867          (451,058)         257,809         75,455           2,456              335,720
Other....................       308,175           (20,265)         287,910          6,552                              294,462
Long-term debt...........     1,435,961                          1,435,961        148,855                            1,584,816
                             -----------     --------------     -----------     -----------    ------------         -----------
      Total
        Liabilities......     4,101,185          (857,081)       3,244,104        291,572           6,956            3,542,632

Commitments..............                                                             107                                  107
Preferred stock
  redeemable solely at
  the option of
  subsidiary.............        10,131                             10,131                                              10,131
Preferred stock subject
  to mandatory redemption
  requirements...........        25,000                             25,000                                              25,000
Common Stock Equity
  Common stock Energy
  East ($.01 par value,
  200,000 shares
  authorized and 118,101
  shares outstanding as
  of March 31, 1999).....           598                                598                             83(9)               681
Common Stock Equity
  Common stock
  Connecticut Energy ($1
  par value, 30,000
  shares authorized and
  10,374 shares
  outstanding as of March
  31, 1999)..............                                                          10,374         (10,374)(9)
Capital in excess of par
  value..................       879,700                            879,700        121,893          95,868(9)         1,097,461
Retained earnings........       723,190            18,343          741,533         62,346         (62,346)(9)          741,533
Treasury stock, at cost
  (1,500 shares at March
  31, 1999)..............       (38,997)                           (38,997)                                            (38,997)
                             -----------     --------------     -----------     -----------    ------------         -----------
      Total Common Stock
        Equity...........     1,564,491            18,343        1,582,834        194,613          23,231            1,800,678
                             -----------     --------------     -----------     -----------    ------------         -----------
      Total Liabilities
        and Shareholders'
        Equity...........    $5,700,807       $  (838,738)      $4,862,069       $486,292       $  30,187           $5,378,548
                             -----------     --------------     -----------     -----------    ------------         -----------
                             -----------     --------------     -----------     -----------    ------------         -----------

The notes on pages 76 to 77 are an integral part of the pro forma combined condensed financial statements.

         ENERGY EAST CORPORATION COMBINED CONDENSED STATEMENT OF INCOME
         GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS
                       AND THE CONNECTICUT ENERGY MERGER
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                        FISCAL YEAR                                      FISCAL YEAR
                                           ENDED                          SUB TOTAL         ENDED
                                        DECEMBER 31,      SALES OF        PRO FORMA     SEPTEMBER 30,    CONNECTICUT
                                            1998         GENERATION        ENERGY           1998        ENERGY MERGER
                                        ENERGY EAST      PRO FORMA        EAST AND       CONNECTICUT      PRO FORMA      PRO FORMA
                                           ACTUAL      ADJUSTMENTS(1)    GENERATION     ENERGY ACTUAL    ADJUSTMENTS    ENERGY EAST
                                        ------------   --------------   -------------   -------------   -------------   -----------
                                                                 (in thousands, except per share amounts)
Operating Revenues
  Sales and services..................   $2,499,418      $(589,201)      $1,910,217       $242,431                      $2,152,648

Operating Expenses
  Fuel used in electricity
    generation........................      239,258       (239,247)              11                                             11
  Electricity purchased...............      752,978       (151,287)         601,691                                        601,691
  Natural gas purchased...............      158,656                         158,656        120,572                         279,228
  Other operating expenses............      366,403        (61,276)         305,127         51,471                         356,598
  Maintenance.........................      111,502        (38,517)          72,985          3,701                          76,686
  Depreciation and amortization.......      191,073        (82,906)         108,167         16,904       $    6,025(11)    131,096
  Other taxes.........................      204,709        (31,540)         173,169         15,365                         188,534
                                        ------------   --------------   -------------   -------------   -------------   -----------
    Total Operating Expenses..........    2,024,579       (604,773)       1,419,806        208,013            6,025      1,633,844
                                        ------------   --------------   -------------   -------------   -------------   -----------

Operating Income......................      474,839         15,572          490,411         34,418           (6,025)       518,804
Other Income and Deductions...........        9,318                           9,318         (2,331)                          6,987
Interest Charges, Net.................      125,557         (1,646)         123,911         13,140                         137,051
Preferred Stock Dividends of
  Subsidiary..........................        8,583                           8,583                                          8,583
                                        ------------   --------------   -------------   -------------   -------------   -----------

Income Before Federal Income Taxes....      331,381         17,218          348,599         23,609           (6,025)       366,183
Federal Income Taxes..................      137,176           (330)(10)     136,846          4,598               --(10)    141,444
                                        ------------   --------------   -------------   -------------   -------------   -----------
Net Income............................   $  194,205      $  17,548       $  211,753       $ 19,011       $   (6,025)    $  224,739
                                        ------------   --------------   -------------   -------------   -------------   -----------
                                        ------------   --------------   -------------   -------------   -------------   -----------

Earnings Per Share, basic and
  diluted.............................   $     1.51                                                                     $     1.64

Average Common Shares Outstanding.....      128,742                                                           8,299(12)    137,041

The notes on pages 76 to 77 are an integral part of the pro forma combined condensed financial statements.

Per share amounts and the number of average Energy East shares outstanding have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

         ENERGY EAST CORPORATION COMBINED CONDENSED STATEMENT OF INCOME GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS
                       AND THE CONNECTICUT ENERGY MERGER
                       THREE MONTHS ENDED MARCH 31, 1999
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                                                                             CONNECTICUT
                                            SALES OF        SUB TOTAL                           ENERGY
                                           GENERATION       PRO FORMA                           MERGER
                           ENERGY EAST     PRO FORMA       ENERGY EAST      CONNECTICUT       PRO FORMA           PRO FORMA
                             ACTUAL      ADJUSTMENTS(1)   AND GENERATION   ENERGY ACTUAL     ADJUSTMENTS         ENERGY EAST
                           -----------   --------------   --------------   -------------   ----------------      -----------
                                                       (in thousands, except per share amounts)
Operating Revenues
  Sales and services.....   $654,438       $ (86,301)        $568,137        $106,164                             $674,301

Operating Expenses
  Fuel used in
    electricity
    generation...........     56,485         (56,482)               3                                                    3
  Electricity
    purchased............    148,793          10,344          159,137                                              159,137
  Natural gas
    purchased............     66,042                           66,042          49,169                              115,211
  Other operating
    expenses.............     88,788         (13,887)          74,901          13,411                               88,312
  Maintenance............     25,713          (9,171)          16,542           1,053                               17,595
  Depreciation and
    amortization.........     55,332         (28,782)          26,550           4,482        $   1,506(11)          32,538
  Other taxes............     54,061          (8,434)          45,627           7,807                               53,434
                           -----------   --------------   --------------   -------------        ------           -----------

    Total Operating
    Expenses.............    495,214        (106,412)         388,802          75,922            1,506             466,230
                           -----------   --------------   --------------   -------------        ------           -----------

Operating Income.........    159,224          20,111          179,335          30,242           (1,506)            208,071
Other Income and
  Deductions.............       (682)          1,692            1,010             137                                1,147
Interest Charges, Net....     32,182            (372)          31,810           3,450                               35,260
Preferred Stock Dividends
  of Subsidiary..........      1,030                            1,030                                                1,030
                           -----------   --------------   --------------   -------------        ------           -----------

Income Before Federal
  Income Taxes...........    126,694          18,791          145,485          26,655           (1,506)            170,634
Federal Income Taxes.....     39,658          11,340(10)       50,998           9,909               --(10)          60,907
                           -----------   --------------   --------------   -------------        ------           -----------

Net Income...............   $ 87,036       $   7,451         $ 94,487        $ 16,746        $  (1,506)           $109,727
                           -----------   --------------   --------------   -------------        ------           -----------
                           -----------   --------------   --------------   -------------        ------           -----------
Earnings Per Share, basic
  and diluted............   $    .71                                                                              $    .84
Average Common Shares
  Outstanding............    122,939                                                             8,299(12)         131,238

The notes on pages 76 to 77 are an integral part of the pro forma combined condensed financial statements.

Per share amounts and the number of average Energy East shares outstanding have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
         GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS
                       AND THE CONNECTICUT ENERGY MERGER

NOTE 1. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

    The unaudited pro forma combined condensed financial statements as of and for the three months ended March 31, 1999, and for the 12 months ended December 31, 1998, have been adjusted to give effect to the dispositions of Energy East's coal-fired generation assets to Edison Mission Energy in March 1999 and The AES Corporation in May 1999, the sale of Energy East's 18% interest in the Nine Mile Point nuclear generating unit No. 2 to AmerGen Energy Company, which it expects to complete early next year, and the Connecticut Energy merger. In accordance with Energy East's restructuring plan approved by the Public Service Commission of the State of New York in January 1998, all proceeds from the sales, net of taxes and transaction costs, in excess of the net book value of the generation assets, less funded deferred taxes, were used to write down Energy East's 18% investment in the Nine Mile Point nuclear generating unit No. 2 in the second quarter of 1999.

    The generation adjustments on the pro forma balance sheet represent the amount of utility plant, other property and investments, fuel, and materials and supplies sold. Cash received, regulatory assets and long-term debt eliminated, liabilities incurred related to the sale, such as income taxes and estimated transaction costs, are also reflected in the adjustments. The gain from the sale of the plants was used to write down Energy East's interest in the Nine Mile Point nuclear generating unit No. 2. Deferred income taxes, unamortized investment tax credits and the curtailment of pension and other postretirement benefits, resulting from the sale, are also reflected in the adjustments.

    The generation adjustments on the pro forma income statements, which were based upon certain assumptions, do not reflect nonrecurring charges and credits related to the sale of the plants. Operating expense and maintenance expense include all amounts directly related to the operation and maintenance of generation plus corporate administrative and general costs allocated based on net revenues.

NOTE 2. ACCOUNTING METHOD.

    The Connecticut Energy merger will be accounted for as an acquisition of Connecticut Energy by Energy East under the purchase method of accounting in accordance with generally accepted accounting principles. A portion of the purchase price will be allocated to nonutility assets and liabilities of Connecticut Energy based on their estimated fair market values at the date of acquisition. As a regulated utility, the assets and liabilities of The Southern Connecticut Gas Company will not be revalued. The difference between the purchase price, representing fair value, and the recorded amounts will be shown as goodwill on the balance sheet.

NOTE 3. MERGER.

    The historical consolidated financial statements of Energy East and Connecticut Energy for the 12 months ended December 31, 1998 and September 30, 1998, respectively, and as of and for the three months ended March 31, 1999 have been adjusted to give effect to the Connecticut Energy merger.

NOTE 4. EARNINGS PER SHARE AND AVERAGE SHARES OUTSTANDING.

    The pro forma earnings per share and number of average shares outstanding have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999, and the average number of shares that would have been outstanding if the merger occurred at the beginning of the periods presented assuming a conversion of half of the Connecticut Energy shares into 1.60 Energy East shares per Connecticut Energy share. The following table presents the range of shares that could be issued based on various potential conversion ratios under the merger agreement:

Conversion ratio.......................................       1.43       1.60       1.82
Number of shares (thousands)...........................      7,417      8,299      9,440

NOTE 5. CASH CONSIDERATION.

    Reflects the cash consideration paid to Connecticut Energy shareholders based on a purchase price per share of $42.00 for half of the shares outstanding.

NOTE 6. OTHER ASSETS.

    Reflects the recognition of an other asset and reduction of goodwill for the estimated difference between Connecticut Energy's pension and other postretirement benefit obligations and the fair value of the respective plan assets.

NOTE 7. GOODWILL.

    Reflects the recognition of an amount of goodwill equal to the excess of the estimated purchase price of $435.7 million over the estimated net fair value of the assets and liabilities of Connecticut Energy acquired of $194.6 million, plus estimated transaction costs of $4.5 million related to the merger, reduced by the estimated difference between Connecticut Energy's pension and other postretirement benefit obligations and the fair value of the respective plan assets.

NOTE 8. MERGER-RELATED COSTS.
Energy East and Connecticut Energy will incur direct expenses related to the merger, including accounting and consulting fees. The pro forma adjustments include an estimate for Energy East's merger-related costs of $4.5 million, which is included in goodwill. Connecticut Energy expects to incur approximately $6.9 million of merger-related costs, which it will expense as incurred. The actual amount of merger-related costs may differ from the amounts reflected in the unaudited pro forma combined condensed financial statements.

NOTE 9. COMMON STOCK.

    Reflects the Energy East shares to be issued to Connecticut Energy shareholders in exchange for half of their Connecticut Energy shares, assuming a conversion ratio of 1.60 Energy East shares per Connecticut Energy share, and the purchase of half of their Connecticut Energy shares for cash.

NOTE 10. INCOME TAXES.

    Income taxes on the pro forma income statements have been based on the statutory rate and adjusted for goodwill, which is not tax deductible, and such items as depreciation that are accounted for differently for tax purposes.

NOTE 11. AMORTIZATION OF GOODWILL.

    Represents the amortization of goodwill, which is not tax deductible, over a 40-year period.

NOTE 12. ENERGY EAST SHARES ISSUED.

    Reflects the number of Energy East shares to be issued in the merger assuming a conversion of half of the Connecticut Energy shares into 1.60 Energy East shares per Connecticut Energy share.

NOTE 13. NET INCOME FOR THREE MONTHS ENDED DECEMBER 31, 1998.

    Connecticut Energy's revenues for the three months ended December 31, 1998 were $61.6 million, and net income for the same period was $6.1 million or 59 cents per share, diluted.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS GIVING EFFECT TO THE
  SALES OF ENERGY EAST'S GENERATION ASSETS, THE CONNECTICUT ENERGY MERGER, THE
         SALE OF CMP GROUP'S GENERATION ASSETS AND THE CMP GROUP MERGER

 ENERGY EAST CORPORATION COMBINED CONDENSED BALANCE SHEET GIVING EFFECT TO THE
  SALES OF ENERGY EAST'S GENERATION ASSETS, THE CONNECTICUT ENERGY MERGER, THE SALE OF CMP GROUP'S GENERATION ASSETS AND THE CMP GROUP MERGER AT MARCH 31, 1999
                        ACTUAL AND PRO FORMA (UNAUDITED)

                                                   ENERGY EAST,                      CMP
                                                     SALES OF                       GROUP
                                                  GENERATION AND                   SALE OF        CMP GROUP
                                                   CONNECTICUT                   GENERATION        MERGER
                                                    ENERGY PRO     CMP GROUP      PRO FORMA       PRO FORMA           PRO FORMA
                                                     FORMA(1)        ACTUAL    ADJUSTMENTS(2)    ADJUSTMENTS         ENERGY EAST
                                                  --------------   ----------  ---------------   -----------         -----------
                                                                               (in thousands)
Assets
Current Assets
  Cash and cash equivalents.....................    $1,721,666     $   33,122     $ 504,946       $(457,000)(5)(6)   $ 1,802,734
  Special deposits..............................         3,731                                                             3,731
  Accounts receivable, net......................       233,585        145,079                                            378,664
  Other.........................................       175,668         27,522        (9,907)                             193,283
                                                  --------------   ----------  ---------------   -----------         -----------
    Total Current Assets........................     2,134,650        205,723       495,039        (457,000)           2,378,412

Utility Plant, at Original Cost.................     3,692,980      1,758,144      (446,079)                           5,005,045
  Less accumulated depreciation.................     1,268,776        704,214      (235,619)                           1,737,371
                                                  --------------   ----------  ---------------   -----------         -----------
    Net utility plant in service................     2,424,204      1,053,930      (210,460)                           3,267,674
  Construction work in progress.................        17,192         20,445        (8,374)                              29,263
                                                  --------------   ----------  ---------------   -----------         -----------
    Total Utility Plant.........................     2,441,396      1,074,375      (218,834)                           3,296,937

Other Property and Investments, Net.............        79,202         69,013        (9,760)                             138,455
Regulatory......................................       402,253        888,828        (8,459)         34,074            1,316,696
Other Assets....................................        80,032                                                            80,032
Goodwill........................................       241,015                                      469,951(7)(8)        710,966
                                                  --------------   ----------  ---------------   -----------         -----------
    Total Assets................................    $5,378,548     $2,237,939     $ 257,986       $  47,025          $ 7,921,498
                                                  --------------   ----------  ---------------   -----------         -----------
                                                  --------------   ----------  ---------------   -----------         -----------

The notes on pages 82 to 83 are an integral part of the pro forma combined condensed financial statements.

 ENERGY EAST CORPORATION COMBINED CONDENSED BALANCE SHEET GIVING EFFECT TO THE
  SALES OF ENERGY EAST'S GENERATION ASSETS, THE CONNECTICUT ENERGY MERGER, THE SALE OF CMP GROUP'S GENERATION ASSETS AND THE CMP GROUP MERGER AT MARCH 31, 1999
                        ACTUAL AND PRO FORMA (UNAUDITED)

                                                     ENERGY EAST,
                                                       SALES OF                        CMP GROUP
                                                    GENERATION AND                      SALE OF        CMP GROUP
                                                     CONNECTICUT                       GENERATION       MERGER
                                                        ENERGY         CMP GROUP       PRO FORMA       PRO FORMA         PRO FORMA
                                                     PRO FORMA(1)       ACTUAL       ADJUSTMENTS(2)   ADJUSTMENTS       ENERGY EAST
                                                    --------------   -------------   --------------   -----------      -------------
                                                                                     (in thousands)
Liabilities
Current Liabilities
  Current portion of long-term debt...............    $    5,055       $   19,388      $ (19,388)                        $    5,055
  Current portion of preferred stock of
    subsidiary....................................        19,309                                                             19,309
  Notes payable...................................       260,000          327,253       (201,329)                           385,924
  Taxes accrued...................................       596,359           35,695        292,663                            924,717
  Other...........................................       299,757          109,119            272       $  6,500(7)          415,648
                                                    --------------   -------------   --------------   -----------      -------------
      Total Current Liabilities...................     1,180,480          491,455         72,218          6,500           1,750,653

Regulatory Liabilities
  Gain on sale of generation assets...............            --                         565,319                            565,319
  Other...........................................       147,154          481,126                                           628,280
                                                    --------------   -------------   --------------   -----------      -------------
      Total Regulatory Liabilities................       147,154          481,126        565,319                          1,193,599

Deferred income taxes.............................       335,720          402,451       (294,468)                           443,703
Other.............................................       294,462                          39,917         85,184(8)          419,563
Long-term debt....................................     1,584,816          263,810       (125,000)       500,000(6)        2,223,626
                                                    --------------   -------------   --------------   -----------      -------------
      Total Liabilities...........................     3,542,632        1,638,842        257,986        591,684           6,031,144
Commitments.......................................           107                                                                107
Preferred stock redeemable solely at the option of
  subsidiary......................................        10,131           35,528                                            45,659
Preferred stock subject to mandatory redemption
  requirements....................................        25,000           18,910                                            43,910
Common Stock Equity
  Common stock Energy East ($.01 par value,
  200,000 shares authorized and 126,400 shares
  outstanding as of
  March 31, 1999).................................           681                                                                681
Common Stock Equity
  Common stock CMP Group, Inc. ($5 par value,
    80,000 shares authorized and 32,443 shares
    outstanding as of
    March 31, 1999)...............................                        162,213                      (162,213)
Capital in excess of par value....................     1,097,461          285,917                      (285,917)          1,097,461
Retained earnings.................................       741,533           97,543                       (97,543)            741,533
Treasury stock, at cost (1,500 shares at March 31,
  1999)...........................................       (38,997)          (1,014)                        1,014             (38,997)
                                                    --------------   -------------   --------------   -----------      -------------
      Total Common Stock Equity...................     1,800,678          544,659                      (544,659)          1,800,678
                                                    --------------   -------------   --------------   -----------      -------------
      Total Liabilities and Shareholders'
        Equity....................................    $5,378,548       $2,237,939      $ 257,986       $ 47,025          $7,921,498
                                                    --------------   -------------   --------------   -----------      -------------
                                                    --------------   -------------   --------------   -----------      -------------

The notes on pages 82 to 83 are an integral part of the pro forma combined condensed financial statements.

         ENERGY EAST CORPORATION COMBINED CONDENSED STATEMENT OF INCOME
 GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS, THE CONNECTICUT
                                     ENERGY
   MERGER, THE SALE OF CMP GROUP'S GENERATION ASSETS AND THE CMP GROUP MERGER
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                FISCAL YEAR
                                   ENDED
                                  DECEMBER
                                  31, 1998
                                ENERGY EAST,
                                  SALES OF     FISCAL YEAR
                                 GENERATION       ENDED         CMP GROUP
                                    AND         DECEMBER         SALE OF          CMP GROUP
                                CONNECTICUT     31, 1998       GENERATION          MERGER
                                   ENERGY       CMP GROUP       PRO FORMA         PRO FORMA         PRO FORMA
                                PRO FORMA(1)     ACTUAL       ADJUSTMENTS(2)     ADJUSTMENTS       ENERGY EAST
                                ------------  -------------   -------------      -----------       -----------
                                                   (in thousands, except per share amounts)
Operating Revenues
  Sales and services..........    $2,152,648     $ 950,327                                         $ 3,102,975

Operating Expenses
  Fuel used in electricity
    generation................           11         30,898       $ (29,000)                              1,909
  Electricity purchased.......      601,691        454,732         102,022                           1,158,445
  Natural gas purchased.......      279,228                                                            279,228
  Other operating expenses....      356,598        213,489         (18,413)                            551,674
  Maintenance.................       76,686         41,051         (10,020)                            107,717
  Depreciation and
    amortization..............      131,096         56,493         (12,300)       $  11,749(10)        187,038
  Other taxes.................      188,534         27,783         (10,476)                            205,841
                                ------------  -------------   -------------      -----------       -----------

      Total Operating
        Expenses..............    1,633,844        824,446          21,813           11,749          2,491,852
                                ------------  -------------   -------------      -----------       -----------

Operating Income..............      518,804        125,881         (21,813)         (11,749)           611,123
Other Income and
  Deductions..................        6,987        (24,683)                                            (17,696)
Interest Charges, Net.........      137,051         51,147         (11,600)          37,500            214,098
Preferred Stock Dividends of
  Subsidiary..................        8,583          4,809                                              13,392
                                ------------  -------------   -------------      -----------       -----------

Income Before Federal Income
  Taxes.......................      366,183         94,608         (10,213)         (49,249)           401,329
Federal Income Taxes..........      141,444         41,698          (4,085)(9)      (13,125)(9)        165,932
                                ------------  -------------   -------------      -----------       -----------

Net Income....................    $ 224,739      $  52,910       $  (6,128)       $ (36,124)       $   235,397
                                ------------  -------------   -------------      -----------       -----------
                                ------------  -------------   -------------      -----------       -----------

Earnings Per Share, basic
  and diluted.................    $    1.64                                                        $      1.72

Average Common Shares
  Outstanding.................      137,041                                                            137,041

The notes on pages 82 to 83 are an integral part of the pro forma combined condensed financial statements.

Per share amounts and the number of average Energy East shares outstanding have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

         ENERGY EAST CORPORATION COMBINED CONDENSED STATEMENT OF INCOME
 GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS, THE CONNECTICUT
                                     ENERGY
   MERGER, THE SALE OF CMP GROUP'S GENERATION ASSETS AND THE CMP GROUP MERGER
                       THREE MONTHS ENDED MARCH 31, 1999
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                                ENERGY EAST,
                                                  SALES OF                    CMP GROUP
                                               GENERATION AND                  SALE OF        CMP GROUP
                                                CONNECTICUT                   GENERATION       MERGER
                                                   ENERGY       CMP GROUP     PRO FORMA       PRO FORMA     PRO FORMA
                                                PRO FORMA(1)     ACTUAL     ADJUSTMENTS(2)   ADJUSTMENTS   ENERGY EAST
                                               --------------   ---------   --------------   -----------   -----------
                                                                (in thousands, except per share amounts)
Operating Revenues
  Sales and services.........................     $674,301      $276,633                                    $950,934

Operating Expenses
  Fuel used in electricity generation........            3         8,947       $(7,656)                        1,294
  Electricity purchased......................      159,137       117,249        26,933                       303,319
  Natural gas purchased......................      115,211                                                   115,211
  Other operating expenses...................       88,312        53,204        (3,683)                      137,833
  Maintenance................................       17,595         8,274        (2,004)                       23,865
  Depreciation and amortization..............       32,538        14,672        (3,075)        $ 2,937(10)    47,072
  Other taxes................................       53,434         7,405        (2,619)                       58,220
                                               --------------   ---------      -------       -----------   -----------

    Total Operating Expenses.................      466,230       209,751         7,896           2,937       686,814
                                               --------------   ---------      -------       -----------   -----------

Operating Income.............................      208,071        66,882        (7,896)         (2,937)      264,120
Other Income and Deductions..................        1,147        (4,834)                                     (3,687)
Interest Charges, Net........................       35,260        11,796        (2,900)          9,375        53,531
Preferred Stock Dividends of Subsidiary......        1,030           919                                       1,949
                                               --------------   ---------      -------       -----------   -----------

Income Before Federal Income Taxes...........      170,634        59,001        (4,996)        (12,312)      212,327
Federal Income Taxes.........................       60,907        25,744        (1,998)(9)      (3,281)(9)    81,372
                                               --------------   ---------      -------       -----------   -----------

Net Income...................................     $109,727      $ 33,257       $(2,998)        $(9,031)     $130,955
                                               --------------   ---------      -------       -----------   -----------
                                               --------------   ---------      -------       -----------   -----------
Earnings Per Share, basic
  and diluted................................     $    .84                                                  $   1.00

Average Common Shares Outstanding............      131,238                                                   131,238

The notes on pages 82 to 83 are an integral part of the pro forma combined condensed financial statements.

Per share amounts and the number of average Energy East shares outstanding have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

  NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS, THE CONNECTICUT ENERGY
   MERGER, THE SALE OF CMP GROUP'S GENERATION ASSETS AND THE CMP GROUP MERGER

NOTE 1.  UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

    The unaudited pro forma combined condensed financial statements as of and for the three months ended March 31, 1999, and for the 12 months ended December 31, 1998, have been adjusted to give effect to the disposition of Energy East's coal-fired generation assets to Edison Mission Energy in March 1999 and The AES Corporation in May 1999, the sale of Energy East's 18% interest in the Nine Mile Point nuclear generating unit No. 2 to AmerGen Energy Company, which it expects to complete early next year, the Connecticut Energy merger, the sale of CMP Group's steam and hydro generation assets to FPL Group in April 1999 and the CMP Group merger. In accordance with Energy East's restructuring plan approved by the Public Service Commission of the State of New York in January 1998, all proceeds from the sales, net of taxes and transaction costs, in excess of the net book value of the generation assets, less funded deferred taxes, were used to write down Energy East's 18% investment in the Nine Mile Point nuclear generating unit No. 2 in the second quarter of 1999.

NOTE 2.  SALE OF CMP GROUP'S GENERATION ASSETS.

    The generation adjustments on the pro forma balance sheet represent the amount of utility plant, other property and investments, fuel and materials and supplies sold. Cash received, regulatory assets added, current and long-term debt eliminated, liabilities incurred (such as income taxes and estimated transaction costs) and the deferred gain on the generation assets are also reflected in the adjustments.

    The generation adjustments on the pro forma income statements do not reflect nonrecurring charges and credits related to the sale of the plants. Operating expense and maintenance expense include all amounts directly related to the operation and maintenance of generation plus corporate administrative and general costs allocated based on net revenues.

NOTE 3.  ACCOUNTING METHOD.

    The CMP Group merger will be accounted for as an acquisition of CMP Group by Energy East under the purchase method of accounting in accordance with generally accepted accounting principles. A portion of the purchase price will be allocated to nonutility assets and liabilities of CMP Group based on their estimated fair market values at the date of acquisition. As a regulated utility, the assets and liabilities of Central Maine Power Company will not be revalued. The difference between the purchase price, representing fair value, and the recorded amounts will be shown as goodwill on the balance sheet.

NOTE 4.  MERGER.

    The historical consolidated financial statements of Energy East, Connecticut Energy, and CMP Group for the 12 months ended December 31, 1998 and September 30, 1998, and as of and for the three months ended March 31, 1999 have been adjusted to give effect to the Connecticut Energy merger and the CMP Group merger.

NOTE 5.  CASH CONSIDERATION.

    Reflects the cash consideration paid to CMP Group shareholders based on a purchase price of $29.50 per share for all of the CMP Group shares outstanding.

NOTE 6.  NOTES PAYABLE.

    Reflects the issuance of $500 million principal amount of 7.5% notes payable, the proceeds of which will be used to fund the consideration paid to CMP Group shareholders.

NOTE 7.  MERGER-RELATED COSTS.

    Energy East and CMP Group will incur direct expenses related to the merger, including accounting and consulting fees. The pro forma adjustments include an estimate for Energy East's merger-related costs of $6.5 million, which is included in goodwill. CMP Group expects to incur approximately $7.5 million of merger-related costs, which it will expense as incurred. The actual amount of merger-related costs may differ from the amounts reflected in the unaudited pro forma combined condensed financial statements.

NOTE 8.  GOODWILL.

    Reflects the recognition of an amount of goodwill equal to the excess of the estimated purchase price of $957 million over the estimated net fair value of the assets and liabilities of CMP Group acquired of $545 million, plus estimated transaction costs of $6.5 million related to the merger, increased by the estimated difference between CMP Group's pension and other post retirement benefit obligation and the fair value of the respective plan assets.

NOTE 9.  INCOME TAXES.

    Income taxes on the pro forma income statements have been based on the statutory rate and adjusted for goodwill, which is not tax deductible.

NOTE 10.  AMORTIZATION OF GOODWILL.

    Represents the amortization of goodwill, which is not tax deductible, over a 40-year period.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS GIVING EFFECT TO THE
  SALES OF ENERGY EAST'S GENERATION ASSETS, THE CONNECTICUT ENERGY MERGER, THE
    SALE OF CMP GROUP'S GENERATION ASSETS, THE CMP GROUP MERGER AND THE CTG
                                RESOURCES MERGER

            ENERGY EAST CORPORATION COMBINED CONDENSED BALANCE SHEET
 GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS, THE CONNECTICUT
       ENERGY MERGER, THE SALE OF CMP GROUP'S GENERATION ASSETS, THE CMP
                   GROUP MERGER AND THE CTG RESOURCES MERGER
                               AT MARCH 31, 1999
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                   ENERGY EAST,
                                     SALES OF
                                   GENERATION,                       CTG RESOURCES
                                CONNECTICUT ENERGY                       MERGER
                                  AND CMP GROUP      CTG RESOURCES     PRO FORMA                PRO FORMA
                                   PRO FORMA(1)         ACTUAL        ADJUSTMENTS              ENERGY EAST
                                ------------------   -------------   --------------            -----------
Assets                                                        (in thousands)
Current Assets
  Cash and cash equivalents...      $1,802,734         $  21,963       $  (195,013)(5)         $ 1,629,684
  Special deposits............           3,731                                                       3,731
  Accounts receivable, net....         378,664            66,518                                   445,182
  Other.......................         193,283            16,814                                   210,097
                                ------------------   -------------   --------------            -----------
      Total Current Assets....       2,378,412           105,295          (195,013)              2,288,694

Utility Plant, at Original
  Cost........................       5,005,045           517,066                                 5,522,111
  Less accumulated
    depreciation..............       1,737,371           184,658                                 1,922,029
                                ------------------   -------------   --------------            -----------
      Net utility plant in
        service...............       3,267,674           332,408                                 3,600,082
  Construction work in
    progress..................          29,263             5,535                                    34,798
                                ------------------   -------------   --------------            -----------
      Total Utility Plant.....       3,296,937           337,943                                 3,634,880
Other Property and
  Investments, Net............         138,455            11,902                                   150,357
Regulatory....................       1,316,696             8,321                                 1,325,017
Other Assets..................          80,032            29,081             3,540(6)              112,653
Goodwill......................         710,966                             218,836(6)(7)(8)        929,802
                                ------------------   -------------   --------------            -----------
      Total Assets............      $7,921,498         $ 492,542       $    27,363             $ 8,441,403
                                ------------------   -------------   --------------            -----------
                                ------------------   -------------   --------------            -----------

The notes on pages 88 to 89 are an integral part of the pro forma combined condensed financial statements.

            ENERGY EAST CORPORATION COMBINED CONDENSED BALANCE SHEET
 GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS, THE CONNECTICUT
       ENERGY MERGER, THE SALE OF CMP GROUP'S GENERATION ASSETS, THE CMP
                   GROUP MERGER AND THE CTG RESOURCES MERGER
                               AT MARCH 31, 1999
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                                  ENERGY EAST,
                                                    SALES OF
                                                  GENERATION,
                                               CONNECTICUT ENERGY                    CTG RESOURCES
                                                 AND CMP GROUP     CTG RESOURCES   MERGER PRO FORMA    PRO FORMA
                                                  PRO FORMA(1)         ACTUAL         ADJUSTMENTS     ENERGY EAST
                                               ------------------  --------------  -----------------  -----------
Liabilities                                                              (in thousands)
Current Liabilities
  Current portion of long-term debt..........     $      5,055       $    3,235                       $     8,290
  Current portion of preferred stock of
    subsidiary...............................           19,309                                             19,309
  Notes payable..............................          385,924                                            385,924
  Taxes accrued..............................          924,717                                            924,717
  Other......................................          415,648           53,133       $     3,500(8)      472,281
                                               ------------------  --------------  -----------------  -----------
      Total Current Liabilities..............        1,750,653           56,368             3,500       1,810,521

Regulatory Liabilities
  Gain on sale of generation assets..........          565,319                                            565,319
  Other......................................          628,280           80,835                           709,115
                                               ------------------  --------------  -----------------  -----------
      Total Regulatory Liabilities...........        1,193,599           80,835                         1,274,434

Deferred income taxes........................          443,703                              1,239         444,942
Other........................................          419,563                                            419,563
Long-term debt...............................        2,223,626          217,528                         2,441,154
                                               ------------------  --------------  -----------------  -----------
      Total Liabilities......................        6,031,144          354,731             4,739       6,390,614
Commitments..................................              107                                                107
Preferred stock redeemable solely at the
  option of subsidiary.......................           45,659              879                            46,538
Preferred stock subject to mandatory
  redemption requirements....................           43,910                                             43,910
Common Stock Equity
  Common stock Energy East
    ($.01 par value, 200,000 shares
    authorized and 126,400 shares outstanding
    as of March 31, 1999)....................              681                               61(9)            742
Common Stock Equity
  Common stock CTG Resources
    (no par value, 20,000 shares authorized
    and 8,648 shares outstanding as of March
    31, 1999)................................
Capital in excess of par value...............        1,097,461           67,448            92,047(9)    1,256,956
Retained earnings............................          741,533           69,884           (69,884)(9)     741,533
Unearned compensation--restricted stock
  awards.....................................                              (400)              400
Treasury stock, at cost (1,500 shares at
  March 31, 1999)............................          (38,997)                                           (38,997)
                                               ------------------  --------------  -----------------  -----------
      Total Common Stock Equity..............        1,800,678          136,932            22,624       1,960,234
                                               ------------------  --------------  -----------------  -----------
      Total Liabilities and Shareholders'
        Equity...............................     $  7,921,498       $  492,542       $    27,363     $ 8,441,403
                                               ------------------  --------------  -----------------  -----------
                                               ------------------  --------------  -----------------  -----------

The notes on pages 88 to 89 are an integral part of the pro forma combined condensed financial statements.

         ENERGY EAST CORPORATION COMBINED CONDENSED STATEMENT OF INCOME
 GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS, THE CONNECTICUT
       ENERGY MERGER, THE SALE OF CMP GROUP'S GENERATION ASSETS, THE CMP
                   GROUP MERGER AND THE CTG RESOURCES MERGER
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                FISCAL YEAR ENDED
                                DECEMBER 31, 1998
                                   ENERGY EAST,
                                     SALES OF        FISCAL YEAR ENDED
                                   GENERATION,         SEPTEMBER 30,     CTG RESOURCES
                                CONNECTICUT ENERGY         1998             MERGER
                                  AND CMP GROUP        CTG RESOURCES       PRO FORMA        PRO FORMA
                                   PRO FORMA(1)           ACTUAL          ADJUSTMENTS      ENERGY EAST
                                ------------------   -----------------   -------------     -----------
                                               (in thousands, except per share amounts)
Operating Revenues
  Sales and services..........      $3,102,975          $  282,748                         $ 3,385,723

Operating Expenses
  Fuel used in electricity
    generation................           1,909                                                   1,909
  Electricity purchased.......       1,158,445                                               1,158,445
  Natural gas purchased.......         279,228             150,685                             429,913
  Other operating expenses....         551,674              45,623                             597,297
  Maintenance.................         107,717               8,361                             116,078
  Depreciation and
    amortization..............         187,038              19,305        $    5,471(10)       211,814
  Other taxes.................         205,841              17,109                             222,950
                                ------------------   -----------------   -------------     -----------

    Total Operating
      Expenses................       2,491,852             241,083             5,471         2,738,406
                                ------------------   -----------------   -------------     -----------

Operating Income..............         611,123              41,665            (5,471)          647,317
Other Income and Deductions...         (17,696)             (1,665)                            (19,361)
Interest Charges, Net.........         214,098              15,924                             230,022
Preferred Stock Dividends of
  Subsidiary..................          13,392                  61                              13,453
                                ------------------   -----------------   -------------     -----------

Income Before Federal Income
  Taxes.......................         401,329              27,345            (5,471)          423,203
Federal Income Taxes..........         165,932              12,210                --(11)       178,142
                                ------------------   -----------------   -------------     -----------

Net Income....................      $  235,397          $   15,135        $   (5,471)      $   245,061
                                ------------------   -----------------   -------------     -----------
                                ------------------   -----------------   -------------     -----------

Earnings Per Share, basic and
  diluted.....................      $     1.72                                             $      1.71

Average Common Shares
  Outstanding.................         137,041                                 6,107(12)       143,148

The notes on pages 88 to 89 are an integral part of the pro forma combined condensed financial statements.

Per share amounts and the number of average Energy East shares outstanding have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

         ENERGY EAST CORPORATION COMBINED CONDENSED STATEMENT OF INCOME
 GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS, THE CONNECTICUT
       ENERGY MERGER, THE SALE OF CMP GROUP'S GENERATION ASSETS, THE CMP
                   GROUP MERGER AND THE CTG RESOURCES MERGER
                       THREE MONTHS ENDED MARCH 31, 1999
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                    ENERGY EAST,
                                SALES OF GENERATION,
                                    CONNECTICUT                        CTG RESOURCES
                                   ENERGY AND CMP                       MERGER PRO
                                       GROUP           CTG RESOURCES       FORMA          PRO FORMA
                                    PRO FORMA(1)          ACTUAL        ADJUSTMENTS      ENERGY EAST
                                --------------------   -------------   -------------     -----------
                                              (in thousands, except per share amounts)
Operating Revenues
  Sales and services..........        $950,934           $113,001                        $ 1,063,935

Operating Expenses
  Fuel used in electricity
    generation................           1,294                                                 1,294
  Electricity purchased.......         303,319                                               303,319
  Natural gas purchased.......         115,211             59,167                            174,378
  Other operating expenses....         137,833             12,912                            150,745
  Maintenance.................          23,865              1,959                             25,824
  Depreciation and
    amortization..............          47,072              5,086         $ 1,368(10)         53,526
  Other taxes.................          58,220              5,912                             64,132
                                      --------         -------------   -------------     -----------

    Total Operating
      Expenses................         686,814             85,036           1,368            773,218
                                      --------         -------------   -------------     -----------

Operating Income..............         264,120             27,965          (1,368)           290,717
Other Income and Deductions...          (3,687)              (510)                            (4,197)
Interest Charges, Net.........          53,531              4,259                             57,790
Preferred Stock Dividends of
  Subsidiary..................           1,949                 16                              1,965
                                      --------         -------------   -------------     -----------

Income Before Federal Income
  Taxes.......................         212,327             24,200          (1,368)           235,159
Federal Income Taxes..........          81,372             11,975              --(11)         93,347
                                      --------         -------------   -------------     -----------

Net Income....................        $130,955           $ 12,225         $(1,368)       $   141,812
                                      --------         -------------   -------------     -----------
                                      --------         -------------   -------------     -----------
Earnings Per Share, basic and
  diluted.....................        $   1.00                                           $      1.03

Average Common Shares
  Outstanding.................         131,238                              6,107(12)        137,345

The notes on pages 88 to 89 are an integral part of the pro forma combined condensed financial statements.

Per share amounts and the number of average Energy East shares outstanding have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS, THE CONNECTICUT
       ENERGY MERGER, THE SALE OF CMP GROUP'S GENERATION ASSETS, THE CMP
                   GROUP MERGER AND THE CTG RESOURCES MERGER

NOTE 1. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

    The unaudited pro forma combined condensed financial statements as of and for the three months ended March 31, 1999, and for the 12 months ended December 31, 1998, have been adjusted to give effect to the disposition of Energy East's coal-fired generation assets to Edison Mission Energy in March 1999 and The AES Corporation in May 1999, to the sale of Energy East's 18% interest in the Nine Mile Point nuclear generating unit No. 2 to AmerGen Energy Company, which it expects to complete early next year, the Connecticut Energy merger, the sale of CMP Group's steam and hydro generation assets to FPL Group in April 1999, the CMP Group merger and the CTG Resources merger. In accordance with Energy East's restructuring plan approved by the Public Service Commission of the State of New York in January 1998, all proceeds from the sales, net of taxes and transaction costs, in excess of the net book value of the generation assets, less funded deferred taxes, were used to write down Energy East's 18% investment in the Nine Mile Point nuclear generating unit No. 2 in the second quarter of 1999.

NOTE 2. ACCOUNTING METHOD.

    The CTG Resources merger will be accounted for as an acquisition of CTG Resources by Energy East under the purchase method of accounting in accordance with generally accepted accounting principles. A portion of the purchase price will be allocated to nonutility assets and liabilities of CTG Resources based on their estimated fair market values at the date of acquisition. As a regulated utility, the assets and liabilities of Connecticut Natural Gas Corporation will not be revalued. The difference between the purchase price, representing fair value, and the recorded amounts will be shown as goodwill on the balance sheet.

NOTE 3. MERGER.

    The historical consolidated financial statements of Energy East, Connecticut Energy, CMP Group and CTG Resources for the years ended December 31, 1998 and September 30, 1998, and as of and for the three months ended March 1, 1999 have been adjusted to give effect to the Connecticut Energy merger, the CMP Group merger and the CTG Resources merger.

NOTE 4. EARNINGS PER SHARE AND AVERAGE SHARES OUTSTANDING.

    The pro forma earnings per share and number of average shares outstanding have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999, and the average number of shares that would have been outstanding if the merger occurred at the beginning of the periods presented assuming a conversion of 45% of the CTG Resources shares into 1.57 Energy East shares per CTG Resources share. The following table presents the range of shares that could be issued based on various potential conversion ratios provided for by the merger agreement:

Conversion ratio.......................................       1.36       1.57       1.73
Number of shares (thousands)...........................      5,296      6,107      6,740

NOTE 5. CASH CONSIDERATION.

    Reflects the cash consideration paid to CTG Resources shareholders based on a purchase price per share of $41.00 for 55% of the shares outstanding.

NOTE 6. OTHER ASSETS.

    Reflects the recognition of an other asset and reduction of goodwill for the estimated difference between CTG Resources's pension and other postretirement benefit obligations and the fair value of the respective plan assets.

NOTE 7. GOODWILL.

    Reflects the recognition of goodwill equal to the excess of the estimated purchase price of $355 million over the estimated net fair value of the assets and liabilities of CTG Resources acquired of $137 million, plus estimated transaction costs of $3.5 million related to the merger.

NOTE 8. MERGER-RELATED COSTS.

    Energy East and CTG Resources will incur direct expenses related to the merger, including accounting and consulting fees. The pro forma adjustments include an estimate for Energy East's merger-related costs of $3.5 million, which is included in goodwill. CTG Resources expects to incur approximately $5.5 million of merger-related costs, which it will expense as incurred. The actual amount of merger-related costs may differ from the amounts reflected in the unaudited pro forma combined condensed financial statements.

NOTE 9. COMMON STOCK.

    Reflects the Energy East shares issued to CTG Resources shareholders in exchange for 45% of their CTG Resources shares, assuming a conversion ratio of
1.57 Energy East shares per CTG Resources share, and the purchase of 55% of their CTG Resources shares for cash.

NOTE 10. AMORTIZATION OF GOODWILL.

    Represents the amortization of goodwill, which is not tax deductible, over a 40-year period.

NOTE 11. INCOME TAXES.

    Income taxes on the pro forma income statements have been based on the statutory rate and adjusted for goodwill, which is not tax deductible.

NOTE 12. ENERGY EAST SHARES ISSUED.

    Reflects the number of Energy East shares to be issued in the merger assuming a conversion of 45% of the CTG Resources shares into 1.57 Energy East shares per CTG Resources share.

NOTE 13. NET INCOME FOR THREE MONTHS ENDED DECEMBER 31, 1998.

    CTG Resources's revenues for the three months ended December 31, 1998 were $81.7 million, and net income for the same period was $5.7 million or 65 cents per share, diluted.

                    COMPARATIVE RIGHTS OF CONNECTICUT ENERGY
                   SHAREHOLDERS AND ENERGY EAST SHAREHOLDERS

    As a result of the merger, some or all of the Connecticut Energy shareholders will become Energy East shareholders. The rights of Connecticut Energy shareholders are presently governed by the Connecticut Business Corporation Act, the Connecticut Energy certificate of incorporation and the Connecticut Energy by-laws. In contrast, the rights of Energy East shareholders are governed by the New York Business Corporation Law, the Energy East certificate of incorporation and the Energy East by-laws. The following is a summary comparison of the material differences between the rights of Connecticut Energy shareholders and the rights of Energy East shareholders.
    This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the New York Business Corporation Law, the Connecticut Business Corporation Act, and the certificates of incorporation and by-laws of the two companies, copies of which are on file with the SEC.

                ENERGY EAST                                CONNECTICUT ENERGY

                                 AUTHORIZED CAPITAL STOCK

    Energy East's authorized capital stock    Connecticut Energy's authorized capital
consists of 300,000,000 shares of common      stock consists of 30,000,000 shares of
stock, par value $.01 per share, of which     common stock, par value $1.00 per share, of
114,724,428 were outstanding at the close of  which 10,387,615 were outstanding at the
business on July 20, 1999, and 10,000,000     close of business on July 12, 1999, and
shares of preferred stock, par value $.01     1,000,000 shares of preferred stock, par
per share, none of which was outstanding at   value $1.00 per share, none of which was
the close of business on July 20, 1999.       outstanding at the close of business on July
                                              12, 1999.

                                      VOTING RIGHTS

    Each Energy East shareholder generally    Each Connecticut Energy shareholder is
is entitled to one vote per share. In         entitled to one vote per share. Connecticut
elections of directors, however, Energy East  Energy shareholders may not cumulate their
shareholders are entitled to "cumulate"       votes in an election of directors.
their votes. Under "cumulative voting," the
total number of votes that a shareholder may
cast in an election of directors equals the
number of directors to be elected multiplied
by the number of shares held; the
shareholder may cast all of his votes for a
single director, or he may distribute the
votes among two or more directors.

                                        DIVIDENDS

    Under the New York Business Corporation   Under the Connecticut Business Corporation
Law, Energy East may declare and pay          Act, Connecticut Energy may make
dividends or make other distributions to      distributions to its shareholders (subject
Energy East shareholders (subject to the      to restrictions in its certificate of
rights of preferred stock, none of which is   incorporation), unless, after doing so,
outstanding), unless, after doing so, Energy  Connecticut Energy would be unable to pay
East would be unable to pay its debts as      its debts as they become due in the usual
they become due in the ordinary course of     course of its business, or its total assets
its business, or when doing so would be       would be less than the sum of its total
contrary to any restrictions contained in     liabilities plus the amount that would be
the Energy East certificate of                needed, upon a dissolution, to satisfy the
incorporation. Moreover, the net assets of    preferential rights of shareholders whose
Energy East remaining after a declaration,    preferential rights are superior to those
payment, or distribution must be at least as  receiving the distribution.
much as Energy East's stated capital.

                  ELECTION AND CLASSIFICATION OF THE BOARD OF DIRECTORS

    The Energy East board of directors is     The Connecticut Energy board of directors is
composed of three classes. One class is       composed of three classes. One class is
elected each year for a three-year term.      elected each year for a three-year term.

                              SIZE OF THE BOARD OF DIRECTORS

    The Energy East board of directors may    The Connecticut Energy by-laws set the
fix the number of directors by a vote of a    number of Connecticut Energy directors at
majority of the directors then in office.     eight.
When the Energy East board of directors
increases the number of directors, it will
elect the additional directors. The Energy
East board of directors currently consists
of ten directors. After the merger, the
Energy East board of directors will consist
of 11 directors. After the mergers with CMP
Group and CTG Resources, the Energy East
board of directors will consist of 15
directors.

                        REMOVAL OF DIRECTORS; FILLING OF VACANCIES

    Under the Energy East by-laws, except as  Under the Connecticut Energy by-laws, a
otherwise provided by the New York Business   director may be removed only for cause and
Corporation Law, a director may be removed    only by (1) a majority of the directors then
only for cause and only by a majority of the  in office, or (2) the holders of at least
outstanding Energy East shares at a meeting   80% of the outstanding Connecticut Energy
of shareholders. The New York Business        voting stock. Under the Connecticut Energy
Corporation Law provides that, when a         certificate of incorporation, any vacancies
corporation has cumulative voting, no         on the Connecticut Energy board of directors
director may be removed when the votes cast   will be filled solely by the affirmative
against his removal would be sufficient to    vote of a majority of the remaining
elect him if voted cumulatively. Any          directors, even though less than a quorum,
vacancies on the Energy East board of         and not by the shareholders.
directors will be filled solely by the
affirmative vote of a majority of the
remaining directors, even though less than a
quorum, and not by the shareholders.

                             SPECIAL MEETINGS OF SHAREHOLDERS

    Under the Energy East by-laws, special    Under the Connecticut Energy by-laws,
meetings of shareholders may be called by     special meetings of shareholders may be
the chairman, the president or at the         called by the chairman of the board, the
request of a majority of the board of         president or a majority of the Connecticut
directors or of a majority of the             Energy board of directors. Connecticut
outstanding Energy East shares. Energy East   Energy shareholders may act without a
shareholders may act without a meeting but    meeting but only by unanimous written
only by unanimous written consent. Under the  consent. Under the Connecticut Business
New York Business Corporation Law, the only   Corporation Act, the only business that may
business that may be conducted at a special   be conducted at a special meeting of
meeting of shareholders is that which is      shareholders is that which is related to the
related to the purposes set forth in the      purposes set forth in the notice of the
notice of the meeting.                        meeting.

                                ADVANCE NOTICE PROVISIONS

    For an Energy East shareholder to         For a Connecticut Energy shareholder to
nominate individuals for election as          nominate individuals for election as
directors or to bring a matter before an      directors, he must give the secretary of
annual meeting, the secretary of Energy East  Connecticut Energy a written notice of his
must receive written notice of the            intent, either by personal delivery or by
shareholder's intent, containing certain      mail not later than (1) with respect to an
required information. With respect to an      election to be held at an annual meeting of
election at, or a matter to be brought        shareholders, 90 days in advance of the
before an annual meeting, the secretary must  meeting, and (2) with respect to an election
receive the notice between 90 and 120 days    of directors to be held at a special meeting
before the anniversary of the preceding       of shareholders, seven days after the date
annual meeting. With respect to an election   on which notice of the meeting is first
at a special meeting, the secretary must      given to Connecticut Energy shareholders.
receive the notice at least ten days before
the earlier of (1) the date notice of the
special meeting was mailed and (2) the date
that the date of the special meeting was
publicly disclosed.

                        INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The New York Business Corporation Law     Under the Connecticut Energy by-laws,
generally provides that a corporation may     Connecticut Energy will indemnify, to the
indemnify an officer or director made a       fullest extent permitted by law, a current
party or threatened to be made a party to     or former director, officer, employee or
any type of proceeding against judgments,     agent of Connecticut Energy, as well as an
fines, amounts paid in settlement and         individual who is serving or has served as a
expenses (including attorneys' fees)          director, officer or in any other capacity
actually and necessarily incurred in          of another company at Connecticut Energy's
connection with the proceedings:              request. Under the Connecticut Business
- if he acted in good faith for a purpose he  Corporation Act, Connecticut Energy
  reasonably believed to be in or not         generally may indemnify a director against
  opposed to the best interests of the        liability incurred because he is or was a
  corporation; and                            director if:
- in the case of a criminal proceeding, if    - he conducted himself in good faith;
  he had no reasonable cause to believe that  - he reasonably believed (a) in the case of
  his conduct was unlawful.                     conduct in his official capacity with
The New York Business Corporation Law sets      Connecticut Energy, that his conduct was
specific standards only for indemnification     in the best interests of Connecticut
of officers and directors, but it permits       Energy, and (b) in all other cases, that
corporations to indemnify corporate             his conduct was at least not opposed to
personnel other than officers and directors.    Connecticut Energy's best interests; and
    Energy East's by-laws generally provide   - in the case of any criminal proceeding, he
for indemnification, as described above, of     had no reasonable cause to believe his
directors and officers, as well as              conduct was unlawful.
employees, of Energy East and of other        Also under Connecticut law, Connecticut
companies which such persons were serving at  Energy generally may indemnify an officer,
the request of Energy East, to the extent     employee or agent of Connecticut Energy who
not prohibited by law. Under Energy East's    is not a director to the same extent as a
by-laws, a director, officer or employee may  director, and, in addition, to the extent
be entitled to other indemnification rights   consistent with public policy, or as
arising under any statute, certificate of     provided by contract, Connecticut Energy's
incorporation, by-law or agreement.           certificate of incorporation or by-laws.
                                              A director, officer or employee may be
                                              entitled to other indemnification rights
                                              arising under any statute, certificate of
                                              incorporation, by-law or agreement.

                        AMENDMENT OF CERTIFICATE OF INCORPORATION
    The Energy East certificate of            The Connecticut Energy certificate of
incorporation generally may be amended by a   incorporation generally may be amended by
majority of the outstanding Energy East       (1) a majority of the votes entitled to be
shares but the provision relating to          cast on the amendment by any voting group
amendments to certain by-laws may be amended  with respect to which the amendment would
only by two-thirds of the votes of the        create dissenters' rights; and (2) if a
outstanding Energy East shares. Furthermore,  majority of the votes entitled to be cast on under the New York Business Corporation Law,  the matter by any other voting group is any amendment to the Energy East certificate  present at the meeting, a majority of the
of incorporation must be authorized by the    present shares of that voting group. The
Energy East board of directors.               provisions relating to transactions with
                                              interested shareholders may be amended only
                                              by 80% of the Connecticut Energy voting
                                              stock, unless at least two-thirds of the
                                              disinterested directors recommended the
                                              amendment to Connecticut Energy shareholders
                                              at a time when there is no interested
                                              shareholder, in which case the amendment
                                              requires only a majority vote. Furthermore,
                                              under the Connecticut Business Corporation
                                              Act, any amendment to the Connecticut Energy
                                              certificate of incorporation generally must
                                              be recommended by the Connecticut Energy
                                              board of directors. The Connecticut Energy
                                              board of directors may condition its
                                              recommendation on any basis, including
                                              increased voting requirements, within the
                                              limits provided by the Connecticut Business
                                              Corporation Act.

                                   AMENDMENT OF BY-LAWS
    The Energy East by-laws may be amended    The Connecticut Energy by-laws may be
by a majority of the outstanding Energy East  amended by (1) the holders of at least 80%
shares, or by a majority of the Energy East   of Connecticut Energy voting stock, or (2) a
board of directors. However, an amendment of  majority of the Connecticut Energy board of
some by-laws, if by action of Energy East     directors.
shareholders, must be by two-thirds of the
outstanding Energy East shares. The by-laws
that may not be amended without a
supermajority vote generally relate to the
advance notice procedures, special meetings
of shareholders, structure of the Energy
East board of directors and amendment of the
supermajority requirements.

                                    DUTY OF DIRECTORS

    Under the New York Business Corporation   Under the Connecticut Business Corporation
Law, in performing his duties, an Energy      Act, in performing his duties, a Connecticut
East director is required to act in good      Energy director is required to act in good
faith and to use that degree of care that an  faith, with the care an ordinarily prudent
ordinarily prudent person in a similar        person in a similar position would exercise
position would use under similar              under similar circumstances and in a manner
circumstances.                                he reasonably believes to be in Connecticut
                                              Energy's best interests.

    In taking action, including action that   In taking action related to mergers, sales
may involve or relate to a change or          of assets and business combinations, a
potential change in control of Energy East,   director must also consider:
a director may consider the long-term and     - Connecticut Energy's long-term and
short-term interests of Energy East and         short-term interests;
Energy East shareholders and the effects      - Connecticut Energy shareholders' long-term
that Energy East's actions may have in the      and short-term interests, including the
short-term or in the long-term upon Energy      possibility that those interests may be
East's:                                         best served by Connecticut Energy's
- prospects for growth and development;         continued independence;
- current employees;                          - the interests of Connecticut Energy's
- retired employees and others receiving        employees, customers, creditors and
  retirement, welfare or similar benefits       suppliers;
  from or pursuant to any plan or agreement   - community and societal considerations,
  of Energy East;                               including those of any community in which
- customers and creditors; and                  Connecticut Energy has an office or other
- ability to provide, as a going concern,       facility; and
  goods, services, employment opportunities   - any other factors he reasonably considers
  and employment benefits and otherwise to      appropriate in determining what he
  contribute to the communities in which it     reasonably believes to be in the best
  does business.                                interests of the corporation.

                                  BUSINESS COMBINATIONS

    Under the Energy East certificate of      Under the Connecticut Business Corporation
incorporation, a majority of the outstanding  Act, an affirmative vote by two- thirds of
Energy East shares are needed to adopt a      the outstanding shares are needed to adopt a
plan of merger or consolidation.              plan of merger or consolidation, unless the
    Section 912 of the New York Business      Connecticut corporation is the surviving
Corporation Law prohibits a New York          company.
corporation from engaging in certain          The Connecticut Business Corporation Act
business combinations with an interested      prohibits a Connecticut corporation from
shareholder (generally, the beneficial owner  engaging in a merger, consolidation or other
of 20% or more of a corporation's voting      business combination with an interested
stock) for five years following the time the  shareholder (generally, the beneficial owner
shareholder became an interested              of 10% or more of a corporation's voting
shareholder, unless, prior to that time, the  stock) for five years following the time the
corporation's board of directors approved     shareholder became an interested
the business combination or the transaction   shareholder, unless, prior to that time, the
that resulted in the shareholder becoming an  corporation's board of directors and a
interested shareholder. After five years,     majority of the non-employee directors, of
these business combinations may occur if      which there must be at least two, approved
approved by a majority vote of shares not     the business combination or the transaction
owned by the interested shareholder, or if    that resulted in the shareholder becoming an
specific fair price requirements are met.     interested shareholder. After five years,
                                              business combinations may occur only if
                                              approved by 80% of the outstanding shares of
                                              the corporation and by two-thirds of the
                                              voting power of the corporation other than
                                              voting power held by an interested
                                              shareholder who is a party to the proposed
                                              business combination.

                                  FAIR PRICE PROVISIONS

    Under the New York Business Corporation   Under the Connecticut Energy certificate of
Law, a corporation may engage in a business   incorporation, Connecticut Energy
combination with any interested shareholder   shareholders are entitled to receive the
when the cash and other consideration to be   fair value of their Connecticut Energy
received by the other shareholders is the     shares in the event of a business
higher of:                                    combination with an interested shareholder.
- the highest per share price paid by the     The fair value of the Connecticut Energy
  interested shareholder at a time when he    shares is the higher of:
  beneficially owned at least five percent    - the highest price paid by an interested
  of the outstanding voting stock and within    shareholder of Connecticut Energy within
  the five years immediately prior to the       the two years preceding the announcement
  date the business combination is first        date (the first public announcement of the
  announced;                                    proposed business combination) by the
- the highest price paid by the interested      interested shareholder in the transaction
  shareholder within the five years             in which it became an interested
  immediately prior to, or in, the              shareholder; or
  transaction in which he became an           - the fair market value (generally, the
  interested shareholder; and                   highest closing sale price of Connecticut
- the market value per share of common stock    Energy shares) immediately preceding the
  on the date the business combination is       announcement date or the determination
  first announced or on the interested          date (the date the interested shareholder
  shareholder's stock acquisition date,         became an interested shareholder),
  whichever is higher;                          whichever is higher;
plus, in each case, any accrued interest,     multiplied by the ratio of (1) the highest
and less, in each case, any paid dividends.   per share price (including any brokerage
                                              commissions, transfer taxes and soliciting
                                              dealers' fees) paid by the interested
                                              shareholder in the two years immediately
                                              prior to the announcement date to (2) the
                                              fair market value of the Connecticut Energy
                                              shares on the first day of the two years
                                              immediately preceding the announcement date.

                              STATE LAW TAKEOVER LEGISLATION

    The New York Security Takeover            The Connecticut Tender Offer Act generally
Disclosure Act does not apply to Energy East  places restrictions on tender offers and
because Energy East is a public utility       purchases of equity securities. However,
holding company as defined in the Public      this statute does not apply to companies
Utility Holding Company Act and any takeover  like Connecticut Energy that are public
bid would be subject to SEC approval.         utility holding companies (as defined in the
                                              Public Utility Holding Company Act), an
                                              acquisition of which would be subject to SEC
                                              approval.

                                 SHAREHOLDER RIGHTS PLAN

    Energy East does not have a shareholder   Connecticut Energy is a party to a rights
rights plan.                                  agreement, dated as of July 28, 1998, as
                                              amended, between Connecticut Energy and
                                              BankBoston, N.A., as rights agent. Under the
                                              agreement, Connecticut Energy shares
                                              currently trade with certain stock purchase
                                              rights. These rights, which cannot be traded
                                              separately from Connecticut Energy shares,
                                              become exercisable upon the occurrence of
                                              certain triggering events,

                                              including acquisition by any beneficial
                                              holder of 15% or more of Connecticut Energy
                                              shares or the announcement of a tender or
                                              exchange offer that would result in such
                                              beneficial ownership. The rights agreement
                                              could have the effect of delaying, deferring
                                              or preventing a takeover or change of
                                              control of Connecticut Energy that the
                                              Connecticut Energy board of directors has
                                              not approved. The rights agreement does not
                                              apply to the proposed merger between
                                              Connecticut Energy and Energy East, and will
                                              be terminated upon completion of the merger.

                                 LEGAL MATTERS

    The validity of the Energy East shares to be issued in the merger will be passed upon for Energy East by Huber Lawrence & Abell. As of July 12, 1999, members of Huber Lawrence & Abell owned 4,388 Energy East shares.

                                    EXPERTS

    The consolidated financial statements of Energy East incorporated in this proxy statement/ prospectus by reference from Energy East's Annual Report on Form 10-K for the year ended December 31, 1998 have been incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on authority of that firm as experts in accounting and auditing.

    The consolidated financial statements of Connecticut Energy incorporated in this proxy statement/ prospectus by reference from Connecticut Energy's Annual Report on Form 10-K for the year ended September 30, 1998 have been incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on authority of that firm as experts in accounting and auditing.

    The consolidated financial statements of CMP Group incorporated in this proxy statement/ prospectus by reference from CMP Group's Annual Report on Form 10-K for the year ended December 31, 1998 have been incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on authority of that firm as experts in accounting and auditing.

    The consolidated financial statements of CTG Resources incorporated in this proxy statement/ prospectus by reference from CTG Resources's Annual Report on Form 10-K for the year ended September 30, 1998 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Representatives of PricewaterhouseCoopers LLP expect to be present at the special meeting and will be available to respond to appropriate questions from shareholders in attendance. Although these representatives have stated that they do not intend to make any statements at the special meeting, they will have the opportunity to do so.

                                 OTHER MATTERS

    Pursuant to Connecticut law, the business that may be conducted at the special meeting is confined to the purpose described in the notice of special meeting of shareholders that accompanies this proxy statement/prospectus.

                             SHAREHOLDER PROPOSALS

    In order for shareholder proposals for the 2000 Connecticut Energy annual meeting of shareholders to be eligible for inclusion in the Connecticut Energy proxy statement, they must be received by Connecticut Energy at its principal office in Bridgeport, Connecticut, prior to August 13, 1999. With respect to shareholder proposals for the 2000 annual meeting of shareholders that are not sought to be included in the 2000 Connecticut Energy proxy statement, Connecticut Energy may exercise the discretionary voting authority granted under proxies with respect to such proposals, unless written notice of such proposals is received by Connecticut Energy at its principal office in Bridgeport, Connecticut on or before October 28, 1999.

                           CERTAIN PROXY CARD MATTERS

    The proxy card for a participant in the Connecticut Energy Dividend Reinvestment and Stock Purchase Plan, The Southern Connecticut Gas Company Target Plan, the Non-Employee Director Stock Plan or the Restricted Stock Award Plan includes both the number of Connecticut Energy shares registered in the participant's name and the number of shares credited to the participant's plan account, unless the registrations are different. Connecticut Energy shareholders having shares registered in different names will receive a proxy card for each registration. If your shares are held by a broker as nominee, you will receive a voter information form from your broker. All these shares will be voted in accordance with the instructions on the proxy card.

                      WHERE YOU CAN FIND MORE INFORMATION

    Connecticut Energy and Energy East file annual, quarterly and current reports, proxy statements, and other information with the SEC. Anything the companies file may be read and copied at the following locations at the SEC:

Public Reference Room          New York Regional Office       Chicago Regional Office
Room 1024, Judiciary Plaza     Suite 1300                     Citicorp Center
450 Fifth Street, N.W.         7 World Trade Center           Suite 1400
Washington, DC 20549           New York, New York 10048       500 West Madison Street
                                                              Chicago, Illinois 60661-2511

    Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. Connecticut Energy's and Energy East's SEC filings should also be available to the public from commercial document retrieval services and at the Internet world wide web site that the SEC maintains at HTTP://WWW.SEC.GOV. In addition, materials and information concerning Connecticut Energy and Energy East can be inspected at the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005, where Connecticut Energy shares and Energy East shares are listed.

    The SEC allows Connecticut Energy and Energy East to "incorporate by reference" information into this document, which means that Connecticut Energy and Energy East can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in, or incorporated by reference in, this document. This document incorporates by reference the documents set forth below that were previously filed with the SEC by Connecticut Energy (SEC File No. 1-08369), Energy East (SEC File No. 1-14766), CMP Group (SEC File No. 1-14786) or CTG Resources (SEC File No. 1-12859). These documents contain important information about Connecticut Energy, Energy East, CMP Group and CTG Resources.

REGARDING CONNECTICUT ENERGY

    - Connecticut Energy's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

    - Connecticut Energy's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

    - Connecticut Energy's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

    - Connecticut Energy's Current Report on Form 8-K dated February 18, 1999.

    - Connecticut Energy's Current Report on Form 8-K dated April 22, 1999.

    - Connecticut Energy's Current Report on Form 8-A/A dated May 14, 1999.

REGARDING ENERGY EAST

    - Energy East's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

    - Energy East's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

    - Energy East's Current Report on Form 8-K dated April 23, 1999.

    - Energy East's Current Report on Form 8-K dated June 14, 1999.

    - Energy East's Current Report on Form 8-K dated June 29, 1999.

    - Energy East's Registration Statement on Form S-8 dated December 17, 1998 (for a description of Energy East capital stock).

REGARDING CMP GROUP

    - CMP Group's Annual Report on Form 10-K, as amended on June 30, 1999, for the fiscal year ended December 31, 1998.

    - CMP Group's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

    - CMP Group's Current Report on Form 8-K dated April 7, 1999.

    - CMP Group's Current Report on Form 8-K dated June 14, 1999.

REGARDING CTG RESOURCES

    - CTG Resources's Annual Report on Form 10-K, as amended on June 29, 1999, for the fiscal year ended September 30, 1998.

    - CTG Resources's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

    - CTG Resources's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

    - CTG Resources's Current Report on Form 8-K dated June 29, 1999.

    The SEC may require Connecticut Energy and Energy East to file other documents pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the time this document is sent and the date the special meeting is held. These other documents will be deemed to be incorporated by reference in this document and to be a part of it from the date they are filed with the SEC.

    If you are a Connecticut Energy shareholder, we may have already sent you some of the documents incorporated by reference. Nevertheless, you may obtain any of them through us, the SEC, or the SEC's Internet world wide web site as previously described. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

       CONNECTICUT ENERGY CORPORATION                     ENERGY EAST CORPORATION
            Shareholder Services                           Shareholder Services
               855 Main Street                                 P.O. Box 3200
        Bridgeport, Connecticut 06604                   Ithaca, New York 14852-3200
               1-800-760-7776                                 1-800-225-5643

    If you would like to request documents from Connecticut Energy or Energy East, please do so promptly in order to receive them before the special meeting.

    Connecticut Energy has provided all information contained in or incorporated by reference in this document with respect to Connecticut Energy. Energy East has provided all information contained in or incorporated by reference in this document with respect to Energy East. Neither Connecticut Energy nor Energy East assumes any responsibility for the accuracy or completeness of the information provided by the other party.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE ON THE MERGER AGREEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS
CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED JULY   , 1999. YOU SHOULD NOT
ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE. NEITHER THE MAILING OF THIS DOCUMENT TO STOCKHOLDERS NOR THE COMPLETION OF THE MERGER WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                             INDEX OF DEFINED TERMS

                                                                                                            PAGE NO.
                                                                                                          -------------
Alternative Proposals...................................................................................           60
Average Market Price....................................................................................           29
Connecticut Energy Comparable Companies.................................................................           36
EBIT....................................................................................................           37
EBITDA..................................................................................................           37
Energy East Comparable Companies........................................................................           36
LTM.....................................................................................................           37
NYSEG...................................................................................................           22

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                        CONNECTICUT ENERGY CORPORATION,
                            ENERGY EAST CORPORATION
                                      AND
                                  MERGER CO.,
                          dated as of April 23, 1999*

*Text of Appendix A reflects First Amendment to Agreement and Plan of Merger dated as of July 15, 1999.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
                                                      ARTICLE I
                                                     THE MERGER

Section 1.1      The Merger...............................................................................        A-1
Section 1.2      Effects of the Merger....................................................................        A-1
Section 1.3      Effective Time of the Merger.............................................................        A-1
Section 1.4      Directors................................................................................        A-1
Section 1.5      Officers.................................................................................        A-2
                                                     ARTICLE II
                                                 TREATMENT OF SHARES

Section 2.1      Effect of the Merger on Capital Stock....................................................        A-2
Section 2.2      Exchange of Certificates.................................................................        A-5

                                                     ARTICLE III
                                                     THE CLOSING

Section 3.1      Closing..................................................................................        A-7

                                                     ARTICLE IV
                                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1      Organization and Qualification...........................................................        A-7
Section 4.2      Subsidiaries.............................................................................        A-8
Section 4.3      Capitalization...........................................................................        A-8
Section 4.4      Authority; Non-Contravention; Statutory Approvals; Compliance............................        A-8
Section 4.5      Reports and Financial Statements.........................................................       A-10
Section 4.6      Absence of Certain Changes or Events.....................................................       A-10
Section 4.7      Litigation...............................................................................       A-10
Section 4.8      Registration Statement and Proxy Statement...............................................       A-10
Section 4.9      Tax Matters..............................................................................       A-11
Section 4.10     Employee Matters; ERISA..................................................................       A-12
Section 4.11     Environmental Protection.................................................................       A-15
Section 4.12     Regulation as a Utility..................................................................       A-16
Section 4.13     Vote Required............................................................................       A-16
Section 4.14     Opinion of Financial Advisor.............................................................       A-17
Section 4.15     Ownership of Parent Common Stock.........................................................       A-17
Section 4.16     Takeover Laws; Rights Plans..............................................................       A-17

                                                      ARTICLE V
                                      REPRESENTATIONS AND WARRANTIES OF PARENT

Section 5.1      Organization and Qualification...........................................................       A-17
Section 5.2      Subsidiaries.............................................................................       A-17
Section 5.3      Capitalization...........................................................................       A-18
Section 5.4      Authority; Non-Contravention; Statutory Approvals; Compliance............................       A-18
Section 5.5      Reports and Financial Statements.........................................................       A-19
Section 5.6      Absence of Certain Changes or Events.....................................................       A-20
Section 5.7      Litigation...............................................................................       A-20
Section 5.8      Registration Statement and Proxy Statement...............................................       A-20
Section 5.9      Regulation as a Utility..................................................................       A-20
Section 5.10     Ownership of the Company Common Stock....................................................       A-20
Section 5.11     Environmental Protection.................................................................       A-20
Section 5.12     Operations of Nuclear Power Plant........................................................       A-21
Section 5.13     Code Section 368(a)......................................................................       A-21

                                                                                                              PAGE
                                                                                                            ---------
                                                     ARTICLE VI
                                       CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1      Covenants of the Parties.................................................................       A-21
Section 6.2      Covenant of the Company; Alternative Proposals...........................................       A-24
Section 6.3      Covenant of Parent; Employment Agreements................................................       A-25

                                                     ARTICLE VII
                                                ADDITIONAL AGREEMENTS

Section 7.1      Access to Information....................................................................       A-25
Section 7.2      Proxy Statement and Registration Statement...............................................       A-26
Section 7.3      Regulatory Matters.......................................................................       A-26
Section 7.4      Shareholder Approval.....................................................................       A-26
Section 7.5      Directors' and Officers' Indemnification.................................................       A-27
Section 7.6      Disclosure Schedules.....................................................................       A-28
Section 7.7      Public Announcements.....................................................................       A-28
Section 7.8      Rule 145 Affiliates......................................................................       A-28
Section 7.9      Certain Employee Agreements..............................................................       A-28
Section 7.10     Employee Benefit Plans...................................................................       A-29
Section 7.11     Company Stock Plans......................................................................       A-29
Section 7.12     Expenses.................................................................................       A-30
Section 7.13     Further Assurances.......................................................................       A-30
Section 7.14     Corporate Offices........................................................................       A-30
Section 7.15     Community Involvement....................................................................       A-30
Section 7.16     Advisory Board...........................................................................       A-30
Section 7.17     Tax-Free Status..........................................................................       A-30

                                                    ARTICLE VIII
                                                     CONDITIONS

Section 8.1      Conditions to Each Party's Obligation to Effect the Merger...............................       A-30
Section 8.2      Conditions to Obligation of Parent to Effect the Merger..................................       A-31
Section 8.3      Conditions to Obligation of the Company to Effect the Merger.............................       A-32

                                                     ARTICLE IX
                                          TERMINATION, AMENDMENT AND WAIVER

Section 9.1      Termination..............................................................................       A-32
Section 9.2      Effect of Termination....................................................................       A-34
Section 9.3      Termination Fee; Expenses................................................................       A-34
Section 9.4      Amendment................................................................................       A-34
Section 9.5      Waiver...................................................................................       A-35

                                                      ARTICLE X
                                                 GENERAL PROVISIONS

Section 10.1     Non-Survival; Effect of Representations and Warranties...................................       A-35
Section 10.2     Brokers..................................................................................       A-35
Section 10.3     Notices..................................................................................       A-35
Section 10.4     Miscellaneous............................................................................       A-36
Section 10.5     Interpretation...........................................................................       A-36
Section 10.6     Counterparts; Effect.....................................................................       A-36
Section 10.7     Parties in Interest......................................................................       A-36
Section 10.8     Waiver of Jury Trial and Certain Damages.................................................       A-36
Section 10.9     Enforcement..............................................................................       A-37

    AGREEMENT AND PLAN OF MERGER, dated as of April 23, 1999 (this "AGREEMENT"), by and among Connecticut Energy Corporation, a Connecticut corporation (the "COMPANY"), Energy East Corporation, a New York corporation ("Parent"), and Merger Co., a Connecticut corporation and a wholly owned subsidiary of Parent ("MERGER SUB" ).

    WHEREAS, the Company and Parent have determined to engage in a business combination transaction on the terms stated herein;

    WHEREAS, the Boards of Directors of the Company and Parent have approved and deemed it advisable and in the best interests of their respective shareholders to consummate the transactions contemplated herein under which the businesses of the Company and Parent would be combined by means of the merger of the Company with and into Merger Sub; and

    WHEREAS, it is intended that the Merger (as defined below) shall constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

    NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement:

    At the Effective Time (as defined in SECTION 1.3), the Company shall be merged with and into Merger Sub (the "MERGER") in accordance with the laws of the State of Connecticut. Merger Sub shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Connecticut. The effects and the consequences of the Merger shall be as set forth in SECTION 1.2. Throughout this Agreement, the term "MERGER SUB" shall refer to Merger Sub prior to the Merger and the term "SURVIVING CORPORATION" shall refer to Merger Sub in its capacity as the surviving corporation in the Merger.

    SECTION 1.2 EFFECTS OF THE MERGER. At the Effective Time, (i) the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation, except that the name of the Surviving Corporation shall be "Connecticut Energy Corporation," and (ii) the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation and such by-laws. Subject to the foregoing, the additional effects of the Merger shall be as provided in Section 33-820 of the Connecticut Business Corporation Act (the "CBCA").

    SECTION 1.3 EFFECTIVE TIME OF THE MERGER. On the Closing Date (as defined in SECTION 3.1), with respect to the Merger, a certificate of merger complying with Section 33-819 of the CBCA (the "CERTIFICATE OF MERGER") shall be delivered to the Secretary of the State of Connecticut for filing. The Merger shall become effective upon the filing of the Certificate of Merger, or at such later date and time as may be set forth in the Certificate of Merger (the "EFFECTIVE TIME").

    SECTION 1.4 DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time and Mr. Joseph R. Crespo shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by the CBCA. In addition, in accordance with the by-laws of Parent, the Board of Directors of Parent shall increase by one the number of directors on the Board of Directors of Parent and shall thereupon elect as a director a director of the Company designated by the Company and reasonably acceptable to Parent.

    SECTION 1.5 OFFICERS. Commencing at the Effective Time, and continuing until his successor is duly elected or appointed and qualified in the manner provided in the by-laws of the Surviving Corporation, Mr. Crespo shall be the President, Chief Executive Officer and Chairman of the Board of Directors of the Surviving Corporation and shall hold such other positions in Parent and other subsidiary corporations of Parent as specified in his Employment Agreement (as defined in SECTION 6.3 hereof). Except for the President, Chief Executive Officer and Chairman of the Board of Directors of Merger Sub, the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by the CBCA.

                                   ARTICLE II
                              TREATMENT OF SHARES

    SECTION 2.1 EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company or Merger Sub:

        (a) SHARES OF MERGER SUB STOCK. Each share of common stock, par value $1.00 per share, of Merger Sub (the "MERGER SUB COMMON STOCK") that is issued and outstanding immediately prior to the Effective Time shall remain outstanding unchanged by reason of the Merger as one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

        (b) CANCELLATION OF CERTAIN COMPANY COMMON STOCK. Each share of common stock, par value $1.00 per share, of the Company, including each attached right (a "COMPANY RIGHT") issued pursuant to the Rights Agreement, dated July 28, 1998 (the "COMPANY RIGHTS AGREEMENT" ), between the Company and BankBoston, N.A. (the "COMPANY COMMON STOCK"), that is owned by the Company as treasury stock and all shares of Company Common Stock that are owned by Parent shall be canceled and shall cease to exist, and no stock of Parent or other consideration shall be delivered in exchange therefor.

        (c) CONVERSION OF COMPANY COMMON STOCK. Subject to the provisions of this SECTION 2.1, each share of Company Common Stock, other than Dissenting Shares (as defined in SECTION 2.1(N)) and shares canceled pursuant to
    SECTION 2.1(B), issued and outstanding immediately prior to the Effective Time (other than shares held as treasury shares by the Company) shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) $42 in cash (the "CASH CONSIDERATION") or (ii) a number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (as defined below) (the "STOCK CONSIDERATION") or (iii) the right to receive a combination of cash and shares of Parent Common Stock determined in accordance with this Section (the "MIXED CONSIDERATION"). The "EXCHANGE RATIO" shall be equal to the Cash Consideration divided by either (i) the Parent Share Price (as defined below) if the Parent Share Price is equal to or less than $29.40 and equal to or more than $23.10, (ii) $29.40 if the Parent Share Price is greater than $29.40, in which case the Exchange Ratio shall equal 1.43, or (iii) $23.10 if the Parent Share Price is less than $23.10, in which case the Exchange Ratio shall equal 1.82. The "PARENT SHARE PRICE" shall be equal to the average of the closing prices of the shares of Parent Common Stock on the New York Stock Exchange ( "NYSE") Composite Transactions Reporting System, as reported in The Wall Street Journal, for the 20 trading days immediately preceding the second trading day prior to the Effective Time.

        (d) CASH ELECTION. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive cash for all or any part of such holder's shares of Company Common Stock (a "CASH

    ELECTION"). Notwithstanding the foregoing and subject to SECTION 2.1(L), the aggregate number of shares of Company Common Stock that may be converted into the right to receive cash in the Merger (the "CASH ELECTION NUMBER") will be 50% of the total number of shares of Company Common Stock issued and outstanding as of the close of business on the third trading day prior to the Effective Time. Cash Elections shall be made on a form designed for that purpose (a "FORM OF ELECTION"). A holder of record of shares of Company Common Stock who holds such shares as nominee, trustee or in another representative capacity (a "REPRESENTATIVE") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner.

        (e) CASH ELECTION SHARES. If the aggregate number of shares of Company Common Stock covered by Cash Elections (the "CASH ELECTION SHARES") exceeds the Cash Election Number, each Cash Election Share shall be converted into
    (i) the right to receive an amount in cash, without interest, equal to the product of (a) the Cash Consideration and (b) a fraction (the "CASH FRACTION"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and
    (ii) a number of shares of Parent Common Stock equal to the product of (a) the Exchange Ratio and (b) a fraction equal to one minus the Cash Fraction.

        (f) STOCK ELECTION. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive shares of Parent Common Stock for all or any part of such holder's shares of Company Common Stock (a "STOCK ELECTION"). Notwithstanding the foregoing and subject to
    SECTION 2.1(L), the aggregate number of shares of Company Common Stock that may be converted into the right to receive shares of Parent Common Stock in the Merger (the "STOCK ELECTION NUMBER" ) shall be 50% of the total number of shares of Company Common Stock issued and outstanding as of the close of business on the third trading day prior to the Effective Time. Stock Elections shall be made on a Form of Election. A Representative may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner.

        (g) STOCK ELECTION SHARES. If the aggregate number of shares of Company Common Stock covered by Stock Elections (the "STOCK ELECTION SHARES") exceeds the Stock Election Number, each Stock Election Share shall be converted into (i) the right to receive a number of shares of Parent Common Stock, equal to the product of (a) the Exchange Ratio and (b) a fraction (the "STOCK FRACTION"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount in cash, without interest, equal to the product of (a) the Cash Consideration and (b) a fraction equal to one minus the Stock Fraction.

        (h) MIXED ELECTION. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive shares of Parent Common Stock for part of such holder's shares of Company Common Stock and cash for the remaining part of such holder's shares of Company Common Stock (the "MIXED ELECTION" and, collectively with Stock Election and Cash Election, the "ELECTION"). Mixed Elections shall be made on a Form of Election. A Representative may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner. With respect to each holder of Company Common Stock who makes a Mixed Election, the shares of Company Common Stock such holder elects to be converted into the right to receive Cash Consideration shall be treated as Cash Election Shares for purposes of the provisions contained in SECTIONS 2.1(D), (E) AND (L), and the shares such holder elects to be converted into the right to receive shares of Parent Common Stock shall be treated as Stock Election Shares for purposes of the provisions contained in SECTIONS 2.1(F), (G) AND (L).

        (i) FORM OF ELECTION. To be effective, a Form of Election must be properly completed, signed and submitted to Parent's transfer agent and registrar, as paying agent (the "PAYING AGENT"), and accompanied by the certificates representing the shares of Company Common Stock ("COMPANY CERTIFICATES") as to which the election is being made (or by an appropriate guarantee of delivery of such Company Certificate signed by a firm that is a member of any registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program). Parent shall have the discretion, which it may delegate in whole or in part to the Paying Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent (or the Paying Agent) in such matters shall be conclusive and binding. Neither Parent nor the Paying Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Paying Agent. The Paying Agent shall also make all computations contemplated by this SECTION 2.1, and all such computations shall be conclusive and binding on the holders of shares of Company Common Stock.

        (j) DEEMED NON-ELECTION. For the purposes hereof, a holder of shares of Company Common Stock who does not submit a Form of Election that is received by the Paying Agent prior to the Election Deadline (as defined in SECTION 2.1(K)) (the "NO ELECTION SHARES") shall be deemed not to have made a Cash Election, Stock Election or Mixed Election. If Parent or the Paying Agent shall determine that any purported Election was not properly made, the shares subject to such improperly made Election shall be treated as No Election Shares. No Election Shares may be treated by the Company as Cash Election Shares or Stock Election Shares.

        (k) ELECTION DEADLINE. Parent and the Company shall each use its best efforts to cause copies of the Form of Election to be mailed to the record holders of the Company Shares not less than thirty days prior to the Effective Time and to make the Form of Election available to all persons who become record holders of Company Shares subsequent to the date of such mailing and no later than the close of business on the seventh business day prior to the Effective Time. A Form of Election must be received by the Paying Agent by 5:00 p.m., New York City time, on the second day after the Effective Time (the "ELECTION DEADLINE") in order to be effective. All elections may be revoked until the Election Deadline in writing by the record holders submitting Forms of Election.

        (l)  ADJUSTMENT PER TAX OPINION.  Notwithstanding anything in this
    Article II to the contrary (other than the last sentence of SECTION 2.1(M)), the number of shares of Company Common Stock to be converted into the right to receive the Stock Consideration in the Merger shall be not less than that number which would cause the ratio of (i) the closing price per share of Parent Common Stock on the Closing Date times the aggregate number of shares of Parent Common Stock to be issued as Stock Consideration pursuant to
    Section 2.1(c), to (ii) the sum of (v) the amount set forth in the preceding clause (i) plus (w) the aggregate Cash Consideration to be issued pursuant to Section 2.1(c) plus (x) the number of Dissenting Shares times the per share Cash Consideration plus (y) any other amounts paid by the Company (or any affiliate thereof) to, or on behalf of, any Company shareholder in connection with the sale, redemption or other disposition of any Company stock in connection with the Merger for purposes of Treasury Regulation Sections 1.368-1(e) and 1.368-1T(e) plus (z) any extraordinary dividend distributed by the Company prior to and in connection with the Merger for purposes of Treasury Regulation Sections 1.368-1(e) and 1.368-1T(e), to be 45%. To the extent the application of this SECTION 2.1(L) results in the number of shares of Company Common Stock to be converted into the right to receive the Stock Consideration in the Merger being increased, the number of such shares to be converted into the right to receive the Cash Consideration will be decreased.

        (m) ANTI-DILUTION PROVISIONS. In the event Parent (i) changes (or establishes a record date for changing) the number of shares of Parent Common Stock issued and outstanding prior to the

    Effective Time as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Common Stock or (ii) pays or makes an extraordinary dividend or distribution in respect of Parent Common Stock (other than a distribution referred to in clause (i) of this sentence) and, in either case, the record date therefor shall be prior to the Effective Time, the Merger Consideration (as defined in SECTION 2.2(B)) shall be proportionately adjusted. Regular quarterly cash dividends and increases thereon shall not be considered extraordinary for purposes of the preceding sentence. If, between the date hereof and the Effective Time, Parent shall merge or consolidate with or into any other corporation (a "BUSINESS COMBINATION") and the terms thereof shall provide that Parent Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made so that shareholders of the Company who would be entitled to receive shares of Parent Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Parent Common Stock issuable to such shareholders as provided herein, the same kind and amount of securities or assets as shall be distributable upon such Business Combination with respect to one share of Parent Common Stock and the parties hereto shall agree on an appropriate restructuring of the transactions contemplated herein.

        (n) DISSENTING SHARES. Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the "DISSENTING SHARES") shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by applicable law; PROVIDED, HOWEVER, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for payment for shares or lose the right to payment for shares, in either case pursuant to the Business Corporation Law of the State of Connecticut, shall be deemed to be converted into, as of the Effective Time, the right to receive cash pursuant to SECTION 2.1(C) in the same manner as if such shares were Cash Election Shares. The Company shall give Parent prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

    SECTION 2.2  EXCHANGE OF CERTIFICATES.  (a)  DEPOSIT WITH EXCHANGE
AGENT. As soon as practicable after the Effective Time, the Surviving Corporation shall deposit with a bank or trust company mutually agreeable to Parent and the Company (the "EXCHANGE AGENT"), pursuant to an agreement in form and substance reasonably acceptable to Parent and the Company an amount of cash and certificates representing shares of Parent Common Stock required to effect the conversion of Company Common Stock into Parent Common Stock and cash in accordance with SECTION 2.1(C).

    (b) EXCHANGE AND PAYMENT PROCEDURES. As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record as of the Effective Time of a Certificate or Certificates that have been converted pursuant to SECTION 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent) and (ii) instructions for effecting the surrender of the Certificates and receiving the Merger Consideration (as defined below) to which such holder shall be entitled therefor pursuant to SECTION 2.1. Upon surrender of a Certificate to the Paying Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Paying Agent may require, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of shares of Parent Common Stock (the "PARENT SHARES") into which the shares of Company Common Stock previously represented by such Certificate are converted in accordance with
SECTION 2.1(C), (ii) the cash to which such holder is entitled in accordance with SECTION 2.1(C), and (iii) the cash in lieu of fractional Parent Shares to which such holder has the right to receive pursuant to SECTION 2.2(D) (the shares of Parent Common Stock and cash described in clauses (i), (ii) and

(iii) above being referred to collectively as the "MERGER CONSIDERATION"). In the event the Merger Consideration is to be delivered to any person who is not the person in whose name the Certificate surrendered in exchange therefor is registered in the transfer records of Company, the Merger Consideration may be delivered to a transferee if the Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Paying Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this SECTION 2.2, each Certificate (other than a certificate representing shares of Company Common Stock to be canceled in accordance with SECTION 2.1(B)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration contemplated by this SECTION 2.2. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to provisions of this ARTICLE II.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to SECTION 2.2(D) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to SECTION 2.2(D) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Shares.

    (d) NO FRACTIONAL SECURITIES. In lieu of any such fractional securities, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this ARTICLE II will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of Parent Common Stock issued pursuant to this ARTICLE II. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent over
(ii) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock (such excess being herein called the "EXCESS PARENT COMMON SHARES"). The Exchange Agent, as agent for the former holders of Company Common Stock, shall sell the Excess Parent Common Shares at the prevailing prices on the New York Stock Exchange (the "NYSE"). The sales of the Excess Parent Common Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Parent Common Shares. Until the net proceeds of such sale have been distributed to the former holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such former holders. As soon as practicable after the determination of the amount of cash to be paid to former holders of Company Common Stock in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

    (e) CLOSING OF TRANSFER BOOKS. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing the appropriate number of Parent Shares and the appropriate amount of cash as provided in SECTION 2.1 and in this SECTION 2.2.

    (f) TERMINATION OF EXCHANGE AGENT. Any certificates representing Parent Shares deposited with the Exchange Agent pursuant to SECTION 2.2(A) and not exchanged within six months after the Effective Time pursuant to this SECTION
2.2 shall be returned by the Exchange Agent to Parent, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to the Surviving Corporation, after which time any holder of unsurrendered Certificates shall look as a general creditor only to Parent for payment of such funds to which such holder may be due, subject to applicable law.

    (g) ESCHEAT. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III
                                  THE CLOSING

    SECTION 3.1 CLOSING. The closing of the Merger (the "CLOSING") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, at 10:00 a.m., New York City time, on the second business day immediately following the date on which the last of the conditions set forth in ARTICLE VIII hereof is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions), or at such other time and date and place as the Company and Parent shall mutually agree (the "CLOSING DATE").

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent as follows:

    SECTION 4.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in Section
4.1 of the Company Disclosure Schedule (as defined in SECTION 7.6(II)), the Company and each of its subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as a "COMPANY MATERIAL ADVERSE EFFECT"). As used in this Agreement, the term "SUBSIDIARY" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person.

    SECTION 4.2 SUBSIDIARIES. Section 4.2 of the Company Disclosure Schedule sets forth a description as of the date hereof, of all material and certain other subsidiaries and joint ventures of the Company, including the name of each such entity, the state or jurisdiction of its incorporation or organization, the Company's interest therein and a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section
4.2 of the Company Disclosure Schedule, none of the Company's subsidiaries is a "public utility company," a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"). Except as set forth in Section 4.2 of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock owned by the Company of each Company subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that could not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, the term "JOINT VENTURE" of a person shall mean any corporation or other entity (including partnerships and other business associations) that is not a subsidiary of such person, in which such person or one or more of its subsidiaries owns an equity interest, other than equity interests held for passive investment purposes which are less than 10% of any class of the outstanding voting securities or equity of any such entity.

    SECTION 4.3 CAPITALIZATION. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share, of the Company ("COMPANY PREFERRED STOCK"). As of the close of business on March 31, 1999, there were issued and outstanding 10,373,528 shares of Company Common Stock and no shares of Company Preferred Stock. All of the issued and outstanding shares of the capital stock of the Company are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3 of the Company Disclosure Schedule, as of the date hereof, and except for the Company Rights Agreement, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any of the subsidiaries of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company, or obligating the Company to grant, extend or enter into any such agreement or commitment.

    SECTION 4.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS;
COMPLIANCE. (a) AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Company Shareholders' Approval (as defined in SECTION 4.13) and the Company Required Statutory Approvals (as defined in SECTION 4.4(C)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company subject to obtaining the applicable Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes the valid and binding obligations of the Company enforceable against it in accordance with their terms.

        (b) NON-CONTRAVENTION. Except as set forth in Section 4.4(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance ("LIENS") upon any of the properties or assets of the Company or any of its subsidiaries or any of its joint ventures (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a "VIOLATION" with respect to the Company (such term when used in ARTICLE V having a correlative meaning with respect to Parent)) pursuant to any provisions of (i) the articles of organization, by-laws or similar governing documents of the Company, any of its subsidiaries or any of its joint ventures, (ii) subject to obtaining the Company Required Statutory Approvals and the receipt of the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in SECTION 4.4(C)) applicable to the Company, any of its subsidiaries or any of its joint ventures, or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the Company Disclosure Schedule (the "COMPANY REQUIRED CONSENTS") any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company, any of its subsidiaries or any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (i), (ii) and (iii) such Violations as would not have, in the aggregate, a Company Material Adverse Effect.

        (c) STATUTORY APPROVALS. Except as described in Section 4.4(c) of the Company Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "GOVERNMENTAL AUTHORITY") is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, the failure to obtain, make or give which would have, in the aggregate, a Company Material Adverse Effect (the "COMPANY REQUIRED STATUTORY APPROVALS"), it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals and having such waiting periods expire as are necessary to avoid a violation of law.

        (d) COMPLIANCE. Except as set forth in Section 4.4(d) or Section 4.11 of the Company Disclosure Schedule, or as disclosed in the Company SEC Reports (as defined in SECTION 4.5) filed prior to the date hereof, neither the Company, nor any of its subsidiaries nor any of its joint ventures is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law, as defined in SECTION 4.11(F)(II)) of any Governmental Authority except for violations that, in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect. Except as set forth in Section 4.4(d) of the Company Disclosure Schedule or in Section 4.11 of the Company Disclosure Schedule, the Company and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those which the failure to obtain would, in the aggregate, not have a Company Material Adverse Effect. Except as set forth in Section 4.4(d) of the Company Disclosure Schedule, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its articles of organization or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults that, in the aggregate, do not have and are not reasonably likely to have, a Company Material Adverse Effect.

        (e) Except as set forth in Section 4.4(e) of the Company Disclosure Schedule, there is no "non-competition" or other similar contract, commitment, agreement or understanding that restricts the ability of the Company or any of its affiliates to conduct business in any geographic area or that would reasonably be likely to restrict the Surviving Corporation or any of its affiliates to conduct business in any geographic area.

    SECTION 4.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by the Company and its subsidiaries since January 1, 1995 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the 1935 Act and applicable state public utility laws and regulations have been filed with the Securities and Exchange Commission (the "SEC"), the Federal Energy Regulatory Commission (the "FERC") or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 1995 (as such documents have since the time of their filing been amended, the "COMPANY SEC REPORTS"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (collectively, the "COMPANY FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. True, accurate and complete copies of the articles of organization and by-laws of the Company, as in effect on the date hereof, have been made available to Parent.

    SECTION 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in
Section 4.6 of the Company Disclosure Schedule, from December 31, 1998 the Company and each of its subsidiaries have conducted their business only in the ordinary course of business consistent with past practice, and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a Company Material Adverse Effect.

    SECTION 4.7 LITIGATION. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in Section 4.7, Section 4.9 or
Section 4.11 of the Company Disclosure Schedule, (i) there are no claims, suits, actions or proceedings, pending or threatened, nor are there any investigations or reviews pending or threatened against, relating to or affecting the Company or any of its subsidiaries, and (ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of its subsidiaries, except for any of the foregoing under clauses (i) and (ii) that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

    SECTION 4.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of Parent Common Stock in the Merger (the "REGISTRATION STATEMENT") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the proxy statement, in definitive form (the "PROXY STATEMENT"), relating to the Company Special

Meeting (as defined below) shall not, at the dates mailed to shareholders and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement, insofar as they relate to the Company or any of its subsidiaries, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    SECTION 4.9 TAX MATTERS. "TAXES," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, AD VALOREM, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes. "TAX RETURN," as used in this Agreement, means a report, return or other written information required to be supplied to a governmental entity with respect to Taxes.

    Except as disclosed in Section 4.9 of the Company Disclosure Schedule:

        (a) FILING OF TIMELY TAX RETURNS. The Company and each of its subsidiaries have duly filed (or there has been filed on its behalf) within the time prescribed by law all material Tax Returns (including withholding Tax Returns) required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct.

        (b) PAYMENT OF TAXES. The Company and each of its subsidiaries have, within the time and in the manner prescribed by law, paid all material Taxes (including withholding Taxes) that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

        (c) TAX RESERVES. All material Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of the most recent financial statements contained in the Company Financial Statements filed prior to the date of this Agreement are properly reflected in such financial statements in accordance with GAAP, and the unpaid Taxes of the Company and its subsidiaries do not exceed the amount shown therefor on such financial statements adjusted for the passage of time through the Effective Time in accordance with past custom and practice of the Company and its subsidiaries in filing their Tax Returns.

        (d) EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither the Company nor any of its subsidiaries have requested any extension of time within which to file any material Tax Return, which Tax Return has not since been filed.

        (e) WAIVERS OF STATUTE OF LIMITATIONS. Neither the Company nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or material Tax Returns.

        (f) EXPIRATION OF STATUTE OF LIMITATIONS. The statute of limitations for the assessment of all material Taxes has expired for all applicable material Tax Returns of the Company and each of its subsidiaries, or those material Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any material Taxes has been proposed, asserted or assessed against the Company or any of its subsidiaries that has not been resolved and paid in full.

        (g) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No material claims, audits, disputes, controversies, examinations, investigations or other proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of its subsidiaries.

        (h) TAX RULINGS. Neither the Company nor any of its subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "TAX RULING," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "CLOSING AGREEMENT," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

        (i) AVAILABILITY OF TAX RETURNS. The Company has provided or made available to Parent complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by the Company or any of its subsidiaries since 1994, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by the Company or any of its subsidiaries and (iii) any Closing Agreements entered into by the Company or any of its subsidiaries with any taxing authority.

        (j) TAX SHARING AGREEMENTS. Neither the Company nor any of its subsidiaries is a party to any agreement, understanding or arrangement relating to allocating or sharing of Taxes.

        (k) LIABILITY FOR OTHERS. Neither the Company nor any of its subsidiaries has any liability for any material Taxes of any person other than the Company and its subsidiaries (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

        (l) CODE SECTION 897. To the best knowledge of the Company after due inquiry, no foreign person owns or has owned beneficially more than five percent of the total fair market value of Company Common Stock during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        (m) CODE SECTION 368(A). The Company has no knowledge of any fact, nor has the Company taken any action that would, or would be reasonably likely to, adversely affect the qualification of the Merger as a reorganization described in Section 368(a) of the Code.

        (n) CODE SECTION 355(E). Neither the Company nor any of its subsidiaries has constituted a "distributing corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the past 24 month period or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

    SECTION 4.10 EMPLOYEE MATTERS; ERISA. Except as set forth in the appropriate subsection of Section 4.10 of the Company Disclosure Schedule:

    (a) For purposes of this Section 4.10, the following terms have the definitions set forth below:

           (i) "CONTROLLED GROUP LIABILITY" means any and all liabilities (a) under Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (b) under the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, (c) under Section 4971 of the Code, and (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, other than such liabilities that arise solely out of, or relate solely to, the Employee Benefit Plans.

           (ii) "ERISA AFFILIATE" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

           (iii) An "EMPLOYEE BENEFIT PLAN" means any material employee benefit plan, program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

           (iv) A "PLAN" means any Employee Benefit Plan other than a Multiemployer Plan.

           (v) A "MULTIEMPLOYER PLAN" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

           (vi) "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

        (b) Section 4.10(b) of the Company Disclosure Schedule includes a complete list of all material Employee Benefit Plans.

        (c) With respect to each Plan, the Company has delivered to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including without limitation all material plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if required to be furnished under ERISA; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any. Except as specifically provided in the foregoing documents delivered to Parent, there are no amendments to any Plan that have been adopted or approved nor has the Company or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan.

        (d) Section 4.10(b) of the Company Disclosure Schedule identifies each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("QUALIFIED PLANS"). The IRS has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and except as would not have a Company Material Adverse Effect, there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. Section 4.10(b) of the Company Disclosure Schedule identifies each Plan which is intended to meet the requirements of Code Section 501(c)(9) (a "VEBA"), and except as would not have a Company Material Adverse Effect, each such VEBA meets such requirements and provides no disqualified benefits (as such term is defined in Code Section 4976(b)).

        (e) All material contributions required to be made to any Plan by applicable law or regulation or by any Plan document or other contractual undertaking, and all material premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements. Each Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA (i) is funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code, (ii) is, or is funded through, a VEBA identified as such in Section 4.10(b) of the Company Disclosure Schedule, or
    (iii) is unfunded.

        (f) Except as would not have a Company Material Adverse Effect, with respect to each Employee Benefit Plan, the Company and its subsidiaries have complied, and are now in compliance, with all provisions of ERISA, the Code and all laws and regulations applicable to such Employee Benefit Plans and each Employee Benefit Plan has been administered in all material respects in accordance with its terms. There is not now, nor do any circumstances exist that could reasonably be expected to give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of the Company or any of its subsidiaries under ERISA or the Code. To the knowledge of the Company, no non-exempt prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan.

        (g) With respect to each Plan that is subject to Title IV of ERISA, the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, or Section 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) the fair market value of the assets of each such Plan that is a defined benefit plan equals or exceeds the actuarial present value of all accrued benefits under such Plan (whether or not vested), based upon the actuarial assumptions set forth in the most recent actuarial report for such Plan; (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred since December 31, 1993; (iv) all material premiums to the Pension Benefit Guaranty Corporation ("PBGC") have been timely paid in full; (v) no material liability (other than for premiums to the PBGC and for the payment of benefits in the ordinary course) under Title IV of ERISA has been or could reasonably be expected to be incurred by the Company or any of its subsidiaries; and (vi) to the knowledge of the Company, the PBGC has not instituted proceedings to terminate any such Plan and no condition exists that presents a material risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan.

        (h) No Employee Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of which are not under common control, within the meaning of Section 4063 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Company and its subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of the Company and its subsidiaries nor any ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.

        (i) There does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability that would have a Company Material Adverse Effect following the Closing. Without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA since December 31, 1992.

        (j) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA, the Company and its subsidiaries have no material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents of former employees.

        (k) Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated funding, vesting or delivery of, or increase the amount or value of, any material payment or benefit to any employee, officer or director of the Company or any of its subsidiaries.

        (l) No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries. Each of the Company and its subsidiaries is in compliance in all material respects with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health.

        (m) There are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and there is no set of circumstances which may reasonably give rise to a claim or lawsuit, against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in a Company Material Adverse Effect.

        (n) The Company, its subsidiaries and each member of their respective business enterprise has complied with the Worker Adjustment and Retraining Notification Act.

    SECTION 4.11 ENVIRONMENTAL PROTECTION. Except as set forth in Section 4.11 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof:

    (a) COMPLIANCE. The Company and each of its subsidiaries are in compliance with all applicable Environmental Laws (as defined in SECTION 4.11(F)(II)); and neither the Company nor any of its subsidiaries has received any communication from any Governmental Authority or any written communication from any other person that alleges that the Company or any of its subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be in such compliance would not in the aggregate have a Company Material Adverse Effect.

    (b) ENVIRONMENTAL PERMITS. The Company and each of its subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations (collectively, the "ENVIRONMENTAL PERMITS") necessary for the construction of its facilities or the conduct of its operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and its subsidiaries are in compliance with all terms and conditions of the Environmental Permits, and the Company reasonably believes that any transfer, renewal or reapplication for any Environmental Permit required as a result of the Merger can be accomplished in the ordinary course of business, except where the failure to obtain or to be in such compliance would not, in the aggregate, have a Company Material Adverse Effect.

    (c)  ENVIRONMENTAL CLAIMS.  There is no Environmental Claim (as defined in
SECTION 4.11(F)(I)) pending (i) against the Company or any of its subsidiaries or joint ventures, or (ii) against any real or personal property or operations that the Company or any of its subsidiaries owns, leases or manages, in whole or in part that, if adversely determined, would have, in the aggregate, a Company Material Adverse Effect.

    (d) RELEASES. Except for Releases of Hazardous Materials the liability for which would not have, in the aggregate, a Company Material Adverse Effect, there have been no Releases (as defined in SECTION 4.11(F)(IV)) of any Hazardous Material (as defined in SECTION 4.11(F)(III)) that would be reasonably likely to
(A) form the basis of any Environmental Claim against the Company or any of its subsidiaries, or (B) to the knowledge of the Company, cause, damage or diminution of value to any of the operations or real properties owned, leased or managed, in whole or in part, by Company or any of its subsidiaries.

    (e) PREDECESSORS. The Company has no knowledge of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of the Company or any of its subsidiaries) whose liability the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law or against any real or personal property which the Company or any of its subsidiaries formerly owned, leased or managed, in whole or in part, except for Releases of Hazardous Materials the liability for which would not have, in the aggregate, a Company Material Adverse Effect.

    (f) As used in this Agreement:

        (i) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural-resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company, Parent or any of their respective subsidiaries or joint ventures; or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

        (ii) "ENVIRONMENTAL LAWS" means all federal, state, local laws, rules, ordinances and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

        (iii) "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, coal tar residue, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBS") in regulated concentrations; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous constituents" or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Parent, the Company or any of their subsidiaries or joint ventures operates or has stored, treated or disposed of Hazardous Materials.

        (iv) "RELEASE" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

    SECTION 4.12 REGULATION AS A UTILITY. Except as set forth in Section 4.12 of the Company Disclosure Schedule, neither the Company nor any "associate company," "subsidiary company" or "affiliate" (as such terms are defined in the 1935 Act) of the Company is subject to regulation as (i) a "holding company," a "public-utility company," a "subsidiary company" or an "affiliate" of a "holding company," within the meaning of Sections 2(a)(7), 2(a)(5), 2(a)(8) and 2(a)(11), respectively, of the 1935 Act, (ii) a "public utility" under the Power Act,
(iii) a "natural-gas company" under the Natural Gas Act, or (iv) a public utility or public service company (or similar designation) by any state in the United States other than Connecticut or by any foreign country.

    SECTION 4.13 VOTE REQUIRED. The approval of the Merger by two-thirds of the votes entitled to be cast by all holders of Company Common Stock (the "COMPANY SHAREHOLDERS' APPROVAL") is the only vote of the holders of any class or series of the capital stock of the Company or any of its subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

    SECTION 4.14 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Morgan Stanley & Co. Incorporated, to the effect that, as of April 22, 1999, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock.

    SECTION 4.15  OWNERSHIP OF PARENT COMMON STOCK.  Except as set forth in
Section 4.15 of the Company Disclosure Schedule, the Company does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Parent Common Stock or Parent Preferred Stock.

    SECTION 4.16 TAKEOVER LAWS; RIGHTS PLANS. (i) The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws and regulations (collectively, "TAKEOVER LAWS") of the State of Connecticut, including Sections 33-841 and 33-844 of the CBCA.

           (ii) The Company has (1) duly entered into an appropriate amendment to the Company Rights Agreement which amendment has been provided to Parent and (2) taken all other action necessary or appropriate so that the entering into of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) do not and will not result in the ability of any person to exercise any Rights under the Company Rights Agreement or enable or require the Company Rights to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable, and the Company Rights Agreement will expire immediately prior to the Effective Time, and the Company Rights Agreement, as so amended, has not been further amended or modified except in accordance herewith. Copies of such amendments to the Company Rights Agreement have been previously provided to Parent.

           (iii) No "DISTRIBUTION DATE" or "TRIGGERING EVENT" (as such terms are defined in the Company Rights Plan) has occurred.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF PARENT

    Parent represents and warrants to the Company as follows:

    SECTION 5.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in Section
5.1 of the Parent Disclosure Schedule (as defined in SECTION 7.6(I)), Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, properties, financial condition or results of operations of Parent and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as a "PARENT MATERIAL ADVERSE EFFECT").

    SECTION 5.2 SUBSIDIARIES. Section 5.2 of the Parent Disclosure Schedule sets forth a description as of the date hereof of all material subsidiaries and joint ventures of Parent, including the name of each such entity, the state or jurisdiction of its incorporation or organization, Parent's interest therein, and a brief description of the principal line or lines of business conducted by each such entity. As of the date hereof, Parent is an exempt holding company under the 1935 Act, and, except as set forth in Section 5.2 of the Parent Disclosure Schedule, none of the subsidiaries of Parent is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act. Except as set forth in Section 5.2 of the Parent Disclosure

Schedule, all of the issued and outstanding shares of capital stock of each Parent subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by Parent free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Parent subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment; except for any of the foregoing that could not reasonably be expected to have a Parent Material Adverse Effect.

    SECTION 5.3 CAPITALIZATION (a) Except as set forth in Section 5.3 of the Parent Disclosure Schedule the authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share, of Parent ("PARENT PREFERRED STOCK"). As of the close of business on April 23, 1999, there were issued and outstanding 117,127,142 shares of Parent Common Stock and no shares of Parent Preferred Stock. All of the issued and outstanding shares of the capital stock of Parent are, and will be, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 5.3 of the Parent Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent, or obligating Parent to grant, extend or enter into any such agreement or commitment.

    (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $1.00 per share ("MERGER SUB COMMON STOCK" ). As of the close of business on April 22, 1999, there were issued and outstanding 1,000 shares of Merger Sub Common Stock, all of which were owned by Parent.

    SECTION 5.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS;
COMPLIANCE. (a) AUTHORITY. Parent has all requisite corporate power and authority to enter into this Agreement and, subject to the applicable Parent Required Statutory Approvals (as defined in SECTION 5.4(C)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms.

    (b) NON-CONTRAVENTION. Except as set forth in Section 5.4(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent do not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the articles of incorporation, by-laws or similar governing documents of Parent or any of its subsidiaries or any of its joint ventures, (ii) subject to obtaining the Parent Required Statutory Approvals (as defined in SECTION 5.4(C)) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Parent or any of its subsidiaries or any of its joint ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 5.4(b) of the Parent Disclosure Schedule (the "PARENT REQUIRED CONSENTS"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries or any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (i),
(ii) and (iii) such Violations as would not have, in the aggregate, a Parent Material Adverse Effect.

    (c) STATUTORY APPROVALS. Except as described in Section 5.4(c) of the Parent Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, the failure to obtain, make or give which would have, in the aggregate, a Parent Material Adverse Effect (the "PARENT REQUIRED STATUTORY APPROVALS"), it being understood that references in this Agreement to "obtaining" such Parent Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

    (d) COMPLIANCE. Except as set forth in Section 5.4(d) or Section 5.11 of the Parent Disclosure Schedule, or as disclosed in the Parent SEC Reports (as defined in SECTION 5.5) filed prior to the date hereof, neither Parent nor any of its subsidiaries nor any of its joint ventures is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, or order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law) of any Governmental Authority, except for violations that, in the aggregate, do not have and are not reasonably likely to have, a Parent Material Adverse Effect. Except as set forth in Section 5.4(d) of the Parent Disclosure Schedule or in Section 5.11 of the Parent Disclosure Schedule, Parent and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those which the failure to obtain would, in the aggregate, not have a Parent Material Adverse Effect. Except as set forth in Section 5.4(d) of the Parent Disclosure Schedule, Parent and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its articles of organization or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject; except for breaches, violations or defaults that, in the aggregate, do not have and are not reasonably likely to have, a Parent Material Adverse Effect.

    SECTION 5.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by Parent and its subsidiaries since January 1, 1995 under the Securities Act, the Exchange Act, the 1935 Act, the Federal Power Act, as amended (the "POWER ACT"), and applicable state public utility laws and regulations have been filed with the SEC, the FERC or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. Parent has made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent or its predecessor with the SEC since January 1, 1995 (as such documents have since the time of their filing been amended, the "PARENT SEC REPORTS"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports (collectively, the "PARENT FINANCIAL STATEMENTS") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. True, accurate and complete copies of the articles of incorporation and by-laws of Parent as in effect on the date hereof, have been made available to the Company.

    SECTION 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as set forth in Section
5.6 of the Parent Disclosure Schedule, since December 31, 1998, Parent and each of its subsidiaries have as of the date hereof conducted their businesses only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which has had or could reasonably be expected to have a Parent Material Adverse Effect.

    SECTION 5.7 LITIGATION. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as set forth in Section 5.7 of the Parent Disclosure Schedule (i) there are no claims, suits, actions or proceedings, pending or threatened, nor are there any investigations or reviews pending or threatened against, relating to or affecting Parent or any of its subsidiaries, which would have a Parent Material Adverse Effect and (ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Parent or any of its subsidiaries, except for such that would not reasonably be expected to have a Parent Material Adverse Effect.

    SECTION 5.8 REGISTRATION STATEMENT AND PROXY STATEMENT. (i) None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement shall not, at the dates mailed to the Company shareholders and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement, insofar as they relate to Parent or any Parent subsidiary, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    SECTION 5.9 REGULATION AS A UTILITY. Except as set forth in Section 5.9 of the Parent Disclosure Schedule, neither Parent nor any "subsidiary company" or "affiliate" (as such terms are defined in the 1935 Act) of Parent is subject to regulation as (i) a "holding company," a "public-utility company," a "subsidiary company" or an "affiliate" of a "holding company," within the meaning of sections 2(a)(7), 2(a)(5), 2(a)(8) or 2(a)(11), respectively, of the 1935 Act,
(ii) a "public utility" under the Power Act, (iii) a "natural-gas company" under the Natural Gas Act, or (iv) a public utility or public service company (or similar designation) by any state in the United States other than New York or by any foreign country.

    SECTION 5.10  OWNERSHIP OF THE COMPANY COMMON STOCK.  Except as set forth in
Section 5.10 of the Parent Disclosure Schedule, Parent does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Company Common Stock.

    SECTION 5.11 ENVIRONMENTAL PROTECTION. (a) Except as would not, in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect, and except for matters disclosed in Section 5.12(a) of the Parent Disclosure Schedule or in the Parent SEC Reports, (i) Parent and its subsidiaries are in compliance with all applicable Environmental Laws and the terms and conditions of all applicable Environmental Permits, and neither Parent nor any of its subsidiaries has received any written notice from any person or Governmental Authority that alleges that Parent or any of its subsidiaries is not in material compliance with applicable Environmental Laws or the terms and conditions of all such Environmental Permits, (ii) there are no Environmental Claims pending or threatened (A) against Parent or any of its subsidiaries, (B) against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law or (C) against any real or personal property or operations that Parent or any of its subsidiaries owns, leases or manages, in whole or in part, and (iii) there has been no Release of Hazardous Materials that would be reasonably likely to (A) form the basis of any Environmental Claim against Parent or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law or (B) cause damage or diminution of value to any of the operations or real properties owned, leased or managed, in whole or in part, by Parent or any of its subsidiaries.

    (b) To the best knowledge of Parent, except as disclosed in the Parent SEC Reports, there are no facts or circumstances that are likely to require expenditures by Parent or any of its subsidiaries in order to comply with currently applicable Environmental Laws, except for expenditures that are not reasonably expected to have a Parent Material Adverse Effect.

    SECTION 5.12 OPERATIONS OF NUCLEAR POWER PLANT. To the knowledge of the Parent, the operation of the nuclear generation plant (the "NUCLEAR FACILITY") currently partially owned by the Parent is being conducted in substantial compliance with current laws and regulations governing nuclear plant operations, except for such failures to comply as would not, individually or in the aggregate, have a Parent Material Adverse Effect. To the best of the Parent's knowledge and except as would not reasonably be expected to have a Parent Material Adverse Effect, (i) the Nuclear Facility maintains and is in substantial compliance with emergency evacuation plans as required by the laws and regulations governing nuclear plant operations and (ii) as of the date of this Agreement, the storage of spent nuclear fuel and the plans for the decommissioning of the Nuclear Facility substantially conforms with the requirements of applicable law.

    SECTION 5.13 CODE SECTION 368(A). Parent has no knowledge of any fact, nor has Parent taken any action that would, or would be reasonably likely to, adversely affect the qualification of the Merger as a reorganization described in Section 368(a) of the Code.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 6.1 COVENANTS OF THE PARTIES. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, Parent and the Company each agree as follows, each as to itself and to each of its subsidiaries, except as expressly contemplated or permitted in this Agreement, or to the extent the other parties hereto shall otherwise consent in writing:

    (a) ORDINARY COURSE OF BUSINESS. The Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to (i) preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, (ii) subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees as a group, and (iii) maintain and keep material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice.

    (b) DIVIDENDS. The Company shall not, nor shall it permit any of its subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any capital stock other than (A) dividends by a wholly-owned subsidiary to the Company or another wholly-owned subsidiary, (B) dividends by a less than wholly-owned subsidiary consistent with past practice, (C) regular dividends on Company Common Stock with usual record and payment dates that do not exceed the current regular dividends on Company Common Stock; provided that, in the event the Closing has not occurred by March 31, 2000 then the Company may increase the rate of such dividends to $1.38 per annum; (ii) split, combine or reclassify any capital stock or the capital stock of any subsidiary or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or the capital stock of any subsidiary; or (iii) redeem, repurchase or otherwise acquire any shares of capital stock or the capital stock of any subsidiary other than (A) redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice, or (B) intercompany acquisitions of capital stock. Prior to the Closing Date, each of the parties agrees to coordinate dividend policies so as not to adversely affect either party's shareholders because of the timing of record, declaration or payment dates.

    (c) ISSUANCE OF SECURITIES. Except as set forth in Section 6.1(c) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than pursuant to currently outstanding stock options granted under Employee Benefit Plans, as provided in the Company Rights Agreement.

    (d) CHARTER DOCUMENTS; OTHER ACTIONS. Neither party shall, nor shall any party permit any of its subsidiaries to, amend or propose to amend its respective articles of organization, by-laws or regulations, or similar organic documents or to take or fail to take any other action, which in any such case would reasonably be expected to prevent or materially impede or interfere with the Merger.

    (e) ACQUISITIONS. Except as disclosed in Section 6.1(e) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or business organization or division thereof, or otherwise acquire or agree to acquire any material amount of assets other than in the ordinary course of business.

    (f) CAPITAL EXPENDITURES. Except as set forth in Section 6.1(f) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, make capital expenditures in excess of 110% of the amount budgeted by the Company or its subsidiaries for capital expenditures as set forth in Section 6.1(f) of the Company Disclosure Schedule.

    (g) NO DISPOSITIONS. Except as set forth in Section 6.1(g) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its respective assets, other than encumbrances or dispositions in the ordinary course of business consistent with past practice.

    (h) INDEBTEDNESS. Except as set forth in Section 6.1(h) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice; (ii) arrangements between the Company and its subsidiaries or among its subsidiaries; or (iii) in connection with the refunding of existing indebtedness at a lower cost of funds.

    (i) COMPENSATION, BENEFITS. Except as set forth in Section 6.1(i) of the Company Disclosure Schedule or as may be required by applicable law, or as expressly contemplated by this Agreement, the Company shall not, nor shall it permit any of its subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under any Employee Benefit Plan, or otherwise increase the compensation or benefits of any director, officer or other employee of such party or any of its subsidiaries, except for normal increases in compensation and benefits in the ordinary course of business consistent with past practice that, with respect to employees who are not officers, in the aggregate, do not result in an increase in benefits or compensation expense to the Company or any of its subsidiaries in excess of three percent per year, or (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than with respect to employees who are not officers of the Company in the ordinary course of business consistent with current industry practice.

    (j) ACT. Except as set forth in Section 6.1(j) of the Company Disclosure Schedule, and except as required or contemplated by this Agreement, the Company shall not, nor shall it permit any of its subsidiaries to, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act.

    (k) ACCOUNTING. Except as set forth in Section 6.1(k) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

    (l) TAX-FREE STATUS No party shall, nor shall any party permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization within the meaning of Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

    (m) COOPERATION, NOTIFICATION. Each party shall, and shall cause its subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations;
(ii) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects; (iii) advise the other party of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, in the case of the Company, a Company Material Adverse Effect or, in the case of Parent, a Parent Material Adverse Effect; and (iv) promptly provide the other party with copies of all filings made by such party or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

    (n) THIRD-PARTY CONSENTS. The Company shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all the Company Required Consents. The Company shall promptly notify Parent of any failure or prospective failure to obtain any such consents and, if requested by Parent shall provide copies of all the Company Required Consents obtained by the Company to Parent. Parent shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all Parent Required Consents. Parent shall promptly notify the Company of any failure or prospective failure to obtain any such consents and, if requested by the Company, shall provide copies of all Parent Required Consents obtained by Parent to the Company.

    (o) NO BREACH, ETC. No party shall, nor shall any party permit any of its subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

    (p) DISCHARGE OF LIABILITIES. The Company shall not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

    (q) CONTRACTS. Except as set forth in Section 6.1(q) of the Company Disclosure Schedule, the Company shall not, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which the Company or any of its subsidiaries is a party or waive, release or assign any material rights or claims.

    (r) INSURANCE. The Company shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry.

    (s) PERMITS. The Company shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits pursuant to which the Company or any of its subsidiaries operate.

    (t) TAKEOVER LAWS. Neither party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including Sections 33-841 and 33-844 of the CBCA.

    (u) NO RIGHTS TRIGGERED. The Company shall ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result, directly or indirectly, in the grant of any rights to any person under any material agreement (other than the employment agreements disclosed in Section 6.1(u) of the Company Disclosure Schedule) to which it or any of its subsidiaries is a party (including the Company Rights Agreement) or in the exercise of any rights under the Company Rights Agreement or otherwise. In addition, the Company shall not amend or waive any rights under the Company Rights Agreement or otherwise in a manner that would materially and adversely affect either party's ability to consummate the Merger or the economic benefits of the Merger to either party.

    (v)  TAXES.  The Company shall not, and shall cause its subsidiaries not to,
(A) make or rescind any express or deemed material election relating to Taxes,
(B) settle or compromise any material claim, audit, dispute, controversy, examination, investigation or other proceeding relating to Taxes, (C) materially change any of its methods of reporting income or deductions for federal income Tax purposes, except as may be required by applicable law, or (D) file any material Tax Return other than in a manner consistent with past custom and practice.

    SECTION 6.2 COVENANT OF THE COMPANY; ALTERNATIVE PROPOSALS. From and after the date hereof, the Company agrees (a) that it will not, its subsidiaries will not, and it will not authorize or permit any of its or its subsidiaries' officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries or any of the foregoing) to, directly or indirectly, encourage, initiate or solicit (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) which constitutes or may reasonably be expected to lead to an Alternative Proposal (as defined below) from any person or engage in any discussion or negotiations concerning, or provide any non-public information or data to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussions or negotiations with any parties conducted heretofore with a view of formulating an Alternative Proposal; and (c) that it will notify Parent orally and in writing of any such inquiry, offer or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, and that it shall keep Parent informed of the status and details of any such inquiry, offer or proposal and shall give Parent 48 hours' prior notice of any agreement to be entered into or of the fact that it proposes to commence providing information to any person making such inquiry, offer or proposal; PROVIDED HOWEVER, that notwithstanding any other provision hereof, the Company may (i) at any time prior to the time the Company shareholders shall have voted to approve this Agreement engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with Company or its representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets if, and only to the extent that, (A)(x) the third party has first made an Alternative Proposal that is financially superior to the Merger and has demonstrated that any necessary financing has been obtained and (y) the Company Board of Directors shall conclude in good faith, based upon the advice of outside counsel and such other matters as the Company Board of Directors deems relevant, that failure to do so would likely result in a breach of its fiduciary duties under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company (x) provides prompt written notice to Parent to the effect that it intends to furnish information to, or intends to enter into discussions or negotiations with, such person or entity, (y) provides the Parent a reasonable opportunity to respond to the Alternative Proposal and (z) receives from such person an executed confidentiality agreement in reasonably customary form except that such confidentiality agreement shall not prohibit such person from making an unsolicited Alternative Proposal, and (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer and/or (iii) accept an Alternative Proposal from a third party, provided the Company terminates this Agreement pursuant to Section 9.1(e). "Alternative Proposal" shall mean any merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving the Company or any of the Company's subsidiaries, or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of the Company or any of the Company's subsidiaries. Nothing herein shall prohibit a disposition permitted by SECTION 6.1(G) hereof.

    SECTION 6.3 COVENANT OF PARENT; EMPLOYMENT AGREEMENTS. Parent and Mr. Crespo have entered into an employment agreement, and Parent shall at the Closing offer to enter into employment agreements on the terms set forth in
Exhibit 6.3 of the Company Disclosure Schedule with the persons identified thereon.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    SECTION 7.1 ACCESS TO INFORMATION. Upon reasonable notice and during normal business hours, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other (collectively, "REPRESENTATIVES") reasonable access, throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other (i) access to each report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the Department of Justice, the Federal Trade Commission or any other federal or state regulatory agency or commission, and (ii) access to all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement. Each party shall, and shall cause its subsidiaries and Representatives to, hold in strict confidence all Proprietary Information (as defined in the Confidentiality Agreement) concerning the other parties furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated as of April 14, 1999, between the Company and Parent, as it may be amended from time to time (the "CONFIDENTIALITY AGREEMENT").

    SECTION 7.2  PROXY STATEMENT AND REGISTRATION STATEMENT.

    (a) PREPARATION AND FILING. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement (together, the "PROXY/REGISTRATION STATEMENT"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of Parent Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; PROVIDED, HOWEVER, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of Parent Common Stock issuable in the Merger to be approved for listing on the NYSE upon official notice of issuance. The information provided by any party hereto for use in the Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by or on behalf of any party hereto with respect to information supplied by any other party for inclusion in the Proxy Statement/Registration Statement.

    (b) LETTER OF THE COMPANY'S ACCOUNTANT. Following receipt by PricewaterhouseCoopers LLP, the Company's independent auditor, of an appropriate request from the Company pursuant to SAS No. 72, the Company shall use its best efforts to cause to be delivered to Parent a letter of PricewaterhouseCoopers LLP dated a date within two business days before the date of the Proxy/Registration Statement, and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Proxy/Registration Statement.

    (c) LETTER OF PARENT'S ACCOUNTANT. Following receipt by PricewaterhouseCoopers LLP, Parent's independent auditor, of an appropriate request from Parent pursuant to SAS No. 72, Parent shall use best efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP, dated a date within two business days before the date of the Proxy/Registration Statement, and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Proxy/Registration Statement.

    SECTION 7.3 REGULATORY MATTERS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain no later than the Initial Termination Date, as such date may be extended pursuant to
Section 9.1(b), all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the Company Required Statutory Approvals and the Parent Required Statutory Approvals.

    SECTION 7.4  SHAREHOLDER APPROVAL.

    (a) THE COMPANY SHAREHOLDERS. Subject to the provisions of SECTION 7.4(B), the Company shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "COMPANY SPECIAL MEETING") for the purpose of securing the Company Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its articles of organization and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Parent with respect to each of the foregoing matters.

    (b) MEETING DATE. The Company Special Meeting for the purpose of securing the Company Shareholders' Approval shall be held on such date as the Company and Parent shall mutually determine.

    SECTION 7.5  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

    (a) INDEMNIFICATION. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its subsidiaries (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of the Company or a subsidiary of the Company (the "INDEMNIFIED LIABILITIES"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth in Section 33-756, 33-757 and 33-765 of the CBCA, and the articles of organization or by-laws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; PROVIDED, HOWEVER, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

    (b) INSURANCE. For a period of six years after the Effective Time, Parent shall (i) cause to be maintained in effect policies of directors' and officers' liability insurance for the benefit of those persons who are currently covered by such policies of the Company on terms no less favorable than the terms of such current insurance coverage or (ii) provide tail coverage for such persons which provides coverage for a period of six years for acts prior to the Effective Time on terms no less favorable than the terms of such current insurance coverage; PROVIDED, HOWEVER, that Parent shall not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by the Company, for such insurance; and PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of Parent, for a cost not exceeding such amount.

    (c)  SUCCESSORS.  In the event Parent or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provisions shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this SECTION 7.5.

    (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of the Company, and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in its respective articles of organization and by-laws in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

    (e) BENEFIT. The provisions of this SECTION 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

    SECTION 7.6 DISCLOSURE SCHEDULES. On the date hereof, (i) Parent has delivered to the Company a schedule (the "PARENT DISCLOSURE SCHEDULE"), accompanied by a certificate signed by the Senior Vice President and General Counsel of Parent stating the Parent Disclosure Schedule is being delivered pursuant to this SECTION 7.6(I), and (ii) the Company has delivered to Parent a schedule (the "COMPANY DISCLOSURE SCHEDULE"), accompanied by a certificate signed by the Vice President, General Counsel and Secretary of the Company stating the Company Disclosure Schedule is being delivered pursuant to this
SECTION 7.6(II). The Company Disclosure Schedule and the Parent Disclosure Schedule are collectively referred to herein as the "DISCLOSURE SCHEDULES." The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

    SECTION 7.7 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law, the Company and Parent will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto without the consent of the other party (which consent shall not be unreasonably withheld).

    SECTION 7.8 RULE 145 AFFILIATES. Within 30 days after the date of this Agreement, the Company shall identify in a letter to Parent all persons who are, and to such person's best knowledge who will be at the Closing Date, "affiliates" of the Company, as such term is used in Rule 145 under the Securities Act. The Company shall use all reasonable efforts to cause its affiliates (including any person who may be deemed to have become an affiliate after the date of the letter referred to in the prior sentence) to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 7.8 (each, an "AFFILIATE AGREEMENT").

    SECTION 7.9 CERTAIN EMPLOYEE AGREEMENTS. Subject to SECTION 7.10, Parent and the Surviving Corporation and its subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to the date hereof which apply to any current or former employee or current or former director of the parties hereto; PROVIDED, HOWEVER, that the foregoing shall not prevent Parent or the Surviving Corporation from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment. It is the present intention of Parent and the Company that following the Effective Time, there will be no involuntary reductions in force at the Surviving Corporation, but that Parent, the Surviving Corporation and their respective subsidiaries will continue Parent's and the Company's present strategy of achieving workforce reductions through attrition; however, if any reductions in workforce in respect of employees of the Company become necessary, they shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, and qualifications, without regard to whether employment prior to the Effective Time was with the Company or its subsidiaries or Parent or its subsidiaries, and any employees whose employment is terminated or jobs are eliminated by Parent, the Surviving Corporation or any of their respective subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by Parent, the Surviving Corporation or any of their respective subsidiaries. Any workforce reductions carried out following the Effective Time by Parent or the Surviving Corporation and their respective subsidiaries shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

    SECTION 7.10 EMPLOYEE BENEFIT PLANS. Each individual employed by the Company or any of its subsidiaries immediately before the Effective Time who (i) remains employed by Parent, the Surviving Corporation or any of their respective subsidiaries and (ii) is not covered by a collective bargaining agreement (each such individual, a "NONUNION CONTINUING COMPANY EMPLOYEE"), shall be provided with credit, for all purposes other than benefit accrual under the employee benefit plans of Parent and its Affiliates providing benefits after the Effective Time to Nonunion Continuing Company Employees, for his or her years of service with the Company and its subsidiaries before the Effective Time, to the same extent as such Nonunion Continuing Company Employee was entitled, before the Effective Time, to credit for such service under any similar Plans. In addition, and without limiting the generality of the foregoing: (i) each Nonunion Continuing Company Employee shall be immediately eligible to participate, without any waiting time, in any and all employee benefit plans sponsored by Parent and its subsidiaries for the benefit of Nonunion Continuing Company Employees (such Plans, collectively, the "NEW PLANS") to the extent coverage under such New Plan replaces coverage under a comparable Plan in which such Nonunion Continuing Company Employee participated immediately before the Effective Time (such plans, collectively, the "OLD PLANS"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Nonunion Continuing Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Nonunion Continuing Company Employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such Nonunion Continuing Company Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Nonunion Continuing Company Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Nonunion Continuing Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; PROVIDED, HOWEVER, that to the extent permissible under applicable law, Parent shall cause the Surviving Corporation to maintain the Old Plans in effect for not less than two years following the Effective Time.

    SECTION 7.11 COMPANY STOCK PLANS. With respect to each Plan that provides for benefits in the form of Company Common Stock ("COMPANY STOCK PLANS"), the Company and Parent shall take all corporate action necessary or appropriate to
(i) provide for the issuance or purchase in the open market of Parent Common Stock rather than Company Common Stock, pursuant thereto, and otherwise to amend such Company Stock Plans to reflect this Agreement and the Merger, (ii) obtain shareholder approval with respect to such Company Stock Plans to the extent such approval is required for purposes of the Code or other applicable law, or to enable such Company Stock Plans to comply with Rule 16b-3 promulgated under the Exchange Act, (iii) reserve for issuance under such Company Stock Plans or otherwise provide a sufficient number of shares of Parent Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such Company Stock Plans and (iv) as soon as practicable after the Effective Time, file registration statements on Form S-8 or amendments on such forms to the Form S-4 Registration Statement, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to such Company Stock Plans to the extent such registration statement is required under applicable law, and Parent shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, the Company shall administer the Company Stock Plans, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

    SECTION 7.12 EXPENSES. Subject to SECTION 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared equally by the Company and Parent.

    SECTION 7.13 FURTHER ASSURANCES. Each party will, and will cause its subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof.

    SECTION 7.14 CORPORATE OFFICES. At and subsequent to the Effective Time, the corporate headquarters of the Surviving Corporation shall be located in Bridgeport, Connecticut. At and subsequent to the Effective Time, the corporate headquarters of Energy East Enterprises, Inc., and Xenergy Enterprises, Inc., shall be located in Connecticut.

    SECTION 7.15 COMMUNITY INVOLVEMENT. After the Effective Time, Parent will, or will cause the Surviving Corporation to make at least $500,000 per year in charitable contributions to the communities served by the Surviving Corporation and otherwise maintain a substantial level of involvement in community activities in the State of Connecticut that is similar to, or greater than, the level of community development and related activities carried on by the Company.

    SECTION 7.16 ADVISORY BOARD. At the Effective Time, there shall be established an advisory board to the Surviving Corporation ("ADVISORY BOARD"), which shall be comprised of the persons who were directors of the Company immediately prior to the Effective Time. The Advisory Board shall meet no less frequently than quarterly and shall provide advice to the board of directors of the Surviving Corporation with respect to such issues as the board of directors of the Surviving Corporation may from time to time request, including but not limited to community relations, customer service, economic development, employee development and relations and such other matters of community interest as may be appropriate. The members of the Advisory Board, who shall serve at the discretion of the Surviving Corporation, shall receive remuneration for their services equivalent to the remuneration currently provided to non-officer directors of the Southern Connecticut Gas Company, a Connecticut corporation.

    SECTION 7.17 TAX-FREE STATUS. No party shall, nor shall any party permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization within the meaning of Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

                                  ARTICLE VIII
                                   CONDITIONS

    SECTION 8.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to SECTION 9.5 by the joint action of the parties hereto:

    (a) SHAREHOLDER APPROVAL. The Company Shareholders' Approval shall have been obtained.

    (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

    (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

    (d) LISTING OF SHARES. The shares of Parent Common Stock issuable in the Merger pursuant to ARTICLE II shall have been approved for listing on the NYSE upon official notice of issuance.

    (e) STATUTORY APPROVALS. The Company Required Statutory Approvals and the Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions which, in the aggregate, would have, or insofar as reasonably can be foreseen, could have, a Company Material Adverse Effect or a Parent Material Adverse Effect; PROVIDED, HOWEVER, that a requirement that Parent become a registered holding company pursuant to Section 5 of the 1935 Act as a result of the Merger shall not constitute a term or condition which could have a "material adverse effect" within the meaning of this Section 8.1(e) of the Agreement; provided further that the inclusion of a condition or requirement of the Securities and Exchange Commission's approval of the Merger under the 1935 Act that Parent divest its ownership of New York State Electric & Gas Corporation, a New York corporation and wholly owned subsidiary of Parent, shall constitute a term or condition which could have a "material adverse effect" within the meaning of this Section 8.1(e) of the Agreement. A "FINAL ORDER" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

    SECTION 8.2 CONDITIONS TO OBLIGATION OF PARENT TO EFFECT THE MERGER. The obligation of Parent to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Parent in writing pursuant to SECTION 9.5:

    (a) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company (and its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in SECTIONS 6.1 and 6.2 and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time.

    (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually and in the aggregate, would not be reasonably likely to result in a Company Material Adverse Effect.

    (c) CLOSING CERTIFICATES. Parent shall have received a certificate signed by the chief financial officer of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in SECTION 8.2(A) and SECTION 8.2(B) have been satisfied.

    (d) NO COMPANY MATERIAL ADVERSE EFFECT. No Company Material Adverse Effect shall have occurred, and there shall exist no fact or circumstance other than facts and circumstances described in Section 8.2(d) of the Company Disclosure Schedule or the Company SEC Reports filed prior to the date hereof which is reasonably likely to have a Company Material Adverse Effect.

    (e) COMPANY REQUIRED CONSENTS. The Company Required Consents the failure of which to obtain would have a Company Material Adverse Effect shall have been obtained.

    (f) AFFILIATE AGREEMENTS. Parent shall have received Affiliate Agreements, duly executed by each "affiliate" of the Company, substantially in the form of
EXHIBIT 7.8, as provided in SECTION 7.8.

    (g) TAX OPINION. Parent shall have received an opinion of Wachtell, Lipton, Rosen & Katz to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the

Code. In rendering such opinion, Wachtell, Lipton, Rosen & Katz may receive and rely upon representations contained in certificates of Parent, the Company and others, in each case in form and substance reasonably acceptable to such counsel.

    (h) TERMINATION OF OPERATING AGREEMENT. The Amended and Restated Operating Agreement of Connectiv/CNE Energy Services, L.L.C., dated September 1, 1997 shall have been terminated and shall be of no further force or effect.

    SECTION 8.3  CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE
MERGER. The obligation of the Company to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to
SECTION 9.5.

    (a) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent (and its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in SECTION 6.1 and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time.

    (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually and in the aggregate, would not be reasonably likely to result in a Parent Material Adverse Effect.

    (c) CLOSING CERTIFICATES. The Company shall have received a certificate signed by the Senior Vice President and General Counsel of Parent, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

    (d) NO PARENT MATERIAL ADVERSE EFFECT. No Parent Material Adverse Effect shall have occurred, and there shall exist no fact or circumstance other than facts and circumstances described in the Parent SEC Reports filed prior to the date hereof which is reasonably likely to have a Parent Material Adverse Effect.

    (e) PARENT REQUIRED CONSENTS. The Parent Required Consents the failure of which to obtain would have a Parent Material Adverse Effect shall have been obtained.

    (f) TAX OPINION. The Company shall have received an opinion from LeBoeuf, Lamb, Greene & MacRae, L.L.P. to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, LeBoeuf, Lamb, Greene & MacRae, LLP, may receive and rely upon representations contained in certificates of Parent, the Company and others, in each case in form and substance reasonably acceptable to such counsel.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

    (a) by mutual written consent of the Boards of Directors of the Company and Parent;

    (b) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before the date which is twelve months from the date hereof (the "INITIAL TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate the Agreement under this SECTION 9.1(B)shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted directly or indirectly in, the failure of the Effective Time to occur on or before such date; and PROVIDED, FURTHER, that if on the Initial Termination Date the conditions to the Closing set forth in Section 8.1(e), shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to the eighteen-month anniversary of the date hereof;

    (c) by any party hereto, by written notice to the other parties, if the Company Shareholders' Approval shall not have been obtained at a duly held Company Special Meeting, including any adjournments thereof by the Initial Termination Date;

    (d) by any party hereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

    (e) by the Company prior to the approval of this Agreement by the shareholders of the Company, upon five days' prior notice to Parent, if the Company is not in breach of this Agreement and, as a result of an Alternative Proposal, the Board of Directors of the Company determines in good faith, that
(x) the Alternative Proposal is financially superior to the Merger and the third party making the Alternative Proposal has demonstrated that any necessary financing has been obtained and (y) based upon the advice of outside counsel and such other matters as the Company Board of Directors deems relevant, after considering applicable provisions of state law and after giving effect to all concessions which may be offered by the other party pursuant to the proviso below, that failure to do so would likely result in a breach of its fiduciary duties under applicable law; PROVIDED, HOWEVER, that prior to any such termination, the Company shall, and shall cause its respective financial and legal advisors to, negotiate with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein;

    (f) by the Company, by written notice to Parent, if (i) there exist breaches of the representations and warranties of Parent made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a Parent Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Parent of notice in writing from the Company, specifying the nature of such breaches and requesting that they be remedied, or (ii) Parent (or its appropriate subsidiaries) shall have failed to perform and comply with, in all material respects, its agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by Parent of notice in writing from the Company, specifying the nature of such failure and requesting that it be remedied; or

    (g) by Parent, by written notice to the Company, if (i) there exist material breaches of the representations and warranties of the Company made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a Company Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by the Company of notice in writing from Parent, specifying the nature of such breaches and requesting that they be remedied, (ii) the Company (or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in SECTIONS 6.1(B) and 6.1(C) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by the Company of notice in writing from Parent, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of the Company or any committee thereof (A) shall withdraw or modify in any manner adverse to Parent its approval or recommendation of this Agreement or the transactions contemplated herein, (B) shall fail to reaffirm such approval or recommendation upon Parent's request within two days of such request, (C) shall approve or recommend any acquisition of the Company or a material portion of its assets or any tender offer for the shares of capital stock of the Company, in each case by a party other than Parent or any of its affiliates or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C).

    SECTION 9.2 EFFECT OF TERMINATION. Subject to SECTION 10.1(B), in the event of termination of this Agreement by either the Company or Parent pursuant to SECTION 9.1, there shall be no liability on the part of either the Company or Parent or their respective officers or directors hereunder, except that SECTION 7.12, SECTION 9.3, the agreement contained in the last sentence of SECTION 7.1,
SECTION 10.8 and SECTION 10.9 shall survive the termination.

    SECTION 9.3  TERMINATION FEE; EXPENSES.

    (a) TERMINATION FEE UPON BREACH OR WITHDRAWAL OF APPROVAL. If this Agreement is terminated at such time that this Agreement is terminable pursuant to one (but not both) of (x) SECTION 9.1(F)(I) or (II) or (y) SECTION 9.1(G)(I) or (II), then: (i) the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $5 million ("EXPENSES"); PROVIDED, HOWEVER, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified above and shall not be limited to $5 million), be entitled to retain such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

    (b) The Company shall pay Parent a fee of $17 million ("TERMINATION FEE"), upon the termination of this Agreement by Parent or the Company pursuant to
SECTION 9.1(C) or by the Company pursuant to SECTION 9.1(E) or by Parent pursuant to SECTION 9.1(G)(III); PROVIDED, HOWEVER, that in the event of termination under either SECTION 9.1(C) or SECTION 9.1(G)(III), no payment of the Termination Fee or Expenses shall be required unless and until within two years of such termination the Company enters into a definitive agreement to consummate or consummates an Alternative Proposal, and, in the case of a termination pursuant to Section 9.1(c), there shall have been made and not withdrawn at the time of the Company Special Meeting an Alternative Proposal and, in the case of a termination pursuant to SECTION 9.1(G)(III), there shall have been made and not withdrawn at the time of such termination an Alternative Proposal.

    (c) LIQUIDATED DAMAGES; PROMPT PAYMENT. The parties agree that the agreements contained in this SECTION 9.3 are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If one party fails to pay promptly to the other any fee or expenses due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Chase Manhattan Bank, N.A., from the date such fee was required to be paid.

    SECTION 9.4 AMENDMENT. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of the Company and prior to the Effective Time, but after such approvals, no such amendment shall (i) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under
ARTICLE II, or (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of Company capital stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Company, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 9.5 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X
                               GENERAL PROVISIONS

    SECTION 10.1 NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND WARRANTIES. (a) All representations, warranties and agreements in this Agreement shall not survive the Merger, except as otherwise provided in this Agreement and except for the agreements contained in this SECTION 10.1, in ARTICLES I AND II and in SECTIONS 7.5, 7.11, 10.7, 10.8 and 10.9.

    (b) No party may assert a claim for breach of any representation or warranty contained in this Agreement (whether by direct claim or counterclaim) except in connection with the cancellation of this Agreement pursuant to SECTION 9.1(F)(I) or SECTION 9.1(G)(I) (or pursuant to any other subsection of Section 9.1, if the terminating party would have been entitled to terminate this Agreement pursuant to SECTION 9.1(F)(I) or SECTION 9.1(G)(I)).

    SECTION 10.2 BROKERS. The Company represents and warrants that, except for Morgan Stanley & Co. Incorporated whose fees have been disclosed to Parent prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Parent represents and warrants that, except for Chase Securities, Inc. whose fees have been disclosed to the Company prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

    SECTION 10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) If to the Company, to:

       Connecticut Energy Corporation
       855 Main Street
       Bridgeport, Connecticut 06604-4918
       Attention: Samuel W. Bowlby
       Telephone: (203) 382-8100
       Telecopy: (203) 382-8123

       with a copy to:
       LeBoeuf, Lamb, Greene & MacRae, L.L.P.
       121 W. 55(th) Street
       New York, New York 10019-5389
       Attention: William S. Lamb, Esq.
                Benjamin G. Clark, Esq.

       Telephone: (212) 424-8000
       Telecopy: (212) 424-8500

    (b) If to Parent, to:

       Energy East Corporation
       One Canterbury Green, Fourth Floor
       Stamford, Connecticut 06901
       Attention: Kenneth M. Jasinski, Esq.
       Telephone: (203) 325-0690
       Telecopy:

       with a copy to:
       Wachtell, Lipton, Rosen & Katz
       51 West 52nd Street
       New York, New York 10019
       Attention: Seth A. Kaplan, Esq.
       Telephone: (212) 403-1000
       Telecopy: (212) 403-2000

    SECTION 10.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Employment Agreement and the Confidentiality Agreement; (ii) shall not be assigned by operation of law or otherwise; and (iii) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law, rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the CBCA.

    SECTION 10.5 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    SECTION 10.6 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    SECTION 10.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 10.8 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. Each party to this Agreement waives, to the fullest extent permitted by applicable law, (i) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of this Agreement and (ii) without limiting the effect of
SECTION 9.3, any right it may have, other than in the case of a willful breach, to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages.

    SECTION 10.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York.

    IN WITNESS WHEREOF, the Company, Parent and Merger Co. have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                CONNECTICUT ENERGY CORPORATION

                                By:  /s/ SAMUEL W. BOWLBY
                                     -----------------------------------------
                                     Name: Samuel W. Bowlby
                                     Title:  Vice President, General Counsel
                                     and Secretary

                                ENERGY EAST CORPORATION

                                By:  /s/ KENNETH M. JASINSKI
                                     -----------------------------------------
                                     Name: Kenneth M. Jasinski
                                     Title:  Senior Vice President and General
                                             Counsel

                                MERGER CO.

                                By:  /s/ KENNETH M. JASINSKI
                                     -----------------------------------------
                                     Name: Kenneth M. Jasinski
                                     Title:  Secretary, Treasurer and Vice
                                             President

                                                                      APPENDIX B

MORGAN STANLEY DEAN WITTER

                                                                   1585 Broadway
                                                                   New York, New York 10036
                                                                   (212) 761-4000
                                                                   July 22, 1999

Board of Directors
Connecticut Energy Corporation
855 Main Street
Bridgeport, CT 06640-4918

Members of the Board:

    We understand that Connecticut Energy Corporation ("Connecticut Energy" or the "Company"), Energy East Corporation ("Energy East") and Merger Co., a wholly owned subsidiary of Energy East ("Merger Sub"), have entered into an Agreement and Plan of Merger dated April 23, 1999 (the "Merger Agreement"), which provides, among other things, for the merger of Connecticut Energy with and into Merger Sub (the "Merger"). Pursuant to the Merger, Connecticut Energy will become a wholly owned subsidiary of Energy East and each outstanding share of common stock, par value $1.00 per share, of Connecticut Energy (the "Common Stock") other than shares held in treasury or held by Energy East or any affiliate of Energy East or as to which dissenters rights have been perfected, will be converted into the right to receive a certain number of shares of common stock, par value $0.01 per share, of Energy East ("Energy East Common Stock") pursuant to a formula set forth in the Merger Agreement, $42.00 in cash or some combination thereof. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

    You have asked for our opinion as to whether the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

    For purposes of the opinion set forth herein, we have, among other things:

        (i) reviewed certain publicly available financial statements and other information of the Company and Energy East;

        (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and Energy East prepared by the managements of the Company and Energy East, respectively;

        (iii) analyzed certain financial projections concerning the Company and Energy East prepared by the managements of the Company and Energy East, respectively;

        (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

        (v) discussed the past and current operations and financial condition and the prospects of Energy East with senior executives of Energy East;

        (vi) reviewed the pro forma impact of the Merger on Energy East's earnings per share;

        (vii) reviewed the reported prices and trading activity for the Common Stock and the Energy East Common Stock;

        (viii) compared the financial performance of the Company and Energy East and the prices and trading activity of the Common Stock and the Energy East Common Stock with that of certain other comparable publicly-traded companies and their securities;

        (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

        (x) participated in discussions and negotiations among representatives of the Company and Energy East and their financial and legal advisors;

        (xi) reviewed the Merger Agreement and certain related documents; and
        (xii) performed such other analyses as we have deemed appropriate.

    We have assumed and relied upon without independent verification and accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and Energy East. In addition, we have assumed that the Merger will be treated as a tax-free reorganization and/or exchange, pursuant to the Internal Revenue Code of 1986, and will be consummated in accordance with the terms set forth in the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company and Energy East, nor have we been furnished with any such appraisals. We have relied upon, without independent verification, the Company management's assessment of the strategic benefits expected to result from the Merger. Morgan Stanley has assumed that, in connection with the receipt of all the necessary regulatory approvals for the proposed Merger, no restrictions will be imposed that would have material adverse effect on the contemplated benefits to be derived in the proposed Merger. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and Energy East and have received fees for the rendering of these services.

    It is understood that this letter is for the information of the Board of Directors of the Company except that this opinion may be included in its entirety in any filing made by the Company in respect of the transaction with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Energy East Common Stock will trade following consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how shareholders of the Company should vote at the shareholders' meeting held in connection with the Merger.

    Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                Very truly yours,
                                MORGAN STANLEY & CO. INCORPORATED

                                By:              /s/ DANIEL B. MORE
                                     -----------------------------------------
                                                   Daniel B. More
                                                 MANAGING DIRECTOR

                                                                      APPENDIX C

                      CONNECTICUT BUSINESS CORPORATION ACT
                         PART XIII. DISSENTERS' RIGHTS

               (A) RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

    33-855 DEFINITIONS.--As used in sections 33-855 to 33-872, inclusive:

        (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

        (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.

        (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

        (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

        (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

        (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

        (7) "Shareholder" means the record shareholder or the beneficial shareholder.

    33-856 RIGHT TO DISSENT.--(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

        (1) Consummation of a plan of merger to which the corporation is a party
    (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;

        (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

        (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

        (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
    (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

        (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

    33-857 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

    (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

    33-858, 33-859 [Reserved for future use.]

                (B) PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

    33-860 NOTICE OF DISSENTERS' RIGHTS.--(a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

    (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

    33-861 NOTICE OF INTENT TO DEMAND PAYMENT.--(a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

    (b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

    33-862 DISSENTERS' NOTICE.--(a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

    (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

        (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

        (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

        (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

        (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

    33-863 DUTY TO DEMAND PAYMENT.--(a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

    (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

    (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

    33-864 SHARE RESTRICTIONS.--(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

    (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

    33-865 PAYMENT.--(a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares plus accrued interest.

    (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-868; and
(5) a copy of sections 33-855 to 33-872, inclusive.

    33-866 FAILURE TO TAKE ACTION.--(a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.

    33-867 AFTER-ACQUIRED SHARES.--(a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868.

    33-868 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

    (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

    (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

    (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

    (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.

    33-869, 33-870 [Reserved for future use.]

                        (C) JUDICIAL APPRAISAL OF SHARES

    33-871 COURT ACTION.--(a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

    (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    (e) Each dissenter made a party to the proceeding is entitled to judgment
(1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867.

    33-872 COURT COSTS AND COUNSEL FEES.--(a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

    (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

    (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Registrant may indemnify him against amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by him in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of the Registrant, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Registrant. In a nonderivative action or threatened action, the BCL provides that the Registrant may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him in defending such action if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of the Registrant.

    Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, whether authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

    The above is a general summary of certain provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

    The By-Laws of the Registrant provide that to the extent not prohibited by law, the Registrant shall indemnify each person made, or threatened to be made, a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator or intestate, (i) is or was a director or officer of the Registrant or (ii) is or was serving any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity at the request of the Registrant.

    The By-Laws of the Registrant also provide, among other things, that:

    (1) no indemnification shall be made to or on behalf of any director or officer, if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled;

    (2) the rights to indemnification and advancement of defense expenses granted by or pursuant to the By-Laws shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, certificate of incorporation, by-law, resolution or agreement; and

    (3) the Registrant may, with the approval of the Board of Directors, enter into an agreement with any person who is, or is about to become, a director or officer of the Registrant, or who is serving, or is about to serve, at the request of the Registrant, as a director, officer, or in any other capacity, any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which agreement may provide for indemnification of such person and advancement of defense expenses to such person upon such terms, and to the extent, not prohibited by law.

    The Registrant has insurance policies indemnifying its directors and officers against certain obligations that may be incurred by them, subject to certain retention and co-insurance provisions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    See Exhibit Index.

ITEM 22. UNDERTAKINGS

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's by-laws, the BCL or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    (g) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 22, 1999.

                                ENERGY EAST CORPORATION

                                By:  /s/ LEONARD BLUM
                                     -----------------------------------------
                                     Leonard Blum
                                     ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 22, 1999.

          SIGNATURE                        TITLE
------------------------------  ---------------------------

Principal Executive, Financial
   and Accounting Officer:

              *                 Chairman and Director
------------------------------
     Wesley W. von Schack

          Directors:

              *                 Director
------------------------------
       Richard Aurelio

              *                 Director
------------------------------
       James A. Carrigg

              *                 Director
------------------------------
      Alison P. Casarett

              *                 Director
------------------------------
     Joseph J. Castiglia

              *                 Director
------------------------------
       Lois B. DeFleur

              *                 Director
------------------------------
        Paul L. Gioia

              *                 Director
------------------------------
         Ben E. Lynch

              *                 Director
------------------------------
        John M. Keeler

              *                 Director
------------------------------
        Walter G. Rich

       /s/ LEONARD BLUM         As attorney-in-fact for the
------------------------------    officers and directors
         Leonard Blum             marked by an asterisk

                                 EXHIBIT INDEX

EXHIBIT NO.                                                                                 METHOD OF FILING
-------------                                                                     ------------------------------------

        2.1    Agreement and Plan of Merger, dated as of April 23, 1999, by and   Included as Appendix A to the Proxy
               among Connecticut Energy, the Registrant and Merger Co.            Statement and Prospectus.
               reflecting First Amendment to Agreement and Plan of Merger dated as of July 15, 1999. The Registrant agrees to furnish
               supplementally a copy of both disclosure schedules to the SEC upon request.

        3.1    Restated Certificate of Incorporation of the Registrant filed in   Incorporated by reference to Exhibit
               the office of the Secretary of State of the State of New York on   No. 4-1 of Post-effective Amendment
               April 23, 1998.                                                    No. 1 to Registration No. 033-54155.

        3.2    Certificate of Amendment of the Certificate of Incorporation of    Incorporated by reference to Exhibit
               the Registrant filed in the office of the Secretary of State of    No. 3-3 of the Registrant's 10-Q for
               the State of New York on April 26, 1999.                           the quarter ended March 31, 1999,
                                                                                  File No. 1-14766.

        3.3    By-Laws of the Registrant as amended April 23, 1999.               Incorporated by reference to Exhibit
                                                                                  No. 3-4 of the Registrant's 10-Q for
                                                                                  the quarter ended March 31, 1999,
                                                                                  File No. 1-14766.

        5.1    Opinion of Huber Lawrence & Abell with respect to the legality of  Filed herewith.
               the securities registered hereunder (including consent).

        8.1    Opinion of LeBoeuf, Lamb, Greene & MacRae regarding the federal    Filed herewith.
               income tax consequences of the merger (including consent).

        8.2    Opinion of Wachtell, Lipton, Rosen & Katz regarding the federal    Filed herewith.
               income tax consequences of the merger (including consent).

       10.1    Employment Agreement, dated as of April 23, 1999, between the      Filed herewith.
               Registrant, Connecticut Energy and J.R. Crespo.

       10.2    First Amendment to Employment Agreement, dated as of July 15,      Filed herewith.
               1999, between the Registrant, Connecticut Energy and J.R. Crespo.

       23.1    Consent of Huber Lawrence & Abell.                                 Included in opinion filed as Exhibit
                                                                                  No. 5.1.

       23.2    Consent of LeBoeuf, Lamb, Greene & MacRae.                         Included in opinion filed as Exhibit
                                                                                  No. 8.1.

       23.3    Consent of Wachtell, Lipton, Rosen & Katz.                         Included in opinion filed as Exhibit
                                                                                  No. 8.2.

       23.4    Consent of PricewaterhouseCoopers LLP.                             Filed herewith.

EXHIBIT NO.                                                                                 METHOD OF FILING
-------------                                                                     ------------------------------------
       23.5    Consent of PricewaterhouseCoopers LLP.                             Filed herewith.

       23.6    Consent of PricewaterhouseCoopers LLP.                             Filed herewith.

       23.7    Consent of Arthur Andersen LLP.                                    Filed herewith.

       24.1    Powers of Attorney of Directors and Officers.                      Filed herewith.

       24.2    Power of Attorney of Registrant.                                   Filed herewith

       99.1    Form of Proxy Card of Connecticut Energy.                          Filed herewith.

       99.2    Consent of J.R. Crespo to being named a person to become a         Filed herewith.
               director of the Registrant.